The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-202828

SUBJECT TO COMPLETION, DATED JUNE 9, 2016

Prospectus Supplement
(To Prospectus dated
December 9, 2015 on Form S-3,
Magnum Reoffer Prospectus dated
June 3, 2016 on Form S-3,
2014 D/O Reoffer Prospectus dated
June 9, 2016 on Post-Effective
Amendment No. 2 to Form S-8
and 2015 D/O Reoffer Prospectus dated
June 9, 2016 on Post-Effective
Amendment No. 1 to Form S-8)

       Shares

GIGPEAK, INC.

Common Stock

We are offering        shares of our common stock, par value $0.001 per share (the “Common Stock”) pursuant to this prospectus supplement and the respective accompanying prospectus (the “Primary Offering”), the Selling Stockholders identified in the prospectus supplement as directors and officers of the Company (the “O/D Selling Stockholders”) are offering 684,600 shares of Common Stock pursuant to this prospectus supplement and the respective accompanying 2014 O/D Reoffer Prospectus and 2015 O/D Reoffer Prospectus (the “O/D Secondary Offering”) and the Selling Stockholders identified in the prospectus supplement as former security holders of Magnum Semiconductor, Inc. (the “Magnum Selling Stockholders” and collectively with the O/D Selling Stockholders, the “Selling Stockholders”) are offering an aggregate of 495,757 shares of Common Stock pursuant to this prospectus supplement and the respective accompanying Magnum Reoffer Prospectus and the (the “Magnum Secondary Offering,” and collectively with the O/D Secondary Offering, the “Secondary Offerings”). Our Common Stock is listed on the NYSE MKT under the symbol “GIG.” The last reported sale price of our Common Stock on June 8, 2016 was $2.41 per share.

Investing in our Common Stock involves risk. See “Risk Factors” beginning on page S-25 of this prospectus supplement, page PO-5 of the accompanying Primary Offering prospectus, page SM-22 of the accompanying Magnum Reoffer Prospectus, page S1-3 of the accompanying 2014 O/D Reoffer Prospectus and page S2-5 of the accompanying 2015 O/D Reoffer Prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts (1)	$	$
Proceeds to GigPeak, before expenses	$	$
Proceeds to O/D Selling Stockholders	$	$
Proceeds to Magnum Selling Stockholders	$	$
(1)	See “Underwriting” for additional information regarding underwriting compensation.

We and the Selling Stockholders expect to deliver the Common Stock on or about June   , 2016. We granted the underwriters an option exercisable at any time, in whole or in part, for a period of 30 days from the date of this prospectus supplement for up to an additional        shares of our Common Stock at the per share purchase price set forth above to cover overallotments, if any. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $   , and total proceeds to us, before expenses, will be $   .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Cowen and Company	Raymond James	Needham & Company

The date of this prospectus is June    , 2016

Prospectus Supplement

Primary Offering Prospectus

Magnum Reoffer Prospectus

2014 O/D Reoffer Prospectus

Our Company	S1-1
Notes Regarding Forward-Looking Statements	S1-2
Risk Factors	S1-3
Use of Proceeds	S1-3
Description of Our Capital Stock	S1-3
Selling Stockholders	S1-7
Plan of Distribution	S1-8
Legal Matters	S1-9
Experts	S1-9
Where You Can Find More Information	S1-10
Information Incorporated By Reference	S1-11

2015 O/D Reoffer Prospectus

Our Company	S2-1
Notes Regarding Forward-Looking Statements	S2-3
Risk Factors	S2-5
Use of Proceeds	S2-5
Description of Our Capital Stock	S2-6
Selling Stockholders	S2-8
Plan of Distribution	S2-9
Legal Matters	S2-11
Experts	S2-11
Where You Can Find More Information	S2-11
Information Incorporated By Reference	S2-12

You should only rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectuses and any issuer free writing prospectus we have authorized related to this Offering. We have not, the Selling Stockholders have not and each underwriter has not, authorized any other person to provide you with different or additional information. We and the Selling Stockholders are not, and each underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement, the accompanying prospectuses, the documents incorporated by reference in this prospectus supplement and the accompanying prospectuses, and any issuer free writing prospectus we have authorized related to this Offering , is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We do not imply or represent by delivering this prospectus that GigPeak, Inc., or its business, is unchanged after the date on the front of this prospectus supplement or that the information in this prospectus is correct as of any time after such date. You should read this prospectus supplement, the accompanying prospectuses, the documents incorporated by reference in this prospectus supplement and the accompanying prospectuses, and any issuer free writing prospectus we have authorized related to this Offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in five parts. The first part is the prospectus supplement, which describes the specific terms of the securities being offered by us in the Primary Offering and the Selling Stockholders in each of the Secondary Offerings, and also adds to and updates information contained in the accompanying prospectuses and the documents incorporated by reference. The second, third, fourth and fifth parts are the accompanying prospectuses to the Primary Offering and each of the Secondary Offerings, including the documents incorporated by reference, and provides more general information, some of which may not apply to this Offering of securities. Generally, when we refer to this prospectus, we are referring to all five parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectuses or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in one of the accompanying prospectuses — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “GigPeak,” “the Company,” “we,” “us” and “our” refer to GigPeak, Inc. and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus related to the Primary Offering (the “Primary Prospectus”) are part of a registration statement on Form S-3 that we filed on November 23, 2015, with the SEC using a “shelf” registration process with respect to up to $50,000,000 in securities that may be sold thereunder. The shelf registration statement was declared effective by the SEC on December 9, 2015. Under the shelf process, we may, from time to time, offer or sell any combination of the securities described in the accompanying prospectus in one or more offerings.

This prospectus supplement and the accompanying reoffer prospectus related to the Magnum Secondary Offering regarding the Magnum Selling Stockholders named therein (the “Magnum Reoffer Prospectus”) are part of a registration statement on Form S-3 that we filed on May 23, 2016 with the SEC pertaining to the reoffer and resale by existing stockholders of 6,819,089 shares of Common Stock previously registered by the Company and owned by such Magnum Selling Stockholders to be resold thereunder. Such registration statement was declared effective by the SEC on June 3, 2016.

This prospectus supplement and the accompanying reoffer prospectuses related to the O/D Secondary Offering relates to two prospectuses regarding the O/D Selling Stockholders named in each of the prospectuses therein (the “O/D Reoffer Prospectuses”), and such prospectuses are part of (i) a registration statement on Form S-8 that was filed on March 18, 2014, as amended by that Post-Effective Amendment No. 1 filed on August 20, 2015 with the SEC and that Post-Effective Amendment No. 2 filed on June 9, 2016 with the SEC (the “2014 O/D Reoffer Prospectuses”), and (ii) a registration statement on Form S-8 that was filed on March 17, 2014, as amended by that Post-Effective Amendment No. 1 filed on June 9, 2016 with the SEC (the “2015 O/D Reoffer Prospectuses”) and the O/D Reoffer Prospectuses are reoffer prospectuses pursuant to General Instruction C to Form S-8 pertaining to the reoffer and resale by existing stockholders of 684,600 shares of Common Stock previously registered by the Company and owned by such O/D Selling Stockholders to be resold thereunder.

This prospectus supplement, each accompanying prospectus and the information incorporated herein and thereby by reference include trademarks, servicemarks and tradenames owned by us or other companies. The name GigPeak and our logo are our trademarks. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and each accompanying prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus supplement and each accompanying prospectus, along with the information incorporated by reference herein carefully, including the “Risk Factors” section.

GigPeak, Inc.

Overview

We are a leading innovator of semiconductor integrated circuits (“ICs”) and software solutions for high-speed connectivity and high-quality video compression. Our focus is to develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure and broader connectivity to the Cloud reducing the total cost of ownership for a network operator.

We address both the speed of data transmission and the amount of bandwidth the data consumes within the network, which are the two major data streaming bottlenecks. As such, our products also naturally help to increase the efficiency of Internet-of-Things (“IoT”)and other Cloud-connected applications. Our solutions leverage our industry-recognized strength in high-speed connectivity delivered through the GigOptix brand-name product line, and as of the second fiscal quarter of 2016, the high quality video compression delivered through the industry-recognized Magnum brand (GigPeak acquired Magnum Semiconductor, Inc. (“Magnum”) on April 5, 2016 (the “Merger”)).

The recently extended GigPeak product portfolio provides more flexibility to support on-going changes in the connectivity that customers and markets require by deploying a wider tool-box of solutions from various kinds of semiconductor materials, ICs and Multi-Chip-Modules (“MCMs”), through cost-effective application specific integrated circuit (“ASICs”). and system-on-chips (“SoCs”), and into full software programmable open-platform offerings.

Our products are highly customized and typically developed in partnership with key “Lighthouse” customers, occasionally generating some engineering project revenues through the development stage, but typically generating the majority of revenue from future device product shipments and sales through these customers and general market availability.

Since inception in 2007, we have expanded our customer base by acquiring and integrating eight (8) companies with complementary and synergistic products and customers, and spun out one (1) business to establish a joint-venture. Our worldwide direct sales force is supported by a significant number of channel representatives and distributors that sell its products throughout North America, South America, Europe, Japan and Asia.

As noted above, on April 5, 2016, we completed our most recent acquisition of Magnum, and simultaneously renamed the Company as GigPeak, Inc. Magnum is a fabless semiconductor manufacturer and software solution developer, and brings a well-developed and comprehensive portfolio of video broadcasting and compression solutions to us, including silicon ICs, SoCs, software solutions, and a comprehensive library of intellectual property. The Magnum products currently are for the professional video broadcast and are extendable to IoT camera markets. Magnum provides top of the line products, tools and technologies for the entire video content creation and distribution chain, from contribution and production through distribution over cable, telecom, satellite networks and over-the-top (“OTT”) video streaming.

With the acquisition of Magnum, we are in the process of reorganizing our operations to align them with our targeted end-markets and customers, Enterprise Networking, which will be likely named the “GigOptix” product line, and Consumer and Cloud-Connectivity, which will be likely named the “GigCloud” line. Most of our current product lines will contribute products to each one of those two business lines.

From our inception in 2007 through 2014, we incurred net losses. For the year ended December 31, 2015, we achieved our first year of positive net income, recording $1.2 million. For the year ended December 31, 2014, we incurred a net loss of $5.8 million. For the years ended December 31, 2015 and 2014, we had cash inflows from operations of $3.0 million and $2,000, respectively. As of December 31, 2015, we had an accumulated deficit of $101.0 million.

We have previously furnished guidance with respect to the full 2016 fiscal year, including that revenues are expected to be approximately $58.0 million.

With respect to such guidance, our independent registered public accounting firm has not compiled, examined or performed any procedures with respect to this information, nor have they expressed any opinion or any form of assurance on such information or its achievability.

The guidance with respect to revenues, which constitutes forward-looking statements, are based on assumptions, estimates and analyses prepared by our management and these forecasts are inherently speculative, are subject to substantial uncertainty, and our actual consolidated revenues may differ materially from our guidance. This guidance is subject to various risks and uncertainties, including without limitation those discussed in the sections entitled “Note Regarding Forward-Looking Statements,” and “Risk Factors” included in this prospectus supplement.

Industry Background

Over the past several years, communications networks have undergone significant challenges as network operators have been pursuing more profitable service offerings while reducing operating costs. The growing demand by enterprises and consumers for bandwidth due to the explosion of data, voice and video usage across networks has driven service providers to continuously add higher speed access through Wi-Fi, 4G and 5G long term evolution (“LTE”), digital subscriber line (“DSL”), and cable and fiber to the destination (“FTTx”), as well as converge their separate data, voice and video-media networks into a single IP-based high capacity integrated network to more easily manage and provide these services. High bandwidth applications such as content downloading, video streaming, high-resolution and big-data, social networks, online gaming, cloud services and Internet protocol television are challenging network service providers to supply increasing bandwidth to their customers and results in increased network utilization across the entire core and edge of wire-line, wireless and cable networks. Additionally, enterprises and institutions are managing their rapidly escalating demand for data and bandwidth and are upgrading and deploying higher speed local, storage and wide area networks (“LANs,” “SANs” and “WANs,” respectively). The U.S. government’s defense and homeland security efforts also add to the demand for bandwidth, as vast amounts of data are generated through sophisticated surveillance and defense network applications that are then transferred via a myriad of terrestrial and satellite communications channels. The U.S. government and its contractors are incorporating optical and high frequency wireless and satellite communications technologies into their systems and infrastructure to address these challenges.

Optical and wireless networking technologies support higher speeds and added features, and offer greater interoperability to accommodate higher bandwidth requirements at lower cost. Leading network systems vendors are producing optical systems for carriers increasingly based on 100 Gbps and 400 Gbps speeds including multi-service switches, dense wave division multiplexing (“DWDM”) transport terminals, access multiplexers, routers, Ethernet switches and other networking systems. Moreover, these network system vendors now also offer wireless communications systems to address mobile access and backhaul demands with increased bandwidths capable of more than 1 Gbps, more so for the last kilometer connectivity applications in dense urban areas. Mirroring the convergence of telecom and datacom networks, these systems vendors are increasingly addressing both telecom and datacom applications and are also looking to integrate their network equipment offerings into a single product. Faced with the technological and cost challenges of building fully integrated systems that can handle data, voice and video, original equipment manufacturers (“OEMs”) are re-focusing on core competencies of software and systems integration, and relying on outside module and component suppliers for the design, development and supply of critical electro–optic and wireless products that perform the critical transmit and receive functions. In addition, the carriers are increasing their demands from the OEMs to also provide systems that enable the streaming of high speed information through their entire network which includes both optical and wireless equipment.

Through the acquisition of Magnum, we broadened our product offerings by adding additional flavors of silicon ICs, SoCs, software, and intellectual property (“IP”) for the professional broadcast infrastructure market. Today’s video service providers, which include cable operators, telecommunications companies and satellite TV providers, are continuously seeking to perfect their linear and nonlinear workflows and improve the quality of their video content, while simultaneously optimizing the efficiency of their networks. The Company’s products, tools, and technologies are currently used in the entire video content creation and distribution chain. Specifically,

GigPeak’s solutions are used to address challenges in video contribution, video production, primary and secondary distribution, and enterprise wide solutions. Over time, we will look to leverage those capabilities and seek opportunities to expand its offerings into new markets, such as potentially including surveillance cameras and other video IoT applications.

We also supply custom ASICs used in industrial and mil-aero applications. Historically, customers choose our custom ASICs for a number of reasons including the customers’ needs: to differentiate their products; to reduce cost or power consumption by using one custom IC; or to replace more costly and energy inefficient programmable devices such as field programmable gate arrays (“FPGAs”).

A custom ASIC makes sense where the merchant market of standard products does not provide a standard product that adequately serves a customer’s particular purpose or application. Many large semiconductor companies offer custom services for high volume customers. However, there is a large market for the next tier of applications where a custom chip is needed but the volumes are smaller and not served by the traditional ASIC suppliers. Similarly, there is a market for the continuous supply of components to customers facing end-of-life situations for ASICs and FPGAs once supported by other vendors, as well as FPGA replacement, once demand and volume increases to levels that require cost reduction.

During 2015, we released a new generation of products where we supply customers with unique ASIC devices that combine complementary metal-oxide semiconductor (“CMOS”) devices with ultra-wide bandwidth (“UWBW”) capabilities, as well as CMOS devices with high-speed and low-power capabilities, all of which connect to Wi-Fi or wireless infrastructure. Customers are choosing our custom ASICs because we are one of the only companies in the industry that has the unique combination of CMOS, wireless and optical design capabilities. With the new technologies and skills that were added to us with the Magnum acquisition, we are adding high-quality compressed video processing capabilities to those unique ASICs, SoCs and software offerings.

Challenges Faced by our Customers

With the acquisition of Magnum, our business will comprise two main market focuses: Enterprise Networking, which addresses telecom, datacom and video broadcasting, and Consumer and Cloud-Connectivity, which addresses home connectivity, video and camera products and end user IoT applications.

Enterprise Networking: Telecom, Datacom and Broadcasting – “GigOptix”

Telecom and Datacom

The performance requirements of communications applications and the technical challenges associated with the telecom core into metro, datacom access and edge, and consumer electronics links present difficult obstacles to service providers and OEM designers that serve those markets. The core challenges of processing and transmitting high-quality broadband streams include:

•	Performance: Network system OEMs require faster, higher performance components and systems due to the increasing demands for more bandwidth by network operators. These devices need to interoperate seamlessly with the other components that perform transmit and receive functions while running, in some cases, at extreme temperatures in a wide variety of operating environments.
•	Power consumption: The increase in transmission speeds inherently leads to higher power consumption by the electronic components being used. This results in thermal management challenges due to greater densities being demanded by customers. For instance, in datacenters, there are significant costs in cooling the facility.
•	Size: Customers need to maximize the utilization of their central office space, tower space and rack size and therefore demand small solution footprints to maximize port density. Since 1999, the optical industry has responded by migrating from large line-cards to smaller transponders and pluggable transceivers resulting in a significant reduction in size for communications components. This in turn puts severe size constraints on electronic, optical and radio frequency (“RF”) component suppliers to maintain the pace of size reduction roadmaps without compromising on performance. Similarly, the cellular backhaul radio segment has migrated from split mount systems to full outdoor units to minimize the equipment footprint at a cell site.

•	Cost: There are significant price pressures within the communications markets to reduce component and system costs. End users continually demand more bandwidth and features yet expect to pay similar or lower prices for this increased data usage. To support this pricing dynamic, the market is driven to increase the efficiency of network operators’ capital investments to provide for exponentially increasing bandwidths with linearly increasing user revenues.
•	Complexity: Communications bandwidth increases are no longer being derived solely by driving the physical channel faster, due to the inherent physical limitations of the media. Recent bandwidth gains in both the optical and wireless markets are the result of utilizing complex signaling algorithms that encode more information per signal transition. This increasing technological complexity within communications systems and components, coupled with the growing pace of innovation and required cost reductions, have led customers to concentrate their supply chain on a smaller number of module and component suppliers on whom they can rely to invest in new innovative products and provide them with more comprehensive product portfolios, deeper product expertise and the ability to support future roadmaps.
•	Manufacturability: The optical and millimeter wave wireless industries predominantly utilize discrete components in their systems. Many of these components are manufactured by different vendors and these discrete solutions lead to manufacturing inefficiencies and yield reductions. Integration has been a key enabler in the historical success of the silicon IC technology to reduce complexity and cost, improve system performance, and reduce overall size and cost by increasing the functionality that can be implemented on one device and thereby decrease the component count.
•	Interoperability: In order to enable the ever-increasing demands of power consumption, size and cost reduction, optical and wireless transceivers need to be designed with a higher level of device integration.

Broadcasting

Today’s video service providers, which include cable operators, telecom companies and satellite TV providers, are continuously seeking to perfect their linear and nonlinear workflows and improve the quality of their video content, while simultaneously optimizing the efficiency of their networks. Our products, tools, and technologies are currently used in the entire video content creation and distribution chain.

•	Video Backhaul and Contribution: Video backhaul and news gathering system vendors are faced with the challenge by operators and content originators to deliver highest video quality with low latency, at a time when the contribution market is transitioning to more efficient formats while enabling improved video quality. A contribution solution today must support the industry standard compression formats such as MPEG-2 4:2:2 8-bit and H.264 10-bit 4:2:2 to provide a solution for legacy systems, upgrades and new deployments.
•	Primary Distribution: Content originators face unique challenges when distributing content to satellite, cable, telecom and terrestrial operator headends worldwide. The video quality they distribute must be pristine in order to withstand repeated re-encoding and transcoding prior to re-distribution. Pressure to reduce expenses leads primary distributors to try to transmit as many channels as they can in the lowest possible bandwidth and at the highest possible video quality.
•	Video Production: Production domain is one of the most demanding segments in the broadcast workflow. Baseband processing in the master control rooms, editing centers and playout centers of TV networks and program originators call for pristine video quality. On top of this is the constantly increasing need for added value: synchronized audio and data processing, low delay and higher density.

Consumer and Cloud-Connectivity – “GigCloud”

Video Applications

The growth of video consumption driven by digital delivery systems and mobile applications are increasing the need for high-quality video processing technology. To meet this growing demand we deploy a variety of silicon, modules, software and custom ASIC solutions. This approach allows our customers to deliver the highest video quality in various applications address the core network to the consumer.

•	Enterprise Video: Large corporations are increasingly turning to video to effectively deliver information to employees within their organizations and to partners, customers, investors, stakeholders and the public at large. Corporations, government entities, military and security organizations, educational institutions and other distributed organizations are finding that they can significantly reduce travel expenses as well as the cost of lost work hours by broadcasting management updates, corporate training and organization-wide events to branch offices or directly to employee desktops, tablets, hand-held and smart-phone devices. Reliable, high video quality is essential for any enterprise that is considering integrating video into their internal or external communications portfolio, and even more critical for military and government organizations that utilize unmanned vehicles for remote situational awareness. For events involving remote interactions, such as Q&A sessions or other in-person interactions, low latency and high-quality frame-drop free are also key requirements. To contain video-related operating expenses, enterprises need compact end-to-end solutions that utilize powerful video compression technologies to minimize bandwidth use.
•	Secondary Distribution: System solutions for secondary distribution and OTT are facing new challenges beyond the familiar pressures to increase video quality and density. As the range of devices on which viewers access video increases, repurposing video content for viewing on multiple screens in an efficient manner while maintaining high video quality is a must. Thus, transcoding and transrating with de-interlacing, rescaling and frame rate conversion tools are essential for addressing the target devices for this segment: main screen (TV) and OTT devices, smart phones, tablets, PCs and connected TV's.

ASIC for Home, End User and IoT Applications

The demands of lower volume custom ASIC customers present a unique set of requirements to the supplier of the ASIC and the associated design services. We believe the key requirements for a successful design and supply of lower and meaningful volume custom ASICs include:

•	Experience: The demands of a custom ASIC design require a dedicated and experienced design team with the ability to execute on designs ranging from simple to complex, while assisting the customer with design assessment, product review and recommendations on the best solution.
•	Access to IP portfolios and design libraries: With requirements ranging from industrial, military and avionics, medical, and communications, customers require a design team to have access to large design libraries over several families of pre-validated IP portfolios with many IP cores while utilizing industry standard design tools.
•	Speed of Design: Given the time-to-market constraints of certain customers and the impending end-of-life of parts for other customers, speed is a critical demand for customers that require custom ASIC chips.
•	Design Depth and Knowledge: Given the complexity of the disciplines required to design and produce “optical CMOS”, “UWBW CMOS” or “wireless CMOS” ASICs, we are among the few companies in the industry that possess optical, wireless, and CMOS design acumen that enable these designs.

Our Solutions

We provide semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression. We develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure and broader connectivity to the Cloud, reducing the total cost of ownership for a network operator.

We enable high-speed information streaming end-to-end over the network and high-quality video streaming to provide a comprehensive end-to-end video optimized solution. In addition, our breadth of products now addresses the fast growing IoT and consumer markets.

Telecom, Datacom and Broadcasting – “GigOptix”

Telecom and Datacom Solutions

We offer a comprehensive portfolio of 2 Gbps to 400 Gbps electro-optical products as we gear up toward the future generation of those products at even higher speeds of 1 terabit per second (“Tbps”). We provide bundled solutions that combine multiple chips and drivers. We also offer a comprehensive portfolio of MMIC products to support E-band wireless communications and defense markets. We combine high performance analog and mixed signal design skills, with experience in integrated systems, interoperability, power management and size optimization. We believe customers choose to work with us for several reasons including:

Superior Performance: We believe that our performance advantage is derived from industry-leading monolithic microwave integrated circuits (“MMICs”), MCMs, drivers, amplifiers and design capabilities. Our technology expertise allows us to design products that often exceed the current performance, power, size, temperature and reliability requirements of our customers.

Broad Product Line: We have a comprehensive portfolio of products for telecom, datacom, consumer electronics high speed links and interactive interfaces, and defense and industrial applications designed for optical speeds from 3 Gbps to over 400 Gbps and for wireless frequencies up to 86GHz. Our products support a wide range of data rates, protocols, transmission distances and industry standards. This wide product offering allows us to serve as a “one-stop shop” to our customers in offering a comprehensive product arsenal, as well as allows us to reduce costs as we leverage existing design building-blocks into new applications. Our portfolio comprises a wide family of products and includes mainly the following products:

•	Telecom laser drivers for 10 Gbps, 40 Gbps, 100 Gbps and 400 Gbps applications;
•	Telecom receiver TIAs for 10 Gbps, 40 Gbps, 100 Gbps and 400 Gbps applications;
•	Datacom VCSEL driver & receiver chipsets for single, 4 and 12 channel parallel optics applications from 2 Gbps to 28 Gbps/channel;
•	DML drivers for single and 4 channels of 28 Gbps/channel;
•	CDR devices for single and 4 channel implementations of 28 Gbps/channel;
•	Wideband RF MMIC amplifiers with flat gain response; and
•	High Frequency RF MMIC Power Amplifiers with high gain and output power.

Power Consumption and Size Reduction: GigPeak designs and enabling technologies utilize efficient circuit techniques and material technology to reduce energy usage without compromising performance. Our designs also typically have smaller footprints than competing products enabling an overall smaller transponder design.

Cost Reduction: We are a material-agnostic, fabless design-house and are skilled in designing and utilizing a number of packaging and semiconductor process technologies such as indium phosphide (“InP”), gallium arsenide (“GaAs”), silicon germanium (“SiGe”) and CMOS silicon. This portfolio of enabling technologies provides the flexibility to optimize the cost/performance of our products to meet the challenge at hand and to provide the best of breed solutions to meet our customers’ needs. We believe that this, coupled with the ability to integrate more complex logic functions into the TIA designs, offers compelling value to our customers. By providing a broad portfolio of products to our customers we are able to achieve production efficiencies which allows us to offer attractive pricing.

Partnership: Through a deep understanding both of the system level challenges faced by our customers developing devices, MCMs, and optical transponders and wireless transceivers and of the capabilities of our technology, we are able to suggest and implement new system partitioning concepts to provide innovative new products that provide enhanced features and functionality, ease manufacturing, increase yields and reduce power and cost.

Technology Leadership and Innovation: Our products are built on a foundation of semiconductor technologies supported by over 20 years of innovation and research and development experience that has resulted in more than 100 patents awarded and patent applications pending worldwide. Our technology innovation extends from the design of ultra-high speed semiconductor ICs, MMIC design, multi-chip modules, and optical device design. These areas of competence include signal integrity, thermal modeling, power consumption and integration of multiple ICs into sub-system multi-chip module components. Our many years of experience allow us to design high-performance solutions and we conduct our development both independently and in close partnership and cooperation with lead “Lighthouse” customers. For these reasons, we have been selected as a partner for many Tier-One customers in Japan, the USA and Europe. For example, we were a partner with a leading global equipment supplier to develop 100 Gbps coherent limiting drivers for the first commercially available 100 Gbps system that was launched in 2010. This partnership has grown to encompass the development of new generations of drivers such as the 100 Gbps coherent linear driver that we launched in 2014. Furthermore, our high performance wideband amplifiers are utilized in a number of mission critical military applications.

Horizontal Business Model: We deploy a fabless semiconductor device horizontal business model as opposed to a vertical integration model since it is our mission to serve a broad customer base in the optical and wireless communications and defense markets with the best-in-class semiconductor components. We believe this will be driven by the system vendor end-customers’ desire for continuing price reduction with increasing volumes and will be enabled by the growth of capable component suppliers such as GigPeak as well as the availability of high-quality electronics contract manufacturers (“ECMs”). We cultivate a “Virtual Vertical Integrated” (“VVITM”) model, which is based on strong relationships with our customers, ECMs and other component vendors in the supply chain with aligned objectives. We enable flattening and simplifying of the supply chain for faster, more cost-efficient and more effective development and delivery of products to the marketplace which results in more attractive prices.

Broadcasting Solutions

With the acquisition of Magnum, we are now a provider of silicon, modules, software and IP for the professional broadcast infrastructure market. We provide top of the line products, tools and technologies for the entire video content creation and distribution chain, from contribution and production through distribution over cable, satellite and OTT video streaming.

Video Contribution: We were the first to market with a single chip to address all market needs, from legacy MPEG-2 4:2:0/4:2:2 8-bit to H.264 4:2:0/4:2:2 10-bit to AVC-I 50 and AVC-I 100 encoding and decoding applications. With over a decade of video quality leadership and technology innovation behind it, Our D7Pro offers advanced encoding and decoding solution for video contribution and news gathering. In addition, the D7Pro offers a complete video-audio-ancillary data-mux integrated solution enabling high video quality, low latency at low bit rates for video encoding and decoding.

Video Production: As the market leader in professional video processing silicon and software, we offer system vendors the market’s most advanced solutions for baseband video, audio and data processing. We enable a single design solution for all products within a production domain – routers, channel branding, video filtering, chroma/luma leveling, audio leveling and down mixing, format conversion, rescaling, low latency switching and more. Our solution is a dual channel 4:2:2 10-bit native solution with embedded memory and support for various I/O interfaces from storage, networking and PCIe to 1080p baseband video.

Primary Video Distribution: Content originators are rapidly adopting advanced technologies such as H.264 and efficient statistical multiplexing systems as well as considering migration to H.265 compression for higher compression efficiency while continuing to support legacy MPEG-2 formats. Vendors of encoding, decoding and transcoding equipment for primary distribution must quickly bring to market solutions that support high video quality H.264 SD/HD, H.265 SD/HD as well as MPEG-2 SD/HD. Ideally, to minimize operator operating expense, these systems should enable both types of services to be aggregated in single bundle without compromising video quality.

Consumer and Cloud-Connectivity – “GigCloud”

To address both Cloud, and current and future consumer connected devices as well as IoTs, we plan to use our stand-alone proprietary RF mixed signal technology, ASICs and with the acquisition of Magnum, Video ICs, SoCs and software IP for various high volume applications such as Ultra-Wide Bandwidth TX/RX ICs, video and camera chips, etc. We already possess extensive experience with Ultra High-Speed Interfaces and now have the capability of adding Digital Signal Processing and video capabilities to address sophisticated IoT applications. Ultimately we intend to expand our reach into the consumer IoT market where our ICs, SoCs and software IP provide unique stand-alone and integrated solutions to various wearable gadgets, high speed and lower power interface ICs to end user products, ICs for motion detection cameras and other special camera and video applications.

Video Solutions

Through the Magnum acquisition, we are a leading provider of professional video processing silicon solutions and have been a leader in video quality and technology innovation for over a decade. GigPeak offers system vendors the market’s foremost advanced enterprise and secondary distribution video broadcasting solutions. Our ASICs, SoCs and software solutions are all-complete system solutions with rich features including high video quality SD/HD H.265, H.264, MPEG-2, VBR/CBR, low latency encoding and complete video, audio and data multiplexing.

GigPeak’s solutions offer complete multi-format feature rich solutions with high-quality H.265/H.264/MPEG-2 CBR/VBR encoding; advanced, high density any-format-to-any-format transcoding; the ability to manipulate video content for multi-screen applications; support for digital program insertion; and comprehensive support for audio-ancillary data-mux system level features.

ASIC and SoC Solutions

We are a leading digital and mixed signal ASIC company with unique technology that allows our customers to reduce their costs, development cycles and risks associated with complex SoC and ASIC designs. We offer value-added services designing ASICs and taking these designs to volume production by integrating digital and mixed signal IP and using world renowned third-party foundries, as well as fast and low cost conversions of FPGA devices into ASICs.

Experience: Our team of ASIC designers has a depth and breadth of experience that goes back over 20 years. We believe our experience and proprietary structured ASIC technology give us an advantage when working with customers with unique and difficult issues and that are looking for quick design turns. We are able to assist the customer with design assessment, product review and recommendations on the best solution that fits their requirements.

Broad Product Line: We have access to a comprehensive library of pre-validated IP portfolios and expertise with ASIC and FPGA conversions that allow us to offer a wide array of ASIC solutions including:

•	Structured ASICs, which are legacy products;
•	Custom Structured ASICs, which are legacy products;
•	Standard Cell ASICs, which are legacy products;
•	Optical ASICs;
•	Wi-Fi and Wireless ASICs;
•	Ultra-wide bandwidth (“UWBW”) ASICs, and
•	Mixed Signal ASICs;

Growth Strategy

We are a leading innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the network and the Cloud. Our broad portfolio of cutting-edge products will serve the enterprise networking and broadcasting OEMs, as well as the IoT and consumer markets serving an addressable market of approximately $5 billion.

Growth Drivers

Telecom and Datacom: GigPeak is the leading supplier of 100Gbps coherent optical line driver chips for long-distance telecom expanding into the metro/access markets with Alcatel-Lucent, now Nokia, as a key customer. In the datacom space, we are the sole merchant supplier of 10Gbps and 40Gbps optical cable line drivers, TIAs, and CDR timing chips, for the high-growth data center market.

Video Platforms: We believe that the Magnum acquisition can accelerate new platform introductions for the broadcast and OTT video market and provide high-quality, efficient solutions for end-to-end data and video streaming networks from the datacenter and broadcast head-end through telecom/network infrastructure to end consumer and high-volume IoT devices.

Wireless Point-to-Point Backhaul: We are one of the leading suppliers of e-Band wireless point-to-point back-haul microwave and mm-wave chips based on GaAs and SiGe technology. The proliferation of enterprise and carrier 4G/LTE micro-cells in wireless broadband networks may accelerate demand. Through the 2014 acquisition of Tahoe RF Semiconductor, we strengthened our expertise in wireless RF chips for point-to-point wireless backhaul, emerging wireless networks, and GPS/RF platforms for consumer electronics.

Industrial/ASIC: This is a stable mature, high-margin custom ASIC chip business for industrial, medical, military and aerospace applications. An improving macro-economy and technology shifts to smaller process geometries should allow this segment to continue to grow.

Consumer Electronics: We believe this market segment offers future growth opportunities as our optical line-drivers and TIA RF amplifier chips target next-generation game consoles, Ultra High Definition (“UHD”) 4K TVs, and consumer electronics applications.

Focus on High Growth Emerging Market Opportunities. GigPeak intends to focus on delivering solutions from the core network to the home. This includes leveraging our drivers, TIAs and customer ASICs for the core and metro networks; drivers, TIAs, CDRs for active optical cables and pluggabales addressing the data center networks; and RF MMICs for access, backhaul and future 5G applications. In addition, with the acquisition of Magnum, we intend to focus on the contribution, primary and secondary content distribution markets as well as OTT through SW IP, ICs and SoCs allowing for media distribution to wearables, virtual reality/alternative reality (“VR/AR”), surveillance cameras, IoTs and consumer electronics.

Grow Our Customer Base. We intend to continue to broaden our strategic relationship with certain key customers by maximizing design wins across their product lines. We intend to continue to leverage the approved vendor status we have with these key customers to qualify our products into additional optical and wireless systems, a process that is accelerated when we have already been qualified in a customer’s systems. We intend to add to our number of strategic relationships by selectively targeting certain customers with whom we are not yet a strategic vendor. We plan to expand our development efforts with these customers through initiatives including providing specialized sales and support resources, holding technology forums to align our product development effort with the customers’ needs and implementing custom manufacturing linkages. In addition, we expect to leverage our silicon ICs, SoCs, software and IP that were added to us through the acquisition of Magnum to enter and enhance our presence in the growing markets of professional broadcast infrastructure, video streaming and cameras.

Engage Customers Early in their Product Planning Cycle. By engaging our customers early in their system design process, we gain critical information regarding their system requirements and objectives that influence our component design. Our sales force, product marketing teams and development engineers engage regularly with our customers to understand their product development plans. Likewise, our early involvement in their system development processes also enables us to influence standards and introduce differentiated products early to market. Moreover, we believe that this interaction between ourselves and our customers provides us a competitive advantage, valuable insight and a close customer relationship that grows over each generation of products introduced by our customers and allows us to enhance and constantly improve our support and service to those customers.

Partner for Innovation. Over the past few years, we have successfully partnered with lead “Lighthouse” commercial customers and contract manufacturers on research and development efforts for our electronic components. We see this as a core element of our strategy both to support the investment required to maintain our innovation as well as to align our research and development with the future needs of commercial and defense markets. In order to maintain our position at the forefront of next generation optical modules and components, we intend to continue these relationships. These partnerships with “Lighthouse” customers are generally done for the development of products required in a one to two-year time horizon and often on a shared investment basis. We believe that this helps us stay aligned with market needs when considering the sometimes significant investment in a new development.

Strategic Acquisitions and Joint Ventures. To augment our organic growth strategy, we actively pursue acquisitions that provide an efficient alternative to in-house development of technology, products or revenue. The synergies we search for include efficient extensions of our product offerings to strengthen our market position, enhancing our technology base, increasing our revenue base and expanding our customer base in selected markets to provide cross selling opportunities and to enhance our geographic or market segment presence. We continuously evaluate potential acquisitions against the above criteria. As an example, on April 5, 2016, we acquired Magnum to enter the professional video broadcast and IoT camera markets to address the entire video content creation and distribution chain, from contribution and production through distribution over cable, telecom, satellite and OTT video streaming. Also, on September 30, 2015, we acquired Terasquare Co. Ltd. (“Terasquare”) in Seoul, Korea. The Terasquare acquisition provided us with complementary technology to our datacom product portfolio. Combining Terasquare’s quad channel CDR technology and products for 100GbE datacom applications with the existing GigPeak roadmap enables a complete 100Gbps chipset solution, positioning us for further growth as the industry transitions from 40Gbps to 100Gbps+ speeds. Furthermore, our process aims to conduct a swift integration to quickly eliminate duplicate and redundant costs thus providing accretive performance. In addition, where we deem appropriate for facilitating strategic growth, we will also look at entering into joint ventures or strategic licensing or collaborative arrangements as a means of gaining access to and advancing developing technology and products.

Strategic Minor Investments in Small Early Stage Companies. To augment our organic growth strategy and access critical software (“SW”) and hardware (“HW”) building blocks that can add to the differentiation of our emerging products, we execute minor financial investments from time to time in unique early stage companies that allow us to potentially create synergies in our respective future product development and to more effectively cooperate in developing new differentiated product roadmaps and addressing new markets for those products. For example, on January 25, 2016, we invested $1.2 million to obtain a minority stake in Anagog Ltd. (“Anagog”), based in Israel, which is the developer of the world’s largest crowdsourced parking network. Anagog is perfecting the mobility status algorithms that allow for advanced on-phone machine learning capabilities for the best user experience with ultra-low battery consumption and a high level of privacy protection. The exceptional software capabilities of Anagog, particularly in conjunction with indoor location tracking and navigation, provides a unique layer of applications that can be added to the applications tool-kit that can provide opportunities for future SoCs addressing new applications such as ultra-wide bandwidth video and media content streaming.

Technology and Research and Development

Our research and development plans are driven by customer and partner input obtained by our sales and marketing teams, through our participation in various standards bodies, and by our long-term technology and product strategies. We review research and development priorities on a regular basis and advise key customers of our progress to achieve better alignment in our product and technology planning. For new components, research and development is conducted in close collaboration with our contract manufacturing partners to shorten the time to market and optimize the manufacturability of the products.

We utilize proprietary technology at many levels within our product development, ranging from basic materials research to sophisticated design concepts, integration and optimization techniques. In addition, we have a proven record of successfully productizing this research and bringing it to market in a swift and seamless manner. As a lead innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the network and the Cloud, we develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure, broader connectivity to the Cloud, and reduce the total cost of ownership of existing network pipes from the core to the end user. Our mission is to address both the speed of data transmission and the amount of bandwidth the data consumes within the network, and provide solutions that increase the efficiency of our end user products, leveraging our strength in high-speed connectivity and highest quality video compression. Our newly expanded product portfolio provides more flexibility to support changing market requirements from ICs and MMICs through full software programmability and cost efficient custom ASICs.

High Speed Analog Semiconductor Design & Development. One of our core competences is circuit design for optimal signal integrity performance in high speed and high frequency applications. We use a variety of semiconductor processes to implement our designs including III-V processes such as InP and GaAs for higher power applications such as long reach telecom transponders, as well as silicon processes such as SiGe for low power consumption parallel optics such as for active-optical-cables for datacom datacenter connectivity and consumer electronics high speed links. Through our BrPhotonics Produtos Optoeletrônicos LTDA., or BrPhotonics, joint venture we also drive development of new high speed optical devices using the newly developed technology of Silicon-Photonics (“SiPh”). BrPhotonics will be a provider of advanced high-speed devices for optical communications and integrated transceiver components for information networks and is engaged in research and development of SiPh advanced electro-optical products.

High-Quality Video Capabilities. We now have a complete tool box to provide the market with high-quality broadcasting and silicon ICs, SoCs, software, and IP for the professional broadcast infrastructure market. Our products, tools, and technologies serve the entire video content creation and distribution chain and we now have the capability to expand into surveillance cameras and other high volume IoT applications.

Products

Our business is being shaped up to comprise two product lines: Enterprise Networking and Consumer and Cloud-Connectivity.

Enterprise Networking: Telecom, Datacom and Broadcasting – “GigOptix”

We design and market products that amplify electrical signals during both the transmission (amplifiers, laser devices and modulator drivers, and clock-data-recovery devices) and reception (TIAs) of optical signals in the transmission of data. In addition, our microwave and millimeter wave amplifiers amplify small signal radio signals into more powerful signals that can be transmitted over long distances to establish high throughput data connections or enable radar based applications. We have a comprehensive product portfolio, particularly at data rates that exceed 40 Gbps. The primary target markets and applications for our products include optical interface modules such as line-cards, transponders and transceivers within telecom and datacom switches and routers, high speed wireless point-to-point millimeter wave systems and defense systems. Our products are critical blocks used in telecom and datacom optical communications networks. For telecom, these networks range from long haul to metro systems and for datacom, from access to data links to the consumers, where the conversion of data from the electrical domain to the optical domain, or vice-versa occurs. Our optical drivers amplify the input digital data stream that is used to directly modulate the laser or to drive an external modulator that acts as a precise shutter to switch on and off the light that creates the optical data stream. At the other end of the optical fiber, our sensitive receiver TIAs detect and amplify the small currents generated by photo-diodes converting the received light into an electrical current. The TIAs amplify the small current signals into a larger voltage signal that can be read by the electronics and processors in the network servers. We supply an optimized component for each type of laser and photo-diode depending upon the speed, reach and required cost. Generally, a shorter reach results in higher volume, less demanding product specifications and greater pressure to reduce costs. We also, with the acquisition of Magnum, offer enterprise video system vendors the market's foremost advanced enterprise video broadcasting solutions. Our silicon and software are all-complete system solutions with rich features including high video quality SD/HD H.265, H.264, MPEG-2, VBR/CBR, video statistical multiplexing, digital ad-insertion, low latency encoding and complete video, audio and data multiplexing. We implement our products in a number of process technologies and have been at the forefront of extracting optimal performance from each technology to be able to address each market segment’s individual requirements in a cost effective manner. In some instances, we provide NRE design services for certain custom designs of our high-speed communications components in order to enhance our commercial partnership with these customers. The NRE work is included in development fees and other revenue on the consolidated statement of operations.

Consumer and Cloud-Connectivity – “GigCloud”

Our semiconductor ICs, SoCs and software solutions are designed to address the challenges faced by network operators for high-speed connectivity and high-quality video compression over the enterprise network and the Cloud. The focus of GigPeak is to deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure, broader connectivity to the Cloud, all in attempt to reduce the total cost of ownership of existing network pipes, from the core of the network to the end user appliances and terminals. GigPeak’s products, which are in use by various end user and corporate customers, such as top video delivery vendors, naturally provide solutions that increase the efficiency of the networks to which they are deployed, delivering data to IoT and other Cloud connected applications.

In addition, we offer complex ASIC solutions and design work that are used in a number of applications such as defense, test and measurement applications and emerging consumer electronics such as gaming and entertainment, to enable the high speed processing of complex signals.

Product Portfolio

Our product portfolio is designed to cover the broad range of solutions needed in the two business lines of our activity, and include the following five product lines:

GX Series - The GigPeak GX Series of products services both the telecom and datacom markets with a broad portfolio of drivers and TIAs that address 10 Gbps, 40 Gbps, 100 Gbps and 400 Gbps speeds over distances that range from 40 to 10,000 kilometers. The GX Series devices are used in DWDM, SONET/SDH components and those based upon the OIF standards.

HX Series - The GigPeak HX Series of products services the high performance computing (“HPC”), datacom and consumer markets with a portfolio of parallel VCSEL drivers and TIAs, DML drivers, and CDR devices that address 2 Gbps, 10 Gbps, 14 Gbps, 16 Gbps and 28 Gbps channel speeds over a few centimeters to 40 kilometer distances in single, 4 and 12 channel configurations. The HX Series devices are used in proprietary HPC formats, FibreChannel, Infiniband, Ethernet, optical HDMI and super-computing connectivity components.

EX Series - The GigPeak EX Series of products comprise a variety of high performance products that were developed, acquired or licensed over the last few years. We focus these products on the high frequency E-Band trunk and V-Band small and micro-cell point-to-point-backhaul wireless infrastructure. These products also address the defense and instrumentation markets where we differentiate ourselves by providing high power, high frequency amplifiers and high gain, broadband devices that exhibit minimal ripple across the frequency spectrum of the device to ensure optimum performance. Moreover, most of our devices have only a single voltage rail supply which both simplifies the board design and improves the reliability of the system.

CX Series - The GigPeak CX Series of products offer a broad portfolio of distinct paths to digital and analog mixed signal ASICs with the capability of supporting designs of up to 10M gates and more in technologies ranging from 0.6µ through 40nm. The CX Series uses our proprietary technology in structured and custom structured ASICs in the legacy products we sell to enable a generic ASIC solution that can be customized for a customer using only a few metal mask layers. This ensures fast turn-around times with significant cost advantages for customers over both FPGA and dedicated ASIC implementations. As of this year, the CX Series also includes new advanced devices to serve emerging and fast growing markets particularly related to consumer-electronics applications, such as in-door tracking and navigation, Wi-Fi and wireless connected security sensors, and GNSS. The CX Series also offers value-added ASIC services including integrating proven digital and mixed signal IP into designs and taking customers designs’ from register transfer level (“RTL”) or gate-level net list definitions to volume production with major third party foundries. The CX Series has a significant customer base in the industrial, military and avionics, medical and communications markets.

MX Series – The GigPeak MX Series of products address video compression and analytics, enabling the highest possible video quality at the lowest possible video bitrates technology optimized for the cloud and live broadcast TV and OTT video distribution as well as IoT camera markets. We enable high-quality video streaming and provide a comprehensive end-to-end video optimized solution, and will leverage our professional video expertise to address the rapidly growing “smart” camera market.

Customers

We have a global customer base in telecom, datacom, wireless, consumer electronics, defense and industrial electronics markets, broadcast and IoTs. Our customers include many of the leading network system vendors worldwide. During 2015, we sold to major customers including Alcatel-Lucent S.A., now Nokia Corporation (“Nokia”), and other “Tier-One” equipment vendors in the United States, Europe, Japan and Asia, as well as to leading industrial, aerospace and defense companies. The number of leading network systems vendors which supply the global telecom, datacom and wireless markets is concentrated, and so, in turn, is our customer base. Our customers in the industrial and commercial markets consist of a broader range of companies that design and manufacture electro-optics and high speed information management products. These include medical, industrial, test and measurement, scientific systems, printing engines for high-speed laser printers and defense and aerospace applications.

As part of our strategy, we market and sell our products through third-party distributors in certain markets such as China, Taiwan and Japan where the ability to make sales to end user customers is dependent upon such a channel. Although we develop relationships with distributors in these markets that further our sales efforts, we do not control the activities of our distributors with respect to the marketing and sale of our products. Therefore, the reputation and performance of our distributors and their ability and willingness to sell our products, uphold our brand reputation, and expand their businesses and sales channels are essential to the growth of our business in these markets. Similarly, factors which are under our control, such as the development of our products, are essential to the growth of our business in these markets. Consistent with our relationship with individual customers, we do not have long-term purchase commitments from these distributor customers, and certain distributor agreements provide for semi-annual stock rotation privileges of 5 to 10 percent of net sales for the previous six-month period. As product sales have continued to grow in Asia, primarily in China and Taiwan, the distributors in those markets are making sales to multiple end user customers. Maintaining distributors in these markets is necessary to our ability to make sales in such jurisdictions, however, due to the nature of our customer relationships with the distributors and the structure of the distribution market, it is possible to cease business operations with any particular distributor and put in place an alternative distribution arrangement without materially impacting our sales, provided we have an appropriately planned transition.

In addition, certain end user customers in the United States and Europe do not make direct purchases of our products from us. Rather, purchases are made by distributors that are engaged by the end user customers to manage their long-term inventory needs. Unlike the distributors we engage, these distributors have no stock rotation rights and, in some cases, they also pay in advance of shipment. Since purchase commitments are dependent upon the purchasing decisions of the end user customers supported by these distributors, there are no long-term purchase commitments necessary from these distributor customers.

In fiscal year 2015, one customer, Alcatel-Lucent S.A., now Nokia, and three distributors, Pangaea (H.K.) Limited, in China, 3A, Inc., in the United States, and Litrax Technology Co., Ltd, in Taiwan, accounted for 23%, 16%, 11% and 10% of our total revenue, respectively. In fiscal year 2014, one customer, Alcatel-Lucent, now Nokia, accounted for 25% of our total revenue and no other customer accounted for more than 10% of total revenue.

Of our total revenue in 2015, 35%, 33% and 30% were generated by customers located in Asia, North America and Europe, respectively, compared with 31%, 29% and 38%, respectively, for the year ended December 31, 2014. For the year ended December 31, 2015, 95% of our revenue was contributed by product revenue and 5% of our revenue was contributed by development fees and other revenue. For the year ended December 31, 2014, 90% of our revenue was contributed by product revenue and 10% of our revenue was contributed by development fees and other revenue.

Through the acquisition of Magnum, we added several “Tier-One” customers including Cisco Systems, Inc., ARRIS Group Inc., Evertz Microsystems Ltd., Imagine Communications, Sencore and Thomson Video Networks.

Manufacturing

During 2011, we received an ISO9001:2008 certification and have maintained it seamlessly, including successful completion of a complete renewal audit during 2014 and adding our subsidiary in Zurich in 2015. Our foundry and contract manufacturing partners are located in China, Japan, the Philippines, Taiwan, Thailand, and the United States. Some of our contract manufacturing partners that assemble or produce are strategically located close to our customers’ contract manufacturing facilities to shorten lead times and enhance flexibility.

We follow established new product introduction (“NPI”) processes that help to ensure product reliability and manufacturability by controlling when new products move from the sampling stage to mass production. We have stringent quality control processes in place for both internal and contract manufacturing. We utilize manufacturing planning systems to coordinate procurement and manufacturing to our customers’ forecasts. These processes and systems help us closely coordinate with our customers, support their purchasing needs and product release plans, and streamline our supply chain.

Electronic components: For our ICs and MCMs, we use an outsourced contract manufacturing model. We have a clean-room equipped prototype manufacturing and testing facility in our San Jose location which is used to optimize manufacturing and test procedures to achieve internal yield and quality requirements before transferring volume production to our contract manufacturing partners. We develop long-term relationships with strategic contract manufacturing partners to reduce assembly costs and provide greater manufacturing flexibility. The manufacture of some products such as certain low volume, high complexity or customized multi-chip modules may remain in-house during the full production stage to speed time to market and bypass manufacturing transfer costs. We also have well-equipped testing laboratory facilities in our Zurich and Korea locations which are used to develop and optimize our developed devices in those locations.

For our less complex packaged chips and bare die products, we typically move new product designs directly to contract manufacturing partners. These products fit easily into a standard fabless semiconductor production flow and ramp up to greater volumes in mass production.

Software Solutions: In addition to ICs and SoCs, we also with the acquisition of Magnum provide our video equipment vendor customers with system software that allows for rapid product development and support of various capabilities necessary in the professional broadcast and OTT video distribution environments. These system software capabilities include video statistical multiplexing, de-interlacing, advertisement insertion, video overlay insertion and various ancillary data insertion and multiplexing capabilities.

Furthermore, we also offer a software-only compression solution for professional broadcast market systems running on Intel CPUs and standard data center servers. We offer our customers the flexibility to choose either our proprietary ASIC-based solution running GigPeak software or an Intel-based platform running GigPeak software.

Sales, Marketing and Technical Support

We primarily sell our products through our direct sales force supported by a network of manufacturer representatives and distributors. Our sales force works closely with our engineers, product marketing and sales operations teams in an integrated approach to address a customer’s current and future needs. We assign account managers for each strategic customer account to provide a clear interface for our customers. The support provided by our engineers is critical in the product qualification stage. Optical transceiver modules and point-to-point (“PtP”) microwave, and millimeter wireless backhaul transceivers and ASICs and SoCs are complex products that are subject to rigorous qualification procedures of both the product and the supplier and these procedures differ from customer to customer. Also, many customers have custom requirements in order to differentiate their products and meet design constraints. Our sales, product marketing and general management personnel interface with our customers’ product development staff to address customization requests, collect market intelligence to define future product development, and represent us in pertinent standards bodies.

For our key customers, we hold periodic technology forums for their product development teams to interact directly with our research and development teams. These forums provide us insight into our customers’ longer term needs while helping our customers to adjust their plans to the product advances we can deliver. Also, our customers are increasingly utilizing contract manufacturers while retaining design and key component qualification activities. As this trend matures, we continually upgrade our sales operations and manufacturing support to maximize our efficiency, flexibility and coordination with our customers.

We also sell directly to key customers and also sell through a network of manufacturing representatives and distributors to address the broad range of applications and industries in which our products are used. The sales effort is managed by an internal sales team and supported by engineers and our general management and marketing team. Through our customer interactions, we believe that we continually increase our knowledge of each application’s requirements and utilize this information to improve our sales effectiveness and guide product development.

Since inception, we have actively communicated our brand worldwide through participation at trade shows and industry conferences, publication of research papers, bylined articles in trade media, and advertisements in trade publications and interactive media, interactions with industry press and analysts, press releases and our Company website, as well as through print and electronic sales material.

Competition

The markets for all our products are characterized by price competition, rapid technological change, short product life cycles, an ever-increasing number of customers and suppliers, and global competition. While no one company competes against us in all of our product areas, or offers the breadth of our product portfolio, our competitors range from large, international companies offering a wide range of products to smaller companies specializing in narrow markets. Due to the increasing market demand for our products, we expect the entry of new competitors into our target markets both from existing semiconductor suppliers and from the internal operations of some companies producing products similar to ours for their own requirements.

We believe the principal competitive factors impacting all of our products are:

•	product performance including size, speed, functionality, operating temperature range, power consumption and reliability;
•	price to performance characteristics;
•	delivery performance and lead times;
•	development relationships with customers;

•	time to market;
•	breadth of product solutions;
•	strong customer relationships;
•	sales, technical and post-sales service and support;
•	technical partnership in the early stages of product development;
•	sales channels;
•	ability to drive standards and comply with new industry Multi-Source Agreements (“MSAs”) and other standards;
•	ability to partner with emerging companies to provide differentiating, innovative solutions; and
•	business and financial stability.

Product Line Competition

GX Products - In the telecom and datacom segments, we compete with Qorvo, Inc. (“Qorvo”)., InPhi Corporation (“InPhi”), Semtech Corporation (“Semtech”), MicroSemi Corporation (“MicroSemi”), Oki Electric Industry Co. (“Oki”), Ltd., Vitesse Semiconductor Corporation (“Vitesse”), MaxLinear, Inc. (“MaxLinear”) and M/A-Com Technology Solutions Holdings, Inc. (“M/A-Com”) We compete with Qorvo (formerly TriQuint) and MaxLinear predominantly in the 10 Gbps, 40 Gbps and 100 Gbps Mach Zehnder driver space; Oki, MicroSemi (formerly Centellax) and Vitesse predominantly in the 10 Gbps EML driver space; InPhi predominately in the TIA, and the 40 Gbps and 100 Gbps driver spaces; Semtech predominately in the datacom space; Vitesse in the 10 Gbps TIA receiver space, and M/A-Com predominately in the telecom driver and TIA space.

HX Products - In the market for physical medium dependent (“PMD”) ICs we compete with M/A-Com, Broadcom Limited via their merger with Avago, Finisar Corporation, TE Connectivity Ltd. (formerly Zarlink), Mellanox Technologies, Ltd. via their acquisition of IPtronics, and Semtech. Broadcom Limited, Finisar and TE Connectivity are vertically integrated transceiver module manufacturers with in-house PMD IC design capability.

EX Products - Our MMICs compete in the microwave and millimeter wave radio markets, an industry that is intensely competitive. We compete with Qorvo (formerly TriQuint), Analog Devices, Inc. (formerly Hittite), RF Micro Devices, Inc., Northrop Grumman Corporation (for internal use), Sumitomo Corporation and M/A-Com in this product area.

CX Products - Our ASICs compete in the custom ICs industry, an industry that is intensely competitive. In the low to medium volume market, the primary competitors include FPGA manufacturers like Xilinx, Inc., Intel Corporation via their acquisition of Altera Corporation, Lattice Semiconductor Corporation and Actel Corporation. In the medium to high volume market, there are over 30 companies competing in this market. Companies that we compete with most often include ON Semiconductor Corp., eSilicon Corporation, Open Silicon, Inc., Faraday Technology Corporation, Toshiba Corporation and eASIC Corporation.

We believe that important competitive factors specific to the custom ICs industry include: Product pricing, time-to-market, product performance, reliability and quality, power consumption, availability and functionality of predefined IP cores, inventory management, access to cutting-edge process technology, track record of successful product execution and achieving first time working silicon, ability to provide excellent applications support and customer service, ability to offer a broad range of ASIC solutions to retain existing customers and compliance with U.S. government ITAR and EAR requirements.

MX Products – Competitors of GigPeak video compression solutions include proprietary hardware technology providers such as Ambarella, Inc., Socionext, Inc., and Nippon Telegraph and Telephone Corporation, FPGA providers such as Intel via their acquisition of Altera and Xilinx, as well as general purpose server-based software solutions from Intel and others.

Patents and Other Intellectual Property Rights

We rely on patent, trademark, copyright and trade secret laws and internal controls and procedures to protect our technology. We also use contracts to protect the source code of our software. We believe that a robust technology portfolio that is assessed and refreshed periodically is an essential element of our business strategy. We believe that our success will depend in part on our ability to:

•	obtain patent and other proprietary protection for the materials, processes and device designs that we develop;
•	enforce and defend patents and other rights in technology, once obtained;
•	operate without infringing the patents and proprietary rights of third parties; and
•	preserve our Company’s trade secrets.

As of May 31, 2016, we and our subsidiaries have approximately 79 active patents and 39 patent applications pending. Patents have been issued in various countries with the main concentration in the United States. Our patent portfolio covers a broad range of intellectual property including semiconductor design and manufacturing, device packaging, module design, manufacturing and electrical circuit design, and data processing. We follow well-established procedures for patenting intellectual property. The portfolio also represents a balanced compilation of intellectual property that has been filed by the various companies we have acquired, and hence protects all of our product lines. As of December 31, 2015, we also licensed patented technology from IBM and Northrop Grumman Corporation. Furthermore, for our MX Series products, we currently license software and design technology from Analog Bits Inc., Dolphin Technology, Inc., MIPS Technologies, Inc., NBCUniversal Media, LLC, Wind River Systems, Inc., Silicon Library, Inc., Real Intent, Inc., Cadence Design Systems, Dolby Laboratories Licensing Corporation, Synopsys, Inc. Via Licensing Corporation, Hoseo Telecom Co. Ltd., Apache Design Solutions, Inc., Segger Microcontroller Systems GmbH, and Taiwan Semiconductor Manufacturing Co., Ltd.

We also implement many industry standards, such as MPEG-2, H.264, H.265 and Dolby, which require patent licenses from the Moving Picture Experts Group (“MPEG”).

Many of the pending and issued U.S. patents have one or more corresponding international or foreign patents or applications. Our existing significant U.S. patents will expire between July 2017 and November 2035.

We take extensive measures to protect our intellectual property rights and information. For example, every employee enters into a confidential information, non-competition and invention assignment agreement with us when they join and are reminded of their responsibilities when they leave. We also enter into and enforce a confidential information and invention assignment agreement with contractors.

We have patents and pending patent applications covering various technologies, including patents and pending patent applications relating to:

High-Speed ICs

•	circuit topology to achieve ultra-large frequency bandwidth;
•	efficient voltage control circuitry for broadband high voltage drivers; and
•	control circuitry to stabilize gain control functionality over temperature.

RF Millimeter wave circuits

•	waveguide transitions;
•	component interconnect; and
•	impedance compensating circuits.

RF Communications systems

•	impedance compensating circuits;
•	sectorized communications systems;
•	sectorized multi-function communications systems; and
•	wireless point to multi-point communications systems.

ASICs

•	wireless point to multi-point communications;
•	customizable IC devices;
•	single metal programmability in a customizable IC device;
•	configurable cells for customizable logic array device;
•	an in-circuit device, system and method to parallelize design and verification; and
•	methods of developing ASIC devices.

Video ICs, SoCs and SW IP

•	optimized real time CPU behavior;
•	single pass variable bit rate coding;
•	MPEG codec implementation;
•	video scalars;
•	transport stream multiplexers; and
•	video synchronization techniques using projection.

Although we believe our patent portfolio is a valuable asset, the discoveries or technologies covered by the patents, patent applications or licenses may not have commercial value. Issued patents may not provide commercially meaningful protection against competitors. Other parties may be able to design around our issued patents or independently develop technology having effects similar or identical to our patented technology. The scope of our patents and patent applications is subject to uncertainty and competitors or other parties may obtain similar patents of uncertain scope.

Third parties may infringe the patents that we own or license, or claim that our potential products or related technologies infringe their patents. Any patent infringement claims that might be brought by or against our Company may cause us to incur significant expenses, divert the attention of our management and key personnel from other business concerns and, if successfully asserted against us, require us to pay substantial damages. In addition, a patent infringement suit against us could force us to stop or delay developing, manufacturing or selling potential products that are claimed to infringe a patent covering a third party’s intellectual property.

We periodically evaluate our patent portfolio based on our assessment of the value of the patents and the cost of maintaining such patents, and may choose from time to time to let various patents lapse, terminate or be sold.

Employees

As of May 31, 2016, we had 135 full-time employees, including 83 engineers, mainly electrical, software and materials; 23 employees in manufacturing, operations, and quality, 14 employees in global sales and marketing and 11 employees in general and administrative. In addition, we utilize the service of a number of independent contractors for various administrative, development, testing and manufacturing functions.

Environmental

Our operations involve the use, generation and disposal of hazardous substances and are regulated under international, federal, state and local laws governing health and safety and the environment. We believe that our products and operations at our facilities comply in all material respects with applicable environmental laws and worker health and safety laws, however, the risk of environmental liabilities cannot be completely eliminated.

Government Regulations

We are subject to federal, state and local laws and regulations relating to the generation, handling, treatment, storage and disposal of certain toxic or hazardous materials and waste products that we use or generate in our operations. We regularly assess our compliance with environmental laws and management of environmental matters, and we believe that our products and operations at our facilities comply in all material respects with applicable environmental laws.

We are also subject to federal procurement regulations associated with U.S. government contracts. Violations of these regulations can result in civil, criminal or administrative proceedings involving fines, compensatory and punitive damages, restitution and forfeitures as well as suspensions or prohibitions from entering into government contracts. The reporting and appropriateness of costs and expenses under government contracts are subject to extensive regulation and audit by the Defense Contract Audit Agency, an agency of the U.S. Department of Defense. The contracts and subcontracts to which we are a party are also subject to potential profit and cost limitations and standard provisions that allow the U.S. government to terminate such contracts at its convenience. We are entitled to reimbursement of our allowable costs and to an allowance for earned profit if the contracts are terminated by the U.S. government for convenience.

Sales of our products and services internationally may be subject to the policies and approval of the U.S. Department of State and Department of Commerce. Any international sales may also be subject to United States and foreign government regulations and procurement policies, including regulations relating to import-export control such as ITAR, investments, exchange controls and repatriation of earnings.

Corporate Information

GigPeak, Inc. (formerly GigOptix, Inc.), the successor to GigOptix LLC, was formed as a Delaware corporation in March 2008 in order to facilitate a combination between GigOptix LLC and Lumera Corporation (“Lumera”), which occurred in December 2008. Before the combination, GigOptix LLC acquired the assets of iTerra Communications LLC in July 2007 (“iTerra”) and Helix Semiconductors AG (“Helix”) in January 2008, which is now our wholly-owned subsidiary, GigOptix-Helix AG, in Zurich, Switzerland. In November 2009, we acquired ChipX, Incorporated (“ChipX”). In June 2011, we acquired Endwave Corporation (“Endwave”). As a result of the acquisitions, Helix, Lumera, ChipX and Endwave all became our wholly owned subsidiaries. In February 2014, we entered into a Joint Venture and Quotaholders Agreement (the “Joint Venture Agreement”) and established BrPhotonics Produtos Optoeletrônicos LTDA. (“BrP”) headquartered in Campinas, Brazil, as a new joint venture with Fundação CPqD — Centro De Pesquisa e Desenvolvimento em Telecomunicações (“CPqD”), a leading optical and semiconductor development center in Brazil. BrP was formed as a newly-established joint venture company and will be a provider of advanced high-speed devices for optical communications and integrated transceiver components that enable information streaming over communications networks. In June 2014, we acquired substantially all of the assets of Tahoe RF. In June 2015, the Company established a Japanese wholly-owned subsidiary, GigOptix Japan GK. In September 2015, we acquired Terasquare Co., Ltd., which is now our wholly-owned subsidiary, GigOptix-Terasquare-Korea (“GTK”) Co., Ltd., in Seoul, Korea. In April 2016, we acquired Magnum Semiconductor, Inc., which became a wholly-owned subsidiary.

Our principal executive offices are located at 130 Baytech Drive, San Jose, California 95134, our telephone number is (408) 522-3100 and our web site is www.gigpeak.com. We have not incorporated the information on our website by reference into, and you should not consider it to be part of this prospectus.

The Offering

Common Stock offered by us	shares

Common Stock offered by the Selling Stockholders	1,180,357 shares

Common Stock outstanding before this Offering	54,206,761 shares

Common Stock to be outstanding immediately after this Offering	shares

Overallotment Option
We have granted the underwriters an option to purchase up to                 additional shares of our Common Stock to cover overallotments, if any. This option is exercisable at any time, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds to us from this Offering, after deducting the underwriting discount and estimated expenses, will be approximately $ million.

We will not receive any proceeds from the sale of shares by the Selling Stockholders.

We intend to use the net proceeds from the Primary Offering for potential acquisitions for strategic growth, including to acquire critical technologies and scalable businesses. We intend to focus on multiple attractive acquisition targets. See “Use of Proceeds.”

NYSE MKT Listing	Our Common Stock is listed on the NYSE MKT under the symbol “GIG.”

Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-25 of this prospectus supplement and under the heading “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2015, and our Quarterly Report on Form 10-Q for the quarter ended March 27, 2016, which Annual Report and Quarterly Report are incorporated herein by reference.

Outstanding Shares

The number of shares of Common Stock to be outstanding immediately after this Offering is based on 54,206,761 shares outstanding as of June 3, 2016, and excludes as of this date:

•	701,754 shares of treasury stock.
•	7,500,141 shares of Common Stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.29 per share;
•	5,035,666 shares of Common Stock issuable upon the vesting of outstanding restricted stock units;
•	2,096,929 shares of Common Stock reserved for future issuance under our equity incentive plans; and
•	160,698 shares of Common Stock issuable upon exercise of outstanding warrants.

Except as otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their overallotment option.

Rights Accompanying Common Stock

Our Common Stock is accompanied by the associated rights (the “Rights,”) to purchase shares of Series A Junior Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred”). The Rights were created by that certain Rights Agreement, dated December 16, 2011, between the Company and the American Stock Transfer & Trust Company, LLC, as Rights Agent, as amended by the Amended and Restated Rights Agreement, dated December 16, 2014 (collectively, the “Rights Agreement”). The Rights will continue to attach to our Common Stock until the Rights become exercisable or until the Rights Agreement expires, whichever is earlier. Each Right entitles the holder of one share of Common Stock to purchase one one-thousandth of a share of our Series A Preferred upon certain triggering conditions. For more information on the Rights, refer to the “Description of Our Capital Stock” of the accompanying prospectus.

Summary Historical and Pro Forma Financial Data

The following tables set forth, for the periods and dates indicated, our summary consolidated statements of operations and consolidated balance sheets data. In addition, we are providing unaudited pro forma condensed combined statements of operations and balance sheet data reflecting the acquisition of Magnum for the year ended December 31, 2015 and for the three months ended March 27, 2016 and as of March 27, 2016. The summary consolidated financial data has been derived from our unaudited consolidated financial statements and accompanying notes for the three months ended March 27, 2016 and March 29, 2015, as well as our audited historical consolidated financial statements and accompanying notes for the years ended December 31, 2015 and 2014. The pro forma condensed combined statements of operations are based on (i) the historical consolidated statements of operations of GigPeak for the year ended December 31, 2015 and the three months ended March 27, 2016 and (ii) the historical consolidated statements of operations of Magnum for the year ended December 31, 2015 and the three months ended March 31, 2016. The unaudited pro forma condensed combined balance sheet is based on (i) the historical consolidated balance sheet of GigPeak as of March 27, 2016 and (ii) the historical consolidated balance sheet of Magnum as of March 31, 2016. This information is only a summary. Additional assumptions and adjustments for this pro forma financial information is included in Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on May 27, 2016 and incorporated by reference herein. You should read this data in conjunction with our historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report filed on Form 10-K, Quarterly Reports filed on Form 10-Q and other information on file with the SEC that is incorporated by reference in this prospectus supplement (including our Current Report Amendment No. 1 on Form 8-K/A pertaining to the acquisition of Magnum) and the accompanying prospectus. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement entitled “Where You Can Find More Information.” The results included here are not necessarily indicative of future performance.

Consolidated Statements of Operations Data

	Historical				Pro forma Combined reflecting the Merger
	Years Ended December 31,		Three Months Ended		Year Ended December 31, 2015	Three Months Ended March 27, 2016
(in thousands, except per share amounts)	2015	2014	March 27, 2016	March 29, 2015
			(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total revenue	$40,394	$32,947	$11,362	$9,060	$57,478	$14,631
Total cost of revenue	14,898	13,711	3,683	3,667	21,031	4,685
Gross profit	25,496	19,236	7,679	5,393	36,447	9,946
Operating expenses
Research and development expense	12,955	13,732	3,525	3,248	28,346	6,212
Selling, general and administrative expense	11,127	10,503	4,162	2,770	16,873	5,873
Restructuring expense, net	—	343	—	—	1,640	—
Total operating expenses	24,082	24,578	7,687	6,018	46,859	12,085
Income (loss) from operations	1,414	(5,342)	(8)	(625)	(10,412)	(2,139)
Interest expense, net	(19)	(39)	—	(3)	(6,459)	(1,518)
Other income (loss), net	(76)	70	(4)	1	4,487	(258)
Income (loss) before provision for income taxes	1,319	(5,311)	(12)	(627)	(12,384)	(3,915)
Provision for income taxes	67	54	40	9	287	41
Income (loss) from consolidated companies	1,252	(5,365)	(52)	(636)	(12,671)	(3,956)
Loss on equity investment	(3)	(456)	—	—	(3)	—
Net income (loss)	$1,249	$(5,821)	$(52)	$(636)	$(12,674)	$(3,956)
Net income (loss) per share—basic and diluted	$0.03	$(0.18)	$(0.00)	$(0.02)	$(0.29)	$(0.08)
Weighted average number of shares used in basic net loss per share calculations	36,624	31,851	44,789	32,525	43,503	51,668
Weighted average number of shares used in diluted net loss per share calculations	38,114	31,851	44,789	32,525	43,503	51,668

Consolidated Balance Sheets Data

	Historical			Pro forma Combined reflecting the Merger
(in thousands)	December 31, 2015	December 31, 2014	March 27, 2016 (unaudited)	March 27, 2016 (unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,245	$18,438	$36,827	$24,360
Accounts receivable, net	10,596	7,955	9,039	10,251
Inventories	6,880	5,139	6,971	8,298
Prepaid and other current assets	580	433	788	1,202
Total current assets	48,301	31,965	53,625	44,111
Long-term assets	20,809	14,785	21,395	80,538
Total assets	$69,110	$46,750	$75,020	$124,649
LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Total current liabilities	$7,660	$6,363	$7,738	$19,779
Total long-term liabilities	1,261	882	1,265	20,957
Total liabilities	8,921	7,245	9,003	40,736
Redeemable common stock	—	—	4,700	4,700
Total stockholders’ equity	60,189	39,505	61,317	79,213
Total liabilities, redeemable common stock and stockholders’ equity	$69,110	$46,750	$75,020	$124,649

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, any issuer free writing prospectus and any other written or oral statement by or on our behalf contain “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through the use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference included in this prospectus, we caution you that these statements are based on our projections of the future that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	we have a history of incurring losses;
•	our ability to remain competitive in the markets we serve;
•	the effects of future economic, business and market conditions;
•	consolidation in the industry we serve;
•	our ability to continue to develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability;
•	our ability to establish and maintain effective internal controls over our financial reporting;
•	risks related to our acquisition of and merger with Magnum;
•	risks relating to the transaction of business internationally;
•	our failure to realize anticipated benefits from acquisitions or the possibility that such acquisitions could adversely affect us, and risks relating to the prospects for future acquisitions;
•	the loss of key employees and the ability to retain and attract key personnel, including technical and managerial personnel;
•	quarterly and annual fluctuations in results of operations;
•	investments in research and development;
•	protection and enforcement or our intellectual property rights and proprietary technologies;
•	costs associated with potential intellectual property infringement claims asserted by a third party against us or asserted by us against a third party;
•	our exposure to product liability claims resulting from the use of our products;
•	the loss of one or more of our significant customers, or the diminished demand for our products;
•	the loss of one or more of our critical vendors, particularly sole source suppliers of key components and wafers;
•	our dependence on overseas and domestic foundries, contract manufacturing and outsourced supply chain, as well as the costs of materials;
•	our reliance on third parties to provide services for the operation of our business;

•	our ability to be successful in identifying, acquiring and consolidating new acquisitions;
•	our ability to successfully complete inception and funding of new joint ventures that we establish globally;
•	the effects of war, terrorism, natural disasters or other catastrophic events;
•	our success at managing the risks involved in the foregoing items; and
•	other risks and uncertainties, including those listed under the heading “Risk Factors” herein.

Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained or incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below, the information under the heading “Risk Factors” in the accompanying prospectus, together with all of the other information contained or incorporated by reference in this prospectus supplement or accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A—Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2015, and in our Quarterly Report on Form 10-Q for the quarter ended March 27, 2016, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

Risks Related to our Business

We had incurred substantial operating losses in the past and we may not be able to achieve profitability in the future.

Historically, since inception in 2007 and through 2014, we have incurred net losses. For the three months ended March 27, 2016 and the year ended December 31, 2014, we incurred net losses of $52,000 and $5.8 million, respectively. For the year ended December 31, 2015, we recorded net income of $1.2 million. For the three months ended March 27, 2016 and the years ended December 31, 2015 and 2014, we had cash inflows from operations of $3.5 million, $3.0 million and $2,000, respectively. As of March 27, 2016, we had an accumulated deficit of $101.1 million. We expect development, sales and other operating expenses to increase in the future as we expand our business. If our revenue does not grow to offset these current expenses, we may not be profitable. In fact, in future quarters we may not have any revenue growth and our revenues could decline. Furthermore, if our operating expenses exceed expectations, financial performance will be adversely affected and we may continue to incur significant losses in the future.

There may be a possible effect from the acquisition of Magnum on our future revenue recognition policy.

Historically, one of the primary revenue recognition models used by Magnum is to recognize license royalty revenue based upon reports received by customers during the quarter, assuming all other revenue recognition criteria are met. The customers generally report shipment information typically within 45 days following the end of their respective quarters. If there is a reliable basis upon which the Company can estimate its royalty revenue prior to obtaining the customers’ reports, the Company will recognize the royalty revenues in the quarter in which they are earned. If there is not a reliable basis for estimating royalties, the Company will recognize revenue in the following quarter when the shipment report is received. Because GigPeak has not previously sold software or had license royalty revenue, this is a different type of revenue and revenue recognition policy than previously used by GigPeak. The application of revenue recognition or other accounting methodologies, assumptions, and estimates that are different from those we have historically used in our business could complicate our financial statements, expose us to additional accounting and audit costs, and increase the risk of accounting errors in our estimates and financial statements. In addition, this revenue recognition policy can lead to volatility from quarter to quarter in the amount of revenue recognized from license royalties.

If increasing use of our software fails to grow adequately such that we don’t see growing license royalty revenues from our customers our business may suffer. Our future growth and financial performance will depend in part on broad market acceptance and use of our software.

We could suffer unrecoverable losses on our customers’ accounts receivable, which would adversely affect our financial results.

Our operating cash flows are dependent on the continued collection of receivables. Although our accounts receivable as of March 27, 2016 decreased by $1.6 million or 15% compared to the balance as of December 31,

2015, we have not had significant uncollectable accounts. However, if a customer is unable or refuses to pay we could suffer additional accounting losses as well as a reduction in liquidity. A significant increase in uncollectable accounts would have an adverse impact on our business, liquidity and financial results.

Our business is subject to foreign currency risk.

Sales to customers located outside the United States comprised 59% and 73% of our revenue for the three months ended March 27, 2016 and March 29, 2015, respectively. In addition, we have two subsidiaries overseas (Switzerland and Germany) that record their operating expenses in a foreign currency. Since sales of our products have been denominated to date primarily in U.S. dollars, increases in the value of the U.S. dollar could increase the price of our products so that they become relatively more expensive to customers in the local currency of a particular country, leading to a reduction in sales. Future international activity may result in increased foreign currency denominated sales. Gains and losses on the conversion to U.S. dollars of accounts receivable, accounts payable and other monetary assets and liabilities arising from international operations may contribute to fluctuations in GigPeak’s results of operations. We currently do not have hedging or other programs in place to protect against adverse changes in the value of the U.S. dollar as compared to other currencies to minimize potential adverse effects.

Our strategy of growth through acquisitions and spin-outs could harm our business.

It is our intent to continue to grow through strategic acquisitions. Successful integration of newly acquired target companies may place a significant burden on our management and internal resources. The diversion of management’s attention and any difficulties encountered in the transition and integration processes could harm our business, financial condition and operating results. In addition, we may be unable to execute our acquisition strategy, resulting in under-utilized resources and a failure to achieve anticipated growth. Our operating results and financial condition will be adversely affected if we are unable to achieve or achieve on a timely basis cost revenue opportunities from any future acquisitions, or incur unforeseen costs and expenses or experience unexpected operating difficulties from the integration of acquired businesses.

We have made and continue to make strategic investments and enter into strategic licensing and collaborative partnerships and relationships with third parties. The anticipated benefits of these investments, partnerships and relationships may never materialize and these investments, partnerships and relationships may instead disrupt our business and harm our financial condition.

We have made and will continue to make strategic investments (most recently in January 2016 into Anagog) in and enter into strategic licensing and collaborative partnerships and relationships with third parties with the goal of acquiring or gaining access to new and innovative semiconductor products and technologies, as well as other technologies which can be used to add to the differentiation of our emerging products, on a timely basis. Negotiating and performing under these arrangements involves significant time and expense, and we cannot assure you that the anticipated benefits of these arrangements will ever materialize or that the products or technologies involved will ever be commercialized or that, as a result, we will not have write down a portion or all of our investment. We may end up with investments in, or owing various obligations and commitments to, third parties related to these arrangements. Such arrangements can magnify several risks for us, including loss of control over the development and development timeline of products being developed with third parties. Accordingly, we face increased risk that development activities may result in products that are not commercially successful or that are not available in a timely fashion. In addition, any third party with whom we enter into a development, product collaboration or technology licensing arrangement may fail to commit sufficient resources to the project, change its policies or priorities and abandon or fail to perform its obligations related to the collaboration. The failure to timely develop commercially successful products through our development projects or strategic investment activities as a result of any of these and other challenges could have a material adverse effect on our business, results of operations and financial condition. Other challenges and risks presented by use of strategic partnerships include:

•	The acquisition of a partner with which we have an investment or strategic relationship by an unaffiliated third party that either delays or jeopardizes the original intent of the partnering relationship or investment; and
•	Our inability to liquidate an investment in a privately held company when we believe it is prudent to do so which results in a significant reduction in value or loss of our entire investment.

If we fail to develop and introduce new or enhanced products on a timely basis, our ability to attract and retain customers could be impaired and our competitive position could be harmed.

We operate in a dynamic environment characterized by rapidly changing technologies and industry standards and technological obsolescence. To compete successfully, we must design, develop, market and sell new or enhanced products that provide increasingly higher levels of performance and reliability and meet the cost expectations of our customers. The introduction of new products by our competitors, the market acceptance of products based on new or alternative technologies, or the emergence of new industry standards could render our existing or future products obsolete. Our failure to anticipate or develop in a timely manner new or enhanced products or technologies in response to technological shifts could result in decreased revenue. In particular, we may experience difficulties with product design, manufacturing, marketing or certification that could delay or prevent our development, introduction or marketing of new or enhanced products. If we fail to introduce new or enhanced products that meet the needs of our customers or penetrate new markets in a timely fashion, we will lose market share and our operating results will be adversely affected.

We face intense competition and expect competition to increase in the future, which could have an adverse effect on our revenue, revenue growth rate, if any, and market share.

The global semiconductor market, in general, is highly competitive. Increased competition could result in price pressure, reduced profitability and loss of market share, any of which could materially and adversely affect our business, revenue, revenue growth rates and operating results. We compete in different target markets to various degrees on the basis of a number of principal competitive factors, including our products’ performance, features and functionality, energy efficiency, size, ease of system design, customer support, products, reputation, reliability, price and the quality of our product roadmap. We expect competition to increase and intensify as more and larger semiconductor companies, as well as the internal resources of large, integrated original equipment manufacturers, or OEMs, enter our markets.

Although we believe we currently compete favorably with our competitors, we cannot be certain that we will be able to compete successfully against either current or new competitors in the future. Our competitors range from large, international companies offering a wide range of semiconductor products to smaller companies specializing in narrow markets and internal engineering groups within device manufacturers, some of which may be our customers. Some of our competitors which are large public companies have longer operating histories and greater financial, technical, marketing resources than we have. Our primary competitors include Qorvo, Vitesse, Oki, Inphi, M/A-Com, Semtech, Microsemi, Avago, Finisar, MaxLinear, Tyco Electronics (formerly Zarlink),Mellanox and Ambarella. We expect competition in the markets in which we participate to increase in the future as existing competitors improve or expand their product offerings. In addition, we believe that a number of other public and private companies are in the process of developing competing products for digital television and other broadband communications applications. Because our products often are “building block” semiconductors which provide functions that in some cases can be integrated into more complex integrated circuits, we also face competition from manufacturers of integrated circuits, some of which may be existing customers that develop their own integrated circuit products.

Our ability to compete successfully depends on elements both within and outside of our control, including industry and general economic trends. During past periods of downturns in our industry, competition in the markets in which we operate intensified as manufacturers of semiconductors reduced prices in order to combat production overcapacity and high inventory levels. Many of our competitors have substantially greater financial and other resources with which to withstand similar adverse economic or market conditions in the future. Moreover, the competitive landscape is changing as a result of consolidation within our industry as some of our competitors have merged with or been acquired by other competitors, and other competitors have begun to collaborate with each other. These developments may materially and adversely affect our current and future target markets and our ability to compete successfully in those markets.

We derive a significant portion of our revenue from a small number of customers and the loss of one or more of these key customers, the diminished demand for our products from a key customer, or the failure to obtain certifications from a key customer or its distribution channel could significantly reduce our revenue and profits.

A relatively small number of customers account for a significant portion of our revenue in any particular period. One or more of our key individual customers may discontinue operations as a result of consolidation, liquidation or otherwise, or reduce significantly its business with us due to the current economic conditions or their current situation. Reductions, delays and cancellation of orders from our key customers or the loss of one or more key customers could significantly reduce our revenue and profits. There is no assurance that our current customers will continue to place orders with us, that orders by existing customers will continue at current or historical levels or that we will be able to obtain orders from new customers.

Furthermore, as part of our strategy, we market and sell our products through third-party distributors in certain markets such as China, Taiwan and Japan where the ability to make sales to end-user customers is dependent upon such a channel. Although we develop relationships with distributors in these markets that further our sales efforts, we do not control the activities of our distributors with respect to the marketing and sale of our products. Therefore, the reputation and performance of our distributors and their ability and willingness to sell our products, uphold our brand reputation, and expand their businesses and sales channels are essential to the growth of our business in these markets. Similarly, factors which are under our control, such as the development of our products, are essential to the growth of our business in these markets. Consistent with our relationship with individual customers, we do not have long-term purchase commitments from these distributor customers, and certain distributor agreements provide for semi-annual stock rotation privileges of 5 to 10 percent of net sales for the previous six-month period. As product sales have continued to grow in Asia, primarily in China and Taiwan, the distributors in those markets are making sales to multiple end-user customers. Maintaining distributors in these markets is necessary to our ability to make sales in such jurisdictions, however, due to the nature of our customer relationships with the distributors and the structure of the distribution market, it is possible to cease business operations with any particular distributor and put in place an alternative distribution arrangement without materially impacting our sales, provided we have an appropriately planned transition. However, we cannot provide assurances that we can adequately plan for all such needs to replace any of our distributors in these markets, or that any changes will not result in delay of shipment of our product or disruptions of distribution arrangements in the future, and loss of a key distributor could have an adverse effect on our business, revenue and operating results.

In addition, certain end-user customers in the United States do not make direct purchases of our products from us. Rather, purchases are made by distributors that are engaged by the end-user customers to manage their long-term inventory needs. Unlike the distributors we engage, these distributors have no stock rotation rights and, in some cases, may pay in advance of shipment. Since purchase commitments are dependent upon the purchasing decisions of the end-user customers supported by these distributors, there are no long-term purchase commitments necessary from these distributor customers, and the risks that exist with individual customers apply equally to these customer relationships.

Average selling prices of our products could decrease rapidly, which could have a material adverse effect on our revenue and gross margins.

We may experience substantial period-to-period fluctuations in future operating results due to the erosion of our average selling prices. From time to time, we have reduced the average unit price of our products in anticipation of competitive pricing pressures, new product introductions by us or our competitors and for other reasons. We expect that we will have to do so again in the future. If we are unable to offset any reductions in our average selling prices by increasing our sales volumes or introducing new products with higher operating margins, our revenue and gross margins will suffer. To maintain our gross margins, we must develop and introduce new products and product enhancements on a timely basis and continually reduce our and our customers’ costs. Failure to do so could cause our revenue and gross margins to decline.

If our customers do not design our solutions into their product offerings, or if our customers’ product offerings are not commercially successful, our business would suffer.

With the acquisition of Magnum, we sell video processing SoC solutions to original equipment manufacturers, or OEMs, who include our SoCs in their products, and to original design manufacturers, or ODMs, who include our SoCs in the products that they supply to OEMs. We refer to ODMs as our customers and OEMs as our end customers, except as otherwise indicated or as the context otherwise requires. Our video processing SoCs are generally incorporated into our customers’ products at the design stage, which is referred to as a design win. As a result, we rely on OEMs to design our solutions into the products that they design and sell. Without these design wins, our business would be harmed. We often incur significant expenditures developing a new SoC solution without any assurance that an OEM will select our solution for design into its own product. Once an OEM designs a competitor’s device into its product, it becomes significantly more difficult for us to sell our SoC solutions to that OEM because changing suppliers involves significant cost, time, effort and risk for the OEM. Furthermore, even if an OEM designs one of our SoC solutions into its product, we cannot be assured that the OEM’s product will be commercially successful over time or at all or that we will receive or continue to receive any revenue from that OEM. If products or other product categories incorporating our SoC solutions are not commercially successful or experience rapid decline, our revenue and business will suffer.

Our video processing SoC product strategy, which is targeted at markets demanding superior video quality, may not address the demands of our target customers and may not lead to increased revenue in a timely manner or at all, or even may deteriorate significantly which could materially adversely affect our results of operations and limit our ability to grow.

We have adopted a product strategy for our video processing SoCs that focuses on our core competencies in video processing and delivering high levels of video quality. With this strategy, we continue to make further investments in the development of our video processor architecture. This strategy is designed to address the needs of customers in the market for video processing SoCs. Such markets may not develop, may take longer to develop than we expect, or may change directions all together. We cannot assure you that the products we are currently selling and developing will adequately address the demands of our target customers, or that we will be able to produce our new products at costs that enable us to price these products competitively.

Rapidly changing industry standards could make our video processing solutions obsolete, which would cause our operating results to suffer.

We design our video processing solutions to conform to video compression standards, including MPEG-2, H.264 and H.265, set by industry standards setting bodies such as ITU-T Video Coding Experts Group and the ISO/IEC Moving Picture Experts Group. Generally, our solutions comprise only a part of a camera or broadcast infrastructure equipment device. All components of these devices must uniformly comply with industry standards in order to operate efficiently together. We depend on companies that provide other components of the devices to support prevailing industry standards. Many of these companies are significantly larger and more influential in driving industry standards than we are. Some industry standards may not be widely adopted or implemented uniformly, and competing standards may emerge that may be preferred by our customers or by consumers. If our customers or the suppliers that provide other device components adopt new or competing industry standards with which our solutions are not compatible, or if the industry groups fail to adopt standards with which our solutions are compatible, or open free codecs, our existing solutions would become less desirable to our customers. As a result, our sales would suffer or even completely vanish, and not only will we lose a major source of revenue, but we could be required to make significant expenditures to develop new SoC solutions. For example, if the new H.265 video compression standard is not broadly adopted by our customers or potential customers, sales of our H.265 compliant solutions would suffer and we may be required to expend substantial resources to comply with an alternative video compression standard. In addition, existing standards may be challenged as infringing upon the intellectual property rights of other companies or may be superseded by new innovations or standards.

Products for communications applications are based on industry standards that are continually evolving. Our ability to compete in the future will depend on our ability to identify and ensure compliance with these evolving industry standards, including any new video compression standards, and our ability to deliver superior products against potential open source free products that will be made available in the market. The emergence of new industry standards could render our solutions incompatible with products developed by other suppliers. As a result, we could be required to invest significant time and effort and to incur significant expense to redesign our solutions to ensure compliance with relevant standards. If our solutions are not in compliance with prevailing industry standards for a significant period of time, we could miss opportunities to achieve crucial design wins, which could harm our business.

The complexity of our video processing SoC solutions could result in unforeseen delays or expenses from undetected defects, errors or bugs in hardware or software which could reduce the market adoption of our new solutions, damage our reputation with current or prospective customers and adversely affect our operating costs.

Highly complex video processing SoC solutions such as ours frequently contain defects, errors and bugs when they are first introduced or as new versions are released. We have in the past and may in the future experience these defects, errors and bugs. If any of our solutions have reliability, quality or compatibility problems, we may not be able to successfully correct these problems in a timely manner or at all. In addition, if any of our proprietary features contain defects, errors or bugs when first introduced or as new versions of our solutions are released, we may be unable to timely correct these problems. Consequently, our reputation may be damaged and customers may be reluctant to buy our solutions, which could harm our ability to retain existing customers and attract new customers, and could adversely affect our financial results. In addition, these defects, errors or bugs could interrupt or delay sales to our customers. If any of these problems are not found until after we have commenced commercial production of a new product, we may incur significant additional development costs and product recall, repair or replacement costs. These problems may also result in claims against us by our customers or others.

Unknowing use of open source software in our products, processes and technology may expose us to additional risks and compromise our proprietary intellectual property.

We may unknowingly utilize and incorporate software that is subject to an open source license in our products, processes and technology in a manner that could create unintended risks. Open source software is typically freely accessible, usable and modifiable. Certain open source software licenses, such as the GNU General Public License, require a user who distributes the open source software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software. In addition, certain open source software licenses require the user of such software to make any derivative works of the open source code available to others on terms unfavorable to us or at no cost. This can subject previously proprietary software to open source license terms.

While we monitor the use of open source software in our products, processes and technology and try to ensure that no open source software is used in such a way as to require us to disclose the source code to the related product, processes or technology when we do not wish to do so, such use could inadvertently occur. Additionally, if a third-party software provider has incorporated certain types of open source software into software we license from such third-party for our products, processes or technology, we could, under certain circumstances, be required to disclose the source code to our products, processes or technology. This could harm our intellectual property position and our business, results of operations and financial condition.

We may be unable to obtain effective intellectual property protection for our trade secrets, potential products and technology.

Any intellectual property that we have or may acquire, license or develop in the future may not provide meaningful competitive advantages. Our patents and patent applications, including those we license, may be challenged by competitors, and the rights granted under such patents or patent applications may not provide meaningful proprietary protection. For example, there are patents held by third parties that relate to electro-optic devices. These patents could be used as a basis to challenge the validity or limit the scope of our patents or patent applications. A successful challenge to the validity or limitation of the scope of our patents or patent applications could limit our ability to commercialize the technology and, consequently, reduce revenues.

Moreover, competitors may infringe our patents or those that we license, or successfully avoid these patents through design innovation. To combat infringement or unauthorized use, we may need to resort to litigation, which can be expensive, time-consuming and may not succeed in protecting our proprietary rights. In addition, in an infringement proceeding, a court may decide that our patents or other intellectual property rights are not valid or are unenforceable, or may refuse to stop the other party from using the intellectual property at issue on the grounds that it is non-infringing. Policing unauthorized use of our intellectual property is difficult and expensive, and we may not be able to, or have the resources to, prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect these rights as fully as the laws of the United States.

We also rely on the law of trade secrets to protect unpatented technology and know-how. We protect this technology and know-how by limiting access to those employees, contractors and strategic partners with a need to know this information and by entering into confidentiality agreements with these parties. Any of these parties could breach the agreements and disclose our trade secrets or confidential information to competitors, or such competitors might learn of the information in other ways. Disclosure of any trade secret not protected by a patent could materially harm our business.

We may be subject to patent infringement claims, or we may be required to defend or indemnify claims of patent infringements by others, which could result in substantial costs and liability and prevent us from commercializing potential products.

Third parties may claim that our potential products or related technologies infringe their patents. Any patent infringement claims brought against us may cause us to incur significant expenses, divert the attention of management and key personnel from other business concerns and, if successfully asserted, require us to pay substantial damages. In addition, as a result of a patent infringement suit, we may be forced to stop or delay developing, manufacturing or selling potential products that are claimed to infringe a patent covering a third party’s intellectual property unless that party grants us rights to use its intellectual property. We may be unable to obtain these rights on acceptable terms, if at all. Even if we are able to obtain rights to a third party’s patented intellectual property, these rights may be non-exclusive, and therefore competitors may obtain access to the same intellectual property. Ultimately, we may be unable to commercialize our potential products or may have to cease some business operations as a result of patent infringement claims, which could severely harm our business.

If our potential products infringe the intellectual property rights of others, we may be required to indemnify customers for any damages they suffer. Third parties may assert infringement claims against our current or potential customers. These claims may require us to initiate or defend protracted and costly litigation on behalf of customers, regardless of the merits of these claims. If any of these claims succeed, we may be forced to pay damages on behalf of these customers or may be required to obtain licenses for the products they use. If we cannot obtain all necessary licenses on commercially reasonable terms, we may be unable to continue selling such products.

The technology that we license from various third parties may be subject to government rights and retained rights of the originating research institution.

We license technology from various companies and entities. Many of these partners and licensors have obligations to government agencies or universities. Under their agreements, a government agency or university may obtain certain rights over the technology that we have developed and licensed, including the right to require that a compulsory license be granted to one or more third parties selected by the government agency.

In addition, our partners often retain certain rights under their licensing agreements, including the right to use the technology for noncommercial academic and research use, to publish general scientific findings from research related to the technology, and to make customary scientific and scholarly disclosures of information relating to the technology. It is difficult to monitor whether such partners limit their use of the technology to these uses, and we could incur substantial expenses to enforce our rights to this licensed technology in the event of misuse.

We rely on a limited number of third parties to manufacture, assemble and test our products, and the failure to manage our relationships with our third-party contractors successfully could adversely affect our ability to market and sell our products.

In addition to our in-house manufacturing facilities, we operate an outsourced manufacturing business model that utilizes third-party foundry, assembly and test capabilities. As a result, we rely on third-party foundry wafer fabrication, assembly and test capacity, including sole sourcing, for many components or products. Currently, our semiconductor devices are manufactured by foundries operated by IBM Corp., WIN Semiconductors Cayman Islands Co., Ltd., Qorvo, UMC Group, Global Communication Semiconductors LLC., Sumitomo Electric Device, Tower Semiconductor Ltd., Taiwan Semiconductor Manufacturing Company, Limited and Northrop Grumman Space & Mission Systems. We also use third-party contractors for our assembly and test operations, which include, Bourns, SPEL Semiconductor Limited, ASE Group, and Fabrinet.

Relying on third party manufacturing, assembly and testing presents significant risks to us, including the following:

•	failure by us, or our customers or their end customers to qualify a selected supplier;
•	capacity shortages during periods of high demand;
•	reduced control over delivery schedules and quality;
•	shortages of materials and potential lack of adequate capacity during periods of excess demand;

•	misappropriation of our intellectual property;
•	limited warranties on wafers or products supplied to us;
•	potential increases in prices;
•	inadequate manufacturing yields and excessive costs;
•	difficulties selecting and integrating new subcontractors; and
•	political instability in countries where third-party manufacturers are located.

The ability and willingness of our third-party contractors to perform is largely outside our control. If one or more of our contract manufacturers or other outsourcers fails to perform its obligations in a timely manner or at satisfactory quality levels, our ability to bring products to market and our reputation could suffer. For example, in the event that manufacturing capacity is reduced or eliminated at one or more facilities, we could have difficulties fulfilling our customer orders and our net revenue could decline. In addition, if these third parties fail to deliver quality products and components on time and at reasonable prices, we could have difficulties fulfilling our customer orders, our net revenue could decline and our business, financial condition and results of operations would be adversely affected.

The loss of our relationship with any third-party semiconductor foundry without adequate notice would adversely impact our ability to fill customer orders and could damage our customer relationships.

The loss of our relationship with or access to any of the semiconductor foundries we currently use for the fabrication of custom designed components and any resulting delay or reduction in the supply to us of semiconductor devices, would severely impact our ability to fulfill customer orders and could damage our relationships with our customers. For example, we may not be successful in forming alternative supply arrangements that provide us with a sufficient supply of GaAs devices. GaAs devices are used in many of the products we manufacture. Because there are a limited number of semiconductor foundries that use the gallium arsenide process technologies we select for our products and that have sufficient capacity to meet our needs, using alternative or additional semiconductor foundries would require an extensive qualification process that could prevent or delay product shipments and revenues. We estimate that it may take up to nine to twelve months to shift production of a given semiconductor circuit design to a new foundry.

Restrictive covenants under our credit facility with Silicon Valley Bank may adversely affect our operations.

If we utilize our loan and security agreement with Silicon Valley Bank, it contains a number of restrictive covenants that will impose significant operating and financial restrictions on our ability to, without prior written approval from Silicon Valley Bank:

•	merge or consolidate, or permit any of our subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of our subsidiaries to acquire, all or substantially all of the capital stock or property of another person or company;
•	sell, lease, or otherwise transfer, or permit any of our subsidiaries to sell, lease or otherwise transfer, all or any part of our business or property, except in the ordinary course of business or in connection with certain indebtedness or investments permitted under the loan and security agreement;
•	create, incur, or assume any indebtedness, other than certain indebtedness permitted under the loan and security agreement with Silicon Valley Bank;
•	pay any dividends (except in the form of our equity securities) or make any distributions or payment on, or redeem, retire or repurchase any capital stock; and
•	make any investment, other than certain investments permitted under the loan and security agreement.

A failure to comply with the covenants contained in our loan and security agreement could result in an event of default under the agreement that, if not cured or waived, could result in the acceleration of the indebtedness and have a material adverse effect on our business, financial condition and results of operations.

We do not have any long-term supply contracts with our contract manufacturers or suppliers, and any disruption in our supply of products or materials could have a material adverse effect on our business, revenue and operating results.

We currently do not have long-term supply contracts with any of our third-party vendors. We make substantially all of our purchases on a purchase order basis, and our contract manufacturers are not required to supply us products for any specific period or in any specific quantity. We expect that it would take approximately nine to twelve months to transition performance of our foundry or assembly services to new providers. Such a transition would likely require a qualification process by our customers or their end customers. We generally place orders for products with some of our suppliers approximately four to five months prior to the anticipated delivery date, with order volumes based on our forecasts of demand from our customers. Accordingly, if we inaccurately forecast demand for our products, we may be unable to obtain adequate and cost-effective foundry or assembly capacity from our third-party contractors to meet our customers’ delivery requirements, or we may accumulate excess inventories. Our third-party contractors have not provided any assurance to us that adequate capacity will be available to us within the time required to meet additional demand for our products. In addition, the effects of war, terrorism, natural disaster or other catastrophic events could disrupt our supply of products or materials which could have a material adverse effect on our business, revenue and operating results.

Because of the shortages of some materials and components and our dependence on single source suppliers and custom components for our products for the optical communications, wireless and ASIC markets, we may be unable to obtain an adequate supply of materials and components of sufficient quality in a timely fashion, or may be required to pay higher prices or to purchase components of lesser quality.

Many of our products for the optical communications, wireless and ASIC markets are customized and must be qualified with our customers. This means that we cannot change suppliers, materials and components used in our products easily without the risks and delays associated with requalification. Accordingly, while a number of the components we use in our products are made by multiple suppliers, we may effectively have single source suppliers for many of these materials components. Further, we have recently experienced extended lead times for some components.

In addition, we currently purchase a number of materials and components, some from single source suppliers, including, but not limited to:

•	semiconductor wafers;
•	semiconductor devices;
•	application-specific monolithic microwave integrated circuits;
•	voltage regulators;
•	passive components;
•	unusual or low usage components;
•	surface mount components compliant with the EU’s Restriction of Hazardous Substances (“RoHS”), Directive;
•	packages, housings and custom metal parts;
•	high-frequency circuit boards;
•	custom connectors; and
•	chemicals and compounds.

Any delay or interruption in the supply of these or other components could impair our ability to manufacture and deliver these products, harm our reputation and cause a reduction in our revenues. In addition, any increase in the cost of the components that we use in these products could make these products less competitive and lower our margins. Shortages and quality issues could adversely impact our revenues. Our single source suppliers could enter into exclusive agreements with or be acquired by one of our competitors, increase their prices, refuse to sell their products to us, discontinue products or go out of business. Even to the extent alternative suppliers are available to us and their components are qualified with our customers on a timely basis, identifying them and entering into arrangements with them may be difficult and time consuming, and they may not meet our quality standards. We may not be able to obtain sufficient quantities of required components on the same or substantially the same terms.

Our business, financial condition and operating results would be harmed if we do not achieve anticipated revenues.

In response to anticipated long lead times to obtain inventory and materials from outside contract manufacturers, suppliers and foundries, we may need to order materials in advance of anticipated customer demand. This advance ordering may result in excess inventory levels or unanticipated inventory write-downs if expected orders fail to materialize, or other factors render our products less marketable. If we are forced to hold excess inventory or incur unanticipated inventory write-downs, our financial condition and operating results could be materially harmed.

Our expense levels are relatively fixed and are based on our expectations of future revenue. We have a limited ability to reduce expenses quickly in response to any revenue shortfalls. Changes to production volumes and impact of overhead absorption may result in a decline in our financial condition or liquidity.

Our customers require our products and our third-party contractors to undergo a lengthy and expensive qualification process which does not assure product sales.

Prior to purchasing our products, our customers require that both our products and our third-party contractors undergo extensive qualification processes, which involve testing of the products in the customer’s system and rigorous reliability testing. This qualification process may continue for six months or more. However, qualification of a product by a customer does not assure any sales of the product to that customer. Even after successful qualification and sales of a product to a customer, a subsequent revision to the product, changes in our customer’s manufacturing process or our selection of a new supplier may require a new qualification process, which may result in delays and in us holding excess or obsolete inventory. After our products are qualified, it can take an additional six months or more before the customer commences volume production of components or devices that incorporate our products. Despite these uncertainties, we devote substantial resources, including design, engineering, sales, marketing and management efforts, to qualifying our products with customers in anticipation of sales. If we are unsuccessful or delayed in qualifying any of our products with a customer, sales of that product to the customer may be precluded or delayed, which may impede our growth and cause our business to suffer.

We are subject to order and shipment uncertainties, and differences between our estimates of customer demand and product mix and our actual results could negatively affect our inventory levels, sales and operating results.

Our revenue is generated on the basis of purchase orders with our customers rather than long-term purchase commitments. In addition, our customers can cancel purchase orders or defer the shipments of our products under certain circumstances. Our products are manufactured using semiconductor foundry partners according to our estimates of customer demand, which requires us to make separate demand forecast assumptions for every customer, each of which may introduce significant variability into our aggregate estimate. We have limited visibility into future customer demand and the product mix that our customers will require, which could adversely affect our revenue forecasts and operating margins. Moreover, because our target markets are relatively new, many of our customers have difficulty accurately forecasting their product requirements and estimating the timing of their new product introductions, which ultimately affects their demand for our products. In addition, the rapid pace of innovation in our industry could render significant portions of our inventory obsolete. Excess or obsolete inventory levels could result in unexpected expenses or increases in our reserves that could adversely affect our business, operating results and financial condition. Conversely, if we were to underestimate customer demand or if sufficient manufacturing capacity were unavailable, we could forego revenue opportunities, potentially lose market share and damage our customer relationships. In addition, any significant future cancellations or deferrals of product orders or the return of previously sold products due to manufacturing defects could materially and adversely impact our profit margins, increase our write-offs due to product obsolescence and restrict our ability to fund our operations.

Winning business is subject to lengthy competitive selection processes that require us to incur significant expenditures. Even if we begin a product design, a customer may decide to cancel or change its product plans, which could cause us to generate reduced and/or delayed revenue from a product and adversely affect our results of operations.

The selection process for obtaining new business typically is lengthy and can require us to incur significant design and development expenditures and dedicate scarce engineering resources in pursuit of a single customer opportunity. We may not win the competitive selection process and may never generate any revenue despite incurring significant design and development expenditures. These risks are exacerbated by the fact that some of our customers’ products likely will have short life cycles. Failure to obtain business in a new product design could prevent us from offering an entire generation of a product, even though this has not occurred to date. This could cause us to lose revenue and require us to write off obsolete inventory, and could weaken our position in future competitive selection processes.

After securing new business, we may experience delays in generating revenue from our products as a result of the lengthy development cycle typically required. Our customers generally take a considerable amount of time to evaluate our products. The typical time from early engagement by our sales force to actual product introduction could run from 12 to 24 months. The delays inherent in these lengthy sales cycles increase the risk that a customer will decide to cancel, curtail, reduce or delay its product plans, causing us to lose anticipated sales. In addition, any delay or cancellation of a customer’s plans could materially and adversely affect our financial results, as we may have incurred significant expense and generated no revenue. Finally, our customers’ failure to successfully market and sell their products could reduce demand for our products and materially and adversely affect our business, financial condition and results of operations. If we were unable to generate revenue after incurring substantial expenses to develop any of our products, our business would suffer.

Many of our products will have long sales cycles, which may cause us to expend resources without an acceptable financial return and which makes it difficult to plan our expenses and forecast our revenue.

Many of our products will have long sales cycles that involve numerous steps, including initial customer contacts, specification writing, engineering design, prototype fabrication, pilot testing, regulatory approvals (if needed), sales and marketing and commercial manufacture. During this time, we may expend substantial financial resources and management time and effort without any assurance that product sales will result. The anticipated long sales cycle for some of our products makes it difficult to predict the quarter in which sales may occur. Delays in sales may cause us to expend resources without an acceptable financial return and make it difficult to plan expenses and forecast revenues.

We are subject to the cyclical nature of the semiconductor industry.

The semiconductor industry is highly cyclical and is characterized by constant and rapid technological change, rapid product obsolescence and price erosion, evolving standards, short product life cycles and wide fluctuations in product supply and demand. The industry experienced a significant downturn during the recent global recession. These downturns have been characterized by diminished product demand, production overcapacity, and high inventory levels and accelerated erosion of average selling prices. The recent downturn and any future downturns could have a material adverse effect on our business and operating results. Furthermore, any upturn in the semiconductor industry could result in increased competition for access to third-party foundry and assembly capacity. We are dependent on the availability of this capacity to manufacture and assemble our products, and our third-party manufacturers have not provided assurances that adequate capacity will be available to us in the future. Those delivery cycles can be in some cases longer than 6 months.

A large proportion of our products are directed at the telecom, datacom, consumer electronics and networking markets, which continue to be subject to overcapacity and seasonality.

The technology equipment industry is cyclical and has experienced significant and extended downturns in the past, often in connection with, or in anticipation of, maturing product cycles, and capital spending cycles and declines in general economic conditions. The cyclical nature of these markets has led to significant imbalances in demand, inventory levels and production capacity. It has also accelerated the decrease of average selling prices per unit. We may experience periodic fluctuations in our financial results because of these or other industry-wide conditions. Developments that adversely affect the telecom, datacom, consumer electronics and networking markets, including delays in traffic growth and changes in U.S. government regulation, could halt our efforts to generate revenue or cause revenue growth to be slower than anticipated from sales of electro-optic devices, semiconductors and related products. Reduced spending and technology investment by telecom companies may make it more difficult for our products to gain market acceptance. Our potential customers may be less willing to purchase new technology such as our technology or invest in new technology development when they have reduced capital expenditure budgets.

The spending cuts imposed by the Budget Control Act of 2011 (“BCA”) could impact our operating results and profit.

The U.S. government continues to focus on developing and implementing spending, tax, and other initiatives to stimulate the economy, create jobs, and reduce the deficit. One of these initiatives, the BCA, imposed greater constraints around government spending. In an attempt to balance decisions regarding defense, homeland security, and other federal spending priorities, the BCA immediately imposed spending caps that contain approximately $487 billion in reductions to the Department of Defense base budgets over the next ten years (2013 to 2021). Additionally, the BCA triggered an automatic sequestration process, effective March 1, 2013, that would have reduced planned defense spending by an additional $500 billion over a nine-year period that began in the U.S. government’s 2013 fiscal year.

On November 2, 2015, the President signed into law the Bipartisan Budget Act of 2015 (“BBA 2015”). BBA 2015 raises the limit on the government’s debt until March 2017 and raises the sequester caps imposed by the BCA by $80 billion, split equally between defense and non-defense spending over the next two years ($50 billion in the U.S. government’s 2016 fiscal year and $30 billion in the U.S. government’s 2017 fiscal year). On December 18, 2015, the President signed into law the Consolidated Appropriations Act of 2016, funding the government through September 30, 2016 and on February 9, 2016, the President submitted a budget proposal for the U.S. government’s 2017 fiscal year, consistent with BBA 2015 funding levels. BBA 2015 includes discretionary funding for Department of Defense of approximately $580 billion in the U.S. government’s 2016 fiscal year and $583 billion in the U.S. government’s 2017 fiscal year. This funding includes a base budget for the Department of Defense of approximately $521 billion in the U.S. government’s 2016 fiscal year and $524 billion in the U.S. government’s 2017 fiscal year. BBA 2015 also provides approximately $59 billion for Department of Defense Overseas Contingency Operations (“OCO”) spending in each of the U.S. government’s 2016 and 2017 fiscal years.

The Bipartisan Budget Act of 2013 (BBA 2013) passed by Congress in December 2013 alleviated some budget cuts that would have otherwise been instituted through sequestration in the U.S. government’s 2014 and 2015 fiscal years. Together, BBA 2013 and BBA 2015 (collectively, the Bipartisan Budget Acts) increased discretionary spending limits through the U.S. government’s 2017 fiscal year. However, the Bipartisan Budget Acts retained sequestration cuts for the U.S. government’s 2018 through 2021 fiscal years, including the across-the-board spending reduction methodology provided for in the BCA. As a result, there remains uncertainty regarding how, or if, sequestration cuts will be applied in the U.S. government’s 2018 fiscal year and beyond. Department of Defense and other agencies may have significantly less flexibility in how to apply budget cuts in future years. While the defense budget sustained the largest single reductions under the BCA, other civil agencies and programs have also been impacted by significant spending reductions. In light of the BCA and deficit reduction pressures, it is likely that discretionary spending by the U.S. government will remain constrained for a number of years. Additionally, if an annual appropriations bill is not enacted for the U.S. government’s 2017 fiscal year or beyond, the U.S. government may operate under a continuing resolution, restricting new contract or program starts and government shutdowns could arise. We anticipate there will continue to be significant debate within the U.S. government over defense spending throughout the budget appropriations process for the U.S. government’s 2017 fiscal year and beyond. The outcome of these debates could have long-term consequences for our industry and company.

Although we cannot predict where any cuts that occur will be made or how long they may last, we believe our portfolio of product offerings are well positioned and will not be materially impacted by the Department of Defense budget cuts. However, the possibility remains that any Department of Defense budget cuts could have an impact on sales of our products which can be used downstream in military applications, and thus, the revenues which we derive from such sales.

Our future success depends in large part on the continued service of our key senior management, design engineering, sales, marketing, and technical personnel and our ability to identify, hire and retain additional, qualified personnel.

Our future success depends to a significant extent upon the continued service of our senior management personnel, including our Chairman of the Board and Chief Executive Officer, Dr. Avi Katz, our Chief Technical Officer, Andrea Betti-Berutto and our Chief Operating Officer, Dr. Raluca Dinu. We do not maintain key person life insurance on any of our executive officers. The loss of key senior executives could have a material adverse effect on our business. There is intense competition for qualified personnel in the semiconductor industries, and we may not be able to continue to attract and retain engineers or other qualified personnel necessary for the development of our business, or to replace engineers or other qualified personnel who may leave our employment in the future. There may be significant costs associated with recruiting, hiring and retaining personnel. Periods of contraction in our business may inhibit our ability to attract and retain our personnel. Loss of the services of, or failure to recruit, key design engineers or other technical and management personnel could be significantly detrimental to our product development or other aspects of our business.

We are subject to the risks frequently experienced by small public companies.

The likelihood of our success must be considered in light of the risks frequently encountered by small public companies, especially those formed to develop and market new technologies. These risks include our potential inability to:

•	establish product sales and marketing capabilities;
•	establish and maintain markets for our potential products;
•	identify, attract, retain and motivate qualified personnel;
•	continue to develop and upgrade our technologies to keep pace with changes in technology and the growth of markets using semiconductors;
•	develop expanded product production facilities and outside contractor relationships;
•	maintain our reputation and build trust with customers;
•	improve existing and implement new transaction processing, operational and financial systems;
•	scale up from small pilot or prototype quantities to large quantities of product on a consistent basis;
•	contract for or develop the internal skills needed to master large volume production of our products; and
•	fund the capital expenditures required to develop volume production due to the limits of available financial resources.

Our future growth will suffer if we do not achieve sufficient market acceptance of our products.

Our success depends, in part, upon our ability to maintain and gain market acceptance of our products. To be accepted, these products must meet the quality, technical performance and price requirements of our existing customers and potential new customers. The optical communications industry is currently fragmented with many competitors developing different technologies. Some of these technologies may not gain market acceptance. Our products may not be accepted by OEMs and systems integrators of optical communications networks and consumer electronics. In addition, even if we achieve some degree of market acceptance for our potential products in one industry, we may not achieve market acceptance in other industries for which we are developing products, where market acceptance is critical to meeting our financial targets.

Many of our current products are either in the final stages of development or are being tested by potential customers. We cannot be assured that our development efforts or customer tests will be successful or that they will result in actual material sales, or that such products will be commercially viable.

Achieving market acceptance for our products will require marketing efforts and the expenditure of financial and other resources to create product awareness and demand by customers. It will also require the ability to provide excellent customer service. We may be unable to offer products that compete effectively due to our limited resources and operating history. Also, certain large corporations may be predisposed against doing business with a company of our limited size and operating history. Failure to achieve broad acceptance of our products by customers and to compete effectively would harm our operating results.

Successful commercialization of current and future products will require us to maintain a high level of technical expertise.

Technology in our target markets is undergoing rapid change. To succeed in these target markets, we will have to establish and maintain a leadership position in the technology supporting those markets. Accordingly, our success will depend on our ability to:

•	accurately predict the needs of target customers and develop, in a timely manner, the technology required to support those needs;
•	provide products that are not only technologically sophisticated but are also available at a price acceptable to customers and competitive with comparable products;
•	establish and effectively defend our intellectual property; and
•	enter into relationships with other companies that have developed complementary technology into which our products may be integrated.

We cannot be certain that we will be able to achieve any of these objectives.

The failure to compete successfully could harm our business.

We face competitive pressures from a variety of companies in our target markets. The telecom, datacom, and consumer opto-electronics markets are highly competitive and we expect that domestic and international competition will increase in these markets, due in part to deregulation, rapid technological advances, price erosion, changing customer preferences and evolving industry standards. Increased competition could result in significant price competition, reduced revenues or lower profit margins. Many of our competitors and potential competitors have or may have substantially greater research and product development capabilities, financial, scientific, marketing, and manufacturing and human resources, name recognition and experience than we do. As a result, these competitors may:

•	succeed in developing products that are equal to or superior to our products or that will achieve greater market acceptance than our products;
•	devote greater resources to developing, marketing or selling their products;
•	respond more quickly to new or emerging technologies or scientific advances and changes in customer requirements, which could render our technologies or potential products obsolete;
•	introduce products that make the continued development of our potential products uneconomical;
•	obtain patents that block or otherwise inhibit our ability to develop and commercialize potential products;
•	withstand price competition more successfully than us;
•	establish cooperative relationships among themselves or with third parties that enhance their ability to address the needs of prospective customers better than us; and
•	take advantage of acquisitions or other opportunities more readily than us.

Competitors may offer enhancements to existing products, or offer new products based on new technologies, industry standards or customer requirements that are available to customers on a much timelier basis than comparable products from our company or that have the potential to replace or provide lower cost alternatives to our products. The introduction of enhancements or new products by competitors could render our existing and future products obsolete or unmarketable. Each of these factors could have a material adverse effect on our company’s business, financial condition and results of operations.

If we fail to develop and maintain the quality of our manufacturing processes, our operating results would be harmed.

The manufacture of our products is a multi-stage process that requires the use of high-quality materials and advanced manufacturing technologies. Manufacturing must occur in a highly controlled, clean room environment to minimize particles and other yield- and quality-limiting contaminants. In spite of stringent quality controls, weaknesses in process control or minute impurities in materials may cause a substantial percentage of the product in a lot to be defective. If we are unable to develop and continue to improve on our manufacturing processes or to maintain stringent quality controls, or if contamination problems arise, our operating results would be harmed.

The complexity of our products may lead to errors, defects and bugs, which could result in the necessity to redesign products and could negatively impact our reputation with customers.

Products as complex as ours may contain errors, defects and bugs when first introduced or as new versions are released. Delivery of products with production defects, reliability, quality, or compatibility problems could significantly delay or hinder market acceptance of our products or result in a costly recall and could damage our reputation and adversely affect our ability to retain existing customers and to attract new customers. In particular, certain products are customized or designed for integration into specific network systems. If our products experience defects, we may need to undertake a redesign of the product, a process that may result in significant additional expenses.

We may also be required to make significant expenditures of capital and resources to resolve such problems. There is no assurance that problems will not be found in new products after commencement of commercial production, despite testing by us, our suppliers and our customers.

Our products may contain component, manufacturing or design defects or may not meet our customers’ performance criteria, which could cause us to incur significant expenses to repair, harm our customer relationships and industry reputation, and reduce our revenues and profitability.

Our product warranties typically last twelve months. As a result of component, manufacturing or design defects, we may be required to repair or replace a substantial number of products under our product warranties, incurring significant expenses as a result. Further, our customers may discover latent defects in our products that were not apparent when the warranty period expired. These latent defects may cause us to incur significant repair or replacement expenses beyond the normal warranty period. In addition, any component, manufacturing or design defect could cause us to lose customers or revenues or damage our customer relationships and industry reputation.

We could be exposed to significant product liability claims that could be time-consuming and costly and impair our ability to obtain and maintain insurance coverage.

We may be subject to product liability claims if any of our products are alleged to be defective or harmful. Product liability claims or other claims related to our potential products, regardless of their outcome, could require us to spend significant time and money in litigation, divert management’s time and attention from other business concerns, require us to pay significant damages, harm our reputation or hinder acceptance of our products. Any successful product liability claim may prevent us from obtaining adequate product liability insurance in the future on commercially reasonable terms. Any inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could impair our ability to commercialize our products. In addition, certain of our products are sold under warranties. The failure of our products to meet the standards set forth in such warranties could result in significant expenses to us.

If we fail to effectively manage our growth, and effectively transition from our focus on research and development activities to commercially successful products, our business could suffer.

Failure to manage growth of operations could harm our business. To date, a large number of our activities and resources have been directed at the research and development of our technologies and development of potential related products. The transition from a focus on research and development to being a vendor of products requires effective planning and management. Additionally, growth arising from the expected synergies from future acquisitions will require effective planning and management. Future expansion will be expensive and will likely strain management and other resources.

In order to effectively manage growth, we must:

•	continue to develop an effective planning and management process to implement our business strategy;
•	hire, train and integrate new personnel in all areas of our business; and
•	expand our facilities and increase capital investments

There is no assurance that we will be able to accomplish these tasks effectively or otherwise effectively manage our growth.

The industry and markets in which we compete are subject to constant consolidation, which may result in stronger competitors, fewer customers and reduced demand.

There has been continuous industry consolidation during the last few years among communications IC companies, network equipment companies and telecom companies. This consolidation is expected to continue as companies attempt to strengthen or hold their positions in evolving markets. Consolidation may result in stronger competitors, fewer customers and reduced demand, which in turn could have a material adverse effect on our business, operating results, and financial condition.

Our operating results are subject to volume and price fluctuations because we have international sales.

International sales account for a large portion of our revenue and may account for an increasing portion of future revenue. The revenue derived from international sales may be subject to certain risks, including:

•	foreign currency exchange fluctuations;
•	changes in regulatory requirements;
•	tariffs and other barriers;
•	timing and availability of export licenses;
•	political and economic instability;
•	difficulties in accounts receivable collections;
•	difficulties in staffing and managing foreign operations;
•	difficulties in managing distributors;
•	different and flexible holiday and vacation periods;
•	difficulties in obtaining governmental approvals for communications and other products;
•	reduced or uncertain protection for intellectual property rights in some countries;
•	longer payment cycles to collect accounts receivable in some countries;
•	the burden of complying with a wide variety of complex foreign laws and treaties; and
•	potentially adverse tax consequences.

We are subject to regulatory compliance related to our operations.

We are subject to various U.S. governmental regulations related to occupational safety and health, labor and business practices. Failure to comply with current or future regulations could result in the imposition of substantial fines, suspension of production, alterations of our production processes, cessation of operations, or other actions, which could harm our business.

Regulations related to “conflict minerals” may force us to incur additional expenses, may result in damage to our business reputation and may adversely impact our ability to conduct our business.

In August 2012, under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted new requirements for companies that use certain minerals and derivative metals (referred to as “conflict minerals,” regardless of their actual country of origin) in their products. Some of these metals are commonly used in electronic equipment and devices, including our products. These new requirements will require companies to investigate, disclose and report whether or not such metals originated from the Democratic Republic of Congo or adjoining countries. We have a complex supply chain for the components and parts used in each of our products. We have numerous foreign suppliers, many of whom are not obligated by the new law to investigate their own supply chains. As a result, we may incur significant costs to comply with the diligence and disclosure requirements, including costs related to determining the source of any of the relevant metals used in our products. In addition, because our supply chain is complex, we may not be able to sufficiently verify the origin of all the relevant metals used in our products through the due diligence procedures we implement, which may harm our business reputation. We may have customers who will need to know our conflict mineral status to satisfy their own SEC reporting obligations (if any), and as a result we may also face difficulties in satisfying customers if they require that we prove or certify that our products are “conflict free.” Key components and parts that can be shown to be “conflict free” may not be available to us in sufficient quantity, or at all, or may only be available at significantly higher cost to us. If we are not able to meet customer requirements, customers may choose to disqualify us as a supplier. Any of these outcomes could adversely impact our business, financial condition or operating results.

Although the SEC has provided temporary relief for products deemed to be “DRC Conflict Undeterminable” if we are unable to determine whether the minerals in our products originated from a covered country or were used to finance or benefit armed groups in the covered countries for a temporary two year period, or in the case of smaller reporting companies such as GigOptix for a period of four years, we will still be required to file a Conflict Minerals Report and include certain disclosures similar to those required for “Not DRC Conflict Free” products, but we will not be required to obtain an audit of that report. We will nonetheless be required to disclose the steps we have taken or intend to take to mitigate the risk that the conflict minerals in our products are benefitting armed groups in the covered countries. This additional reporting and compliance burden may increase our expenses and costs related to our supply chain and disclosure requirements.

We may incur a liability arising from our use of hazardous materials.

Our business and facilities are subject to a number of federal, state and local laws and regulations relating to the generation, handling, treatment, storage and disposal of certain toxic or hazardous materials and waste products that are used or generated in our operations. Many of these environmental laws and regulations subject current or previous owners or occupiers of land to liability for the costs of investigation, removal or remediation of hazardous materials. In addition, these laws and regulations typically impose liability regardless of whether the owner or occupier knew of, or were responsible for, the presence of any hazardous materials and regardless of whether the actions that led to their presence were taken in compliance with the law. Our domestic facilities use various chemicals in manufacturing processes that may be toxic and covered by various environmental controls. These hazardous materials may be stored on site. The waste created by use of these materials is transported off-site by an unaffiliated waste hauler. Many environmental laws and regulations require generators of waste to take remedial actions at an off-site disposal location even if the disposal was conducted lawfully. The requirements of these laws and regulations are complex, change frequently and could become more stringent in the future. Failure to comply with current or future environmental laws and regulations could result in the imposition of substantial fines, suspension of production, alteration of production processes, cessation of operations or other actions, which could severely harm our business.

Government regulation of the communications industry could limit the growth of the markets that we serve or could require costly alterations of our current or future products.

The markets that we serve are highly regulated. Communications service providers must obtain regulatory approvals to operate broadband wireless access networks within specified licensed bands of the frequency spectrum. Further, the Federal Communications Commission and foreign regulatory agencies have adopted regulations that impose stringent RF emissions standards on the communications industry that could limit the growth of the markets that we serve or could require costly alterations of our current or future products.

We may be unable to export some of our potential products or technology to other countries, convey information about our technology to citizens of other countries or sell certain products commercially, if the products or technology are subject to U.S. export or other regulations.

We are developing certain products that we believe the U.S. government and other governments may be interested in using for military, information gathering or antiterrorism activities. U.S. government export regulations may restrict us from selling or exporting these potential products into other countries, exporting our technology to those countries, conveying information about our technology to citizens of other countries or selling these potential products to commercial customers. We may be unable to obtain export licenses for products or technology if necessary. We currently cannot assess whether national security concerns would affect our potential products and, if so, what procedures and policies we would have to adopt to comply with applicable existing or future regulations.

We are subject to risks associated with the imposition of legislation and regulations relating to the import or export of high technology products. We cannot predict whether quotas, duties, taxes or other charges or restrictions upon the importation or exportation of our products will be implemented by the United States or other countries.

Various laws and regulations potentially affect the import and export of our products, including export control, tax and customs laws. We are also at risk of being out of compliance with certain of these regulations. For example, we recently self-reported certain voluntary disclosures to the Office of Defense Trade Compliance relating to certain ITAR controlled ASICs. Furthermore, some customer purchase orders and agreements are governed by foreign laws, which may differ significantly from laws in the United States. As a result, our ability to enforce our rights under such agreements may be limited compared with our ability to enforce our rights under agreements governed by laws in the United States.

Our worldwide operations are subject to political, legal and economic risks and natural disasters, which could have a material adverse effect on us.

We maintain operations around the world, including in North America, Europe and Asia. We rely on third-party wafer foundries in the United States and Asia. Nearly all product assembly and final testing of our products that we do not perform is performed at third-party facilities in Asia. We also have international sales operations and expect that international sales will continue to be a significant portion of total sales in the foreseeable future.

The political, legal and economic risks associated with our operations in foreign countries include, without limitation:

•	expropriation;
•	changes in a specific country’s or region’s political or economic conditions;
•	geopolitical and security issues, such as armed conflict and civil or military unrest, crime, political instability, and terrorist activity;
•	changes in tax laws, trade protection measures and import or export licensing requirements;
•	difficulties in protecting our intellectual property;
•	difficulties in managing staffing and exposure to different employment practices and labor laws;
•	changes in foreign currency exchange rates;
•	restrictions on transfers of funds and other assets of our subsidiaries between jurisdictions;
•	changes in freight and interest rates;
•	disruption in air transportation between the United States and our overseas facilities;
•	loss or modification of exemptions for taxes and tariffs; and
•	compliance with U.S. laws and regulations related to international operations, including export control and economic sanctions laws and regulations and the Foreign Corrupt Practices Act.

In addition, our worldwide operations (or those of our business partners) could be subject to natural disasters, public health issues, and other catastrophic events, such as earthquakes, tsunamis, flooding, typhoons and volcanic eruptions that disrupt manufacturing or other operations. For example, our San Jose operations are located near major earthquake fault lines in California. Any conflict or uncertainty in the countries in which we operate, including public health issues (for example, an outbreak of a contagious disease such as Avian Influenza, measles or Ebola), safety issues, natural disasters, fire, disruptions of service from utilities, nuclear power plant accidents or general economic or political factors, could have a material adverse effect on our business. Any of the above risks, should they occur, could result in an increase in the cost of components, production delays, general business interruptions, delays from difficulties in obtaining export licenses for certain technology, tariffs and other barriers and restrictions, longer payment cycles, increased taxes, restrictions on the repatriation of funds and the burdens of complying with a variety of foreign laws, any of which could ultimately have a material adverse effect on our business.

Worldwide political conditions may create uncertainties that could adversely affect our business. The United States has been and may continue to be involved in armed conflicts that could have a further impact on our sales and our supply chain. The consequences of armed conflict, political instability or civil or military unrest are unpredictable, and we may not be able to foresee events that could have a material adverse effect on us. Terrorist attacks or other hostile acts may negatively affect our operations, or adversely affect demand for our products, and such attacks or related armed conflicts may impact our physical facilities or those of our suppliers or customers. Furthermore, these attacks or hostile acts may make travel and the transportation of our products more difficult and more expensive, which could materially adversely affect us. Any of these events could cause consumer spending to decrease or result in increased volatility in the United States economy and worldwide financial markets.

We face substantial political risk associated with doing business in South Korea because of tensions in the political relationship between South Korea and North Korea.

As we have a South Korean subsidiary, GigOptix-Terasquare-Korea (“GTK”) Co., Ltd., as a result of our acquisition of Terasquare in September of 2015, we face substantial political risk associated from tensions in political relationship between South Korea and North Korea. Relations between South Korea and North Korea have been tense throughout Korea’s modern history. The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il, the former North Korean ruler, in mid-December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Although Kim Jong-il’s third son, Kim Jong-eun, has assumed power as his father’s designated successor, the long-term outcome of such leadership transition remains uncertain. In addition, in recent years, there have been heightened security concerns stemming from North Korea’s nuclear weapon and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community. Some of the significant incidents in recent years include the following:

•	In August 2015, two Korean soldiers were injured in a landmine explosion near the Korean demilitarized zone. Claiming the landmines were set by North Koreans, the Korean army re-initiated its propaganda program toward North Korea utilizing loudspeakers near the demilitarized zone.
•	In January 2016, North Korea claimed that it had successfully conducted a nuclear bomb test. In February 2016, North Korea launched what it claimed was a satellite rocket, but what is viewed by others as a front for a ballistic missile test that could ultimately be used to carry a nuclear bomb. In response to the launch, it has been reported that Korea and the United States are discussing the deployment of the Terminal High Altitude Area Defense (“THAAD”) missile defense system to United States forces stationed in Korea. It has been reported that the United Nations Security Council adopted a unanimous resolution condemning the missile launch.
•	Following North Korea’s nuclear bomb test and rocket launch, in February 2016, the Korean government announced that it will shut down Kaesong Industrial Complex, a joint venture area with North Korea where over 100 South Korean companies run manufacturing facilities. North Korea responded by declaring Kaesong Industrial Complex a military control zone, ordering South Koreans to leave the complex, and forbidding them to take assets other than personal belongings. The shutdown is the second one since operations commenced at Kaesong Industrial Complex in 2005; the complex had been shut down once before, for five months in 2013. In addition, North Korea cut off all 48 telephone lines between North Korean and South Korean agencies.
•	In March 2016, South Korea announced unilateral sanctions against North Korea for North Korea’s missile and nuclear programs, and North Korean cyberattacks against South Korean officials and agencies. The sanctions were issued after North Korea threatened pre-emptive nuclear strikes against both the United States and South Korea.

North Korea’s economy also faces severe challenges, and any adverse economic developments may further aggravate social and political tensions within North Korea. Although we do not derive any revenue from, nor sell any products in, North Korea, any future increase in tensions between South Korea and North Korea that may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between South Korea and North Korea break down further, or if military hostilities occur between North Korea, South Korea and/or the United States, these could have a material adverse effect on the South Korean economy and on our business, financial condition, results of operations and the market value of our Common Stock.

Our data and information systems and network infrastructure may be subject to hacking or other cyber security threats. If our security measures are breached and an unauthorized party obtains access to our customer data or our proprietary business information, our information systems may be perceived as being unsecure, which could harm our business and reputation, and our proprietary business information could be misappropriated which could have an adverse effect on our business and results of operations.

In our operations, we store and transmit our proprietary information and that of our customers. We have offices, research and development, and production facilities throughout the world, including key research and development facilities outside of the United States. Our operations are dependent upon the connectivity and continuity of our facilities and operations throughout the world. Despite our security measures, our information systems and network infrastructure may be vulnerable to cyber-attacks or could be breached due to an employee error or other disruption that could result in unauthorized disclosure of sensitive information which has the potential to significantly interfere with our business operations. Breaches of our security measures could expose us to a risk of loss or misuse of this information, litigation and potential liability. Since techniques used to obtain unauthorized access or to sabotage information systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures in advance of such an attack on our systems. In addition, we use a vendor that uses cyber or “Cloud” storage of information as part of their service or product offerings, and despite our attempts to validate the security of such services, our proprietary information may be misappropriated by third parties. In the event of an actual or perceived breach of our security, or the security of one of our vendors, the market perception of the effectiveness of our security measures could be harmed and we could suffer damage to our reputation or our business, or lose existing customers and lose our ability to obtain new customers. Additionally, misappropriation of our proprietary business information could prove competitively harmful to our business.

Risk Factors related to the Merger

Although we expect to realize certain benefits as a result of the Merger, there is the possibility that we may be unable to integrate successfully the business of Magnum, realize the anticipated benefits of the Merger or do so within the intended timeframe.

We are devoting significant management attention and resources to integrating the business practices and operations of Magnum with ours. We are still determining the exact nature of how the businesses and operations of Magnum will be run. Potential difficulties we may encounter as part of the integration process include the following:

•	the costs of integration and compliance and the possibility that the full benefits anticipated to result from the Merger will not be realized;
•	any delay in the integration of management teams, strategies, operations, products and services;
•	diversion of the attention of management as a result of the Merger;
•	lack of engineering knowledge and ability to overcome and fix deficiencies that are reported by customers pertaining to lack of competitiveness of our products or insufficient features and functionalities of our products that are demanded by customers
•	lack of going-forward commitment of Magnum customers, based on fatigue, loss of trust, disapproval or the directions of Magnum pre-acquisition, or GigPeak post-acquisition;
•	loss of customers that will consider GigPeak to be a competitor post-acquisition, or due to the acquisition of a customer by a competitor to GigPeak;
•	loss of projected revenues to GigPeak due to undisclosed arrangements that Magnum had done with customers pre-acquisition, leading to excessive pull-in of products prior to the acquisition closing,

resulting in large inventory of products with the customer and lack of need to purchase products from GigPeak for a short or long period of time. There may also be occurrences of customer demand for return (RMA) of purportedly defective products that were shipped by Magnum prior to the acquisition closing, and are to be corrected, guaranteed and replaced by GigPeak and will lead to further financial losses;

•	differences in business backgrounds, corporate cultures and management philosophies that may delay successful integration;
•	the ability to create and enforce uniform standards, controls, procedures, policies and information systems;
•	the challenge of integrating complex systems, technology, networks and other assets of Magnum into those of GigPeak in a manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;
•	potential unknown liabilities and unforeseen increased expenses or delays associated with the Merger, including costs to integrate Magnum;
•	the disruption of, or the loss of momentum in, our ongoing businesses; and
•	the potential unknown and undisclosed technical deficiencies and lack of required features and functionalities at the Magnum products that will prevent the deployment and sale of those products. It is only through our interactions with the customers during the months following the acquisition that we will be able to define whether our products are salable and deployable whatsoever, or are not competitive, and hence will not be capable of generating meaningful revenue.

Any of these factors could adversely affect the ability of GigPeak following the Merger to benefit financially from the Merger, maintain relationships with customers, suppliers, employees and other constituencies or its ability to achieve the anticipated benefits of the Merger or could reduce or even completely diminish the earnings or otherwise adversely affect the business and financial results of GigPeak after the Merger.

The Merger may not be accretive, or even dilutive and may cause dilution to GigPeak’s earnings per share, which may harm the market price of GigPeak Common Stock following the Merger.

While the Merger is expected to be accretive to GigPeak’s future earnings per share, there can be no assurance with respect to the timing and scope of the accretive effect or whether it will be accretive at all. GigPeak following the Merger could encounter additional transaction and integration-related costs or other factors such as the failure to realize all of the benefits anticipated in the Merger or a downturn in its business. All of these factors could cause dilution to GigPeak’s earnings per share following the Merger, decrease the expected accretive effect of the Merger or even cause meaningful losses to GigPeak, and cause a decrease in the price of shares of GigPeak Common Stock following the Merger.

GigPeak following the Merger is incurring and continue to incur significant integration related costs in connection with the Merger.

GigPeak is incurring costs associated with integrating the operations of Magnum following the Closing of the Merger which it expects to continue to incur for a period of time. The amount of these costs could be material to the financial position and results of operations of GigPeak following the Merger. A substantial amount of such expenses will be comprised of transaction costs related to the Merger, facilities and systems consolidation costs, and employee-related costs. GigPeak will also incur fees and costs related to formulating integration plans and performing these activities. Additional unanticipated costs may be incurred in the integration of the two companies’ businesses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset incremental integration related costs in the near term.

GigPeak may not have discovered undisclosed liabilities and product deficiencies of Magnum.

GigPeak’s due diligence review of Magnum may not have discovered undisclosed liabilities and product deficiencies of Magnum. If Magnum has undisclosed liabilities or product deficiencies, GigPeak as a successor owner may be responsible for such undisclosed liabilities. GigPeak has tried to control its exposure to undisclosed liabilities by obtaining certain protections under the Merger Agreement, including representations and warranties from Magnum regarding undisclosed liabilities, however, such representations and warranties expired by their terms on the completion of the Merger. There can be no assurance that such provisions in the Merger Agreement will protect GigPeak against any undisclosed liabilities or product deficiencies being discovered or provide an adequate remedy for any undisclosed liabilities that are discovered. Such undisclosed liabilities could have an adverse effect on the business and results of operations of GigPeak and may adversely affect the value of GigPeak Common Stock after the consummation of the Merger.

Uncertainties associated with the Merger may cause a loss of employees and may otherwise materially adversely affect the future business and operations of GigPeak following the Merger.

GigPeak’s success following the Merger will depend upon the ability of GigPeak to retain senior management and key employees of GigPeak and Magnum following the Merger. In some of the fields in which GigPeak and Magnum operate, there are only a limited number of people in the job market who possess the requisite skills, and it may be increasingly difficult for GigPeak following the Merger to hire personnel over time. GigPeak following the Merger will operate in many geographic locations, including Silicon Valley and Ontario, Canada, where the labor markets, especially for engineers, are particularly competitive.

Current and prospective employees of GigPeak and Magnum may experience uncertainty about their roles with GigPeak following the Merger. In addition, key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with GigPeak following the Merger. The loss of services of certain senior management or key employees of GigPeak and Magnum or the inability to hire new personnel with the requisite skills could restrict the ability of GigPeak following the Merger to develop new products or enhance existing products in a timely manner, or to sell products to customers or to manage the business of GigPeak following the Merger effectively. Also, the business, financial condition and results of operations of GigPeak following the Merger could be materially adversely affected by the loss of any of its key employees, by the failure of any key employee to perform in his or her current position, or by GigPeak’s inability to attract and retain skilled employees, particularly engineers.

If the stockholders who received our stock in the Merger immediately sell our Common Stock that they received in the Merger upon its registration, they could cause our Common Stock price to decline.

The issuance of our Common Stock in connection with the Merger could have the effect of depressing the market price for our Common Stock now that such shares are registered and freely tradable. A total of 6,990,654 shares were issued in the Merger; of this amount, 2,015,180 are registered, freely tradable and available for sale at the discretion of the stockholder. The remaining 4,975,474 shares are not immediately available for sale, either due to agreement not to sell by the stockholders, or as a result of such shares being held in escrow. In conjunction with this Offering, certain of these stockholders who received our Common Stock in the Merger have agreed to restrict sales for a total of 2,652,465 shares for a period of 90 days. In addition, 2,323,009 shares of our Common Stock are held in an escrow account pursuant to the terms of the Merger and will not be released before the one anniversary of the Merger. The other shares received in the Merger and registered on the Form S-3 registration statement, filed with the SEC on April 15, 2016 and declared effective by the SEC on June 3, 2016 can be sold by the holders of such shares without restrictions.

Risk Factors related to this Offering and our Common Stock

The market price of our Common Stock may be volatile, and the value of stockholders’ investments could decline significantly.

The trading price for our Common Stock has been, and may continue to be, volatile. The price at which our Common Stock trades depends upon a number of factors, many of which are beyond our control. These factors include our historical and anticipated operating results, our financial situation, announcements of technological innovations or new products by us or our competitors, customer and vendor relationships, our ability or inability to raise the additional capital we may need and the terms on which we raise it, changes in earnings estimates by analysts and general market and economic conditions. Further, broad market fluctuations may lower the market price of our Common Stock and affect our trading volume.

Investors in this Offering will experience immediate and substantial dilution.

The public offering price of the securities offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our Common Stock after giving effect to the Merger. After giving effect to the sale of        shares of our Common Stock in this Offering at a public offering price of

$          per share and based on our net tangible book value as of March 27, 2016 after giving effect to the Merger, if you purchase shares of Common Stock in this Offering, you will suffer immediate and substantial dilution of $          per share with respect to the net tangible book value of the shares of our Common Stock after giving effect to the Merger and this Offering. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution associated with this Offering.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for our company.

There may be a limited public market for our Common Stock, and the ability of our stockholders to dispose of their Common Stock may be limited.

Our Common Stock is traded on the NYSE MKT. We cannot foresee the degree of liquidity that will be associated with our Common Stock. A holder of our Common Stock may not be able to liquidate his, her or its investment in a short time period or at the market prices that currently exist at the time the holder decides to sell. The market price for our Common Stock may fluctuate in the future, and such volatility may bear no relation to our performance.

Substantial future sales of our Common Stock in the public market could cause our stock price to fall.

Pursuant to this Offering, we will sell           shares of our Common Stock, or approximately    %, of our outstanding shares of Common Stock as of June 3, 2016. The future sale of Common Stock or shares issuable upon exercise of options or warrants, or the perception that such sales could occur, could cause the market price of our common stock to decline. As of June 3, 2016, we had approximately 54,206,761 shares of Common Stock outstanding, 701,754 treasury shares, options to purchase 7,500,141 shares of our Common Stock, restricted stock units to issue 5,035,666 shares of our Common Stock outstanding, 2,096,929 shares of Common Stock reserved for future issuance under our equity incentive plans and warrants to purchase 160,698 shares of our Common Stock outstanding. These shares of Common Stock, including shares of Common Stock issued upon exercise of options and warrants, have either been registered under the Securities Act, and as such are freely tradable without further restriction, or are otherwise freely tradable without restriction (subject to the requirements of Rule 144 under the Securities Act), unless the shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including an exemption under Rule 144 of the Securities Act. We may issue additional shares of our Common Stock in the future in private placements, public offerings or to finance mergers or acquisitions.

The exercise of options and warrants and other issuances of shares of Common Stock or securities convertible into common stock would dilute the interest of our stockholders.

As of June 3, 2016, there were outstanding options to purchase an aggregate of 7,500,141 shares of our Common Stock at a weighted-average exercise price of $2.29. As of June 3, 2016, there were outstanding restricted stock units to issue an aggregate of 5,035,666 shares of our Common Stock at a weighted-average grant date fair value of $1.94 per share. As of February 26, 2016, there were warrants outstanding to purchase 160,698 shares of our Common Stock, at a weighted-average exercise price of $3.58 per share. The exercise of options and warrants at prices below the market price of our Common Stock could adversely affect the price of shares of our common stock. Additional dilution may result from the issuance of shares of our capital stock in connection with vesting of restricted stock units, acquisitions or in connection with other financing efforts.

Any issuance of our Common Stock that is not made solely to then-existing stockholders proportionate to their interests, such as in the case of a stock dividend or stock split, will result in dilution to each stockholder by reducing his, her or its percentage ownership of the total outstanding shares. Moreover, if we issue options or warrants to purchase our Common Stock in the future and those options or warrants are exercised, or if we issue restricted stock, stockholders may experience further dilution.

Our stockholder rights plan may deter or adversely affect an attempt to acquire us or otherwise prevent a change in control.

On December 16, 2014, we entered into an Amended and Restated Rights Agreement to extend the expiration date of our initial stockholder rights plan that was put in place on December 16, 2011. The Amended and Restated Rights Agreement amends the Rights Agreement previously adopted by (i) extending the expiration date by three years to December 16, 2017, (ii) decreasing the exercise price per right issued to stockholders pursuant to the stockholder rights plan from $8.50 to $5.25, and (iii) making certain other technical and conforming changes. Under the rights plan, we issued a dividend of one preferred share purchase right for each share of our common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012 and the earlier of either the rights’ exercisability or the expiration of the rights agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In addition, in connection with the Amended and Restated Rights Agreement, on December 15, 2014, we adopted an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, which increased the number of authorized shares of Series A Junior Preferred Stock from 300,000 shares to 750,000 shares, and sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock. Each share of Series A Junior Preferred stock retains the rights, preferences and privileges set forth above from the Original Certificate of Designation regarding redemption, dividends, voting rights, and liquidation preference.

In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect our control, is or becomes a beneficial owner of 10% or more of the outstanding shares of our common stock after the adoption date of the rights plan. Stockholders or beneficial ownership groups who owned 10% or more of the outstanding shares of our common stock on or before the adoption date will not trigger the preferred share purchase rights unless they acquire an additional 1% or more of the outstanding shares of our common stock. Each right entitles a holder with the right upon exercise to purchase one one-thousandth of a share of preferred stock at an exercise price that is currently set at $5.25 per right, subject to purchase price adjustments as set forth in the rights agreement. Each share of preferred stock has voting rights equal to one thousand shares of common stock. In the event that exercisability of the rights is triggered, each right held by an acquiring person or group would become void. As a result, upon triggering of exercisability of the rights, there would be significant dilution in the ownership interest of the acquiring person or group, making it difficult or unattractive for the acquiring person or group to pursue an acquisition of us. These rights expire in December of 2017, unless earlier redeemed or exchanged by us.

Our quarter-to-quarter performance may vary substantially, and this variance, as well as general market conditions, may cause our stock price to fluctuate greatly and potentially expose us to litigation.

The revenues for our product lines and our quarterly operating results may vary significantly based on many factors, including:

•	additions of new customers or loss of existing customers;
•	fluctuating demand for our products and technologies;
•	announcements or implementation by competitors of technological innovations or new products;
•	the status of particular development programs and the timing of performance under specific development agreements;
•	timing and amounts relating to the expansion of operations;
•	costs related to possible future acquisitions of technologies or businesses;
•	communications, information technology and semiconductor industry conditions;
•	fluctuations in the timing and amount of customer requests for product shipments;
•	the reduction, rescheduling or cancellation of orders by customers, including as a result of slowing demand for our products or our customers’ products;

•	changes in the mix of products that our customers buy;
•	competitive pressures on selling prices;
•	the ability of our customers to obtain components from their other suppliers;
•	fluctuations in manufacturing output, yields or other problems or delays in the fabrication, assembly, testing or delivery of our products or our customers’ products; and
•	increases in the costs of products or discontinuance of products by suppliers.

We base our current and future expense estimates, in large part, on estimates of future revenue, which is difficult to predict. We expect to continue to make significant operating and capital expenditures in the area of research and development and to invest in and expand production, sales, marketing and administrative systems and processes. We may be unable to, or may elect not to, adjust spending quickly enough to offset any unexpected revenue shortfall. If our increased expenses are not accompanied by increased revenue in the same quarter, our quarterly operating results would be harmed.

In future quarters, our results of operations may fall below the expectations of investors and the trading price of our common stock may decline as a consequence. We believe that quarter-to-quarter comparisons of our operating results will not be a good indication of future performance and should not be relied upon to predict the future performance of our stock price. In the past, companies that have experienced volatility in the market price of their stock have often been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation could result in substantial costs and divert our attention from other business concerns, which could seriously harm our business.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws may prevent takeover attempts that could be beneficial to our stockholders.

Provisions of our certificate of incorporation and bylaws could discourage a takeover of our company even if a change of control would be beneficial to the interests of our stockholders. These charter provisions include the following:

•	a requirement that our Board of Directors be divided into three classes, with approximately one-third of the directors to be elected each year; and
•	super majority voting requirements (two-thirds of outstanding shares) applicable to the approval of any merger or other change of control transaction that is not approved by our continuing directors. The continuing directors are all of the directors as of the effective time of a merger or who are elected to the board upon the recommendation of a majority of the continuing directors.

We have never paid dividends on our capital stock, and we do not anticipate paying cash dividends for the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We do not anticipate paying any cash dividends on our common stock for the foreseeable future. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of potential gain for the foreseeable future.

USE OF PROCEEDS

We estimate the net proceeds to us from our sale of the Common Stock in the Primary Offering will be approximately $      million, or approximately $      million if the underwriters exercise their over-allotment in full, based on a public offering price of $      per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds that we will receive from the sale of securities in the Primary Offering for potential acquisitions for strategic growth, including to acquire critical technologies and scalable businesses. We intend to focus on multiple attractive acquisition targets. In addition, we may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this Primary Offering. Pending these uses, we may invest our net proceeds from the Primary Offering primarily in investment grade, interest-bearing securities.

We will not receive any proceeds from the sale of shares by the Selling Stockholders in the Secondary Offerings. The Selling Stockholders will receive all of such proceeds.

PRICE RANGE OF OUR COMMON STOCK

Our Common Stock is listed on the NYSE MKT under the symbol “GIG.” The following table sets forth, for the periods indicated, the high and low closing sales prices of our Common Stock as reported on the NYSE MKT:

	High	Low
Fiscal Year ended December 31, 2014
First Quarter	$1.80	$1.53
Second Quarter	$1.83	$1.32
Third Quarter	$1.38	$1.17
Fourth Quarter	$1.30	$0.99

Fiscal Year ended December 31, 2015
First Quarter	$1.40	$1.12
Second Quarter	$1.65	$1.14
Third Quarter	$2.42	$1.61
Fourth Quarter	$3.20	$1.73

Fiscal Year ending December 31, 2016
First Quarter	$3.33	$2.13
Second Quarter (through June 8, 2016)	$3.01	$2.30

As of June 3, 2016 there were 101 holders of record of our Common Stock. On June 7, 2016, the last sale price reported on the NYSE MKT for our Common Stock was $2.41 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We do not anticipate paying any cash dividends on our Common Stock for the foreseeable future. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our Common Stock will be our stockholders’ sole source of potential gain for the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 27, 2016:

•	on an actual basis;
•	on an as adjusted basis to give effect to the Merger; and
•	on a pro forma as adjusted basis to give effect to the Merger and the sale by us of shares of our Common Stock issued in this Offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The table should be read in conjunction with the unaudited condensed consolidated financial statements of the Company as of March 27, 2016, including the notes thereto, and the management’s discussion and analysis of financial condition and results of operations for the three months ended March 27, 2016, and the unaudited pro forma condensed combined financial statements reflecting the Merger as of March 27, 2016, incorporated by reference in this prospectus supplement. The table below in its presentation of the actual as of March 27, 2016 information excludes 6,690,654 shares of Common Stock issued in the Merger on April 5, 2016, 427,037 shares of Common Stock issued upon the vesting of outstanding restricted stock units on May 3, 2016 and 203,050 shares of Common Stock issued after March 27, 2016 upon exercise of outstanding vested stock options which are included in the presentation of the as adjusted pro forma capitalization.

	March 27, 2016
	Actual	As adjusted	Pro forma as adjusted
	(In thousands, except share and per share data) (unaudited)
Cash and cash equivalents	$36,827	$24,360	$

Long-term liabilities	1,265	20,957

Redeemable common stock, $0.001 par value; 1,754,385 shares issued and outstanding	4,700	4,700

Stockholders’ equity:
Preferred stock, par value $0.001 per share; 1,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted	—	—		—
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 45,533,389 shares issued and outstanding, actual; 52,524,043 shares issued and outstanding, as adjusted for the Merger; shares issued and outstanding, pro forma as adjusted for the Merger and this Offering	46	53
Additional paid-in capital	164,203	182,092
Treasury stock, at cost; 701,754 shares as of March 27, 2016	(2,209)	(2,209)
Accumulated other comprehensive income	344	344
Accumulated deficit	(101,067)	(101,067)

Total stockholders’ equity	61,317	79,213

Total capitalization	$67,282	$104,870	$

DILUTION

The Company’s unaudited historical net tangible book value as of March 27, 2016 was $49.2 million, or $1.06 per share. Historical net tangible book value per share represents the total amount of our tangible assets reduced by the total amount of our liabilities and divided by the number of shares outstanding on March 27, 2016 of 46,586,020, which excludes our treasury shares.

However, as result of the Merger, the Company believes that an appropriate presentation of the Company’s net tangible book value and any dilution per share resulting from this Offering should include pro forma adjustments to reflect the Merger. The Company’s as adjusted net tangible book value as of March 27, 2016 after giving effect to the Merger was $8.2 million, or $0.15 per share, based on the total number of shares of our Common Stock outstanding as of March 27, 2016 (excluding our treasury shares) plus the shares issued in the Merger.

The Company’s pro forma as adjusted unaudited net tangible book value as of March 27, 2016, after giving effect to the Merger and the issuance and sale by us of shares in this Offering, would be $     million, or $     per share based on (i) shares outstanding as of March 27, 2016, (ii) shares issued in the Merger and (iii) this Offering.

Based on the public offering price of $     per share, this represents an immediate increase in the pro forma net tangible book value of $     per share to shareholders and an immediate dilution of $     per share to new investors purchasing our shares in this Offering.

Dilution per share represents the difference between the price per share to be paid for the shares sold by us in this Offering and the pro forma as adjusted net tangible book value per share after giving effect to the Merger and this Offering immediately after this Offering. The following table illustrates this per share dilution for purchasers of Common Stock in this Offering:

Public offering price per share		$
As adjusted net tangible book value per share as of March 27, 2016 after giving effect to the Merger	$0.15
Increase in net tangible book value per share attributable to new investors

Pro forma as adjusted net tangible book value per share after the Merger and this Offering

Dilution per share to new investors in this Offering		$

If the underwriters exercise their option to purchase additional shares in full, and based on a public offering price of $          per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the pro forma net tangible book value per share after giving effect to the Merger and this Offering as of March 27, 2016 would be approximately $          per share, the increase in the pro forma net tangible book value per share after giving effect to the Merger and this Offering attributable to new investors would be approximately $          per share and the dilution to new investors purchasing shares in this Offering would be approximately $          per share.

The foregoing table excludes the following, each as of March 27, 2016:

•	701,754 shares of treasury stock;
•	7,782,744 shares of Common Stock issuable upon the exercise of stock options outstanding with a weighted-average exercise price of $2.32 per share;
•	5,370,194 shares of Common Stock issuable upon the vesting of restricted stock units outstanding;
•	2,448,789 shares of Common Stock reserved for future issuance under our equity incentive plans; and
•	160,698 shares of Common Stock issuable upon exercise of warrants outstanding.

SELLING STOCKHOLDERS

The table below sets forth information regarding the beneficial ownership of our common stock as of June 3, 2016 and immediately after the completion of this offering by the selling stockholders. The percentages in the table below reflect beneficial ownership as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 54,206,761 shares of our common stock outstanding as of June 3, 2016.

The Selling Stockholders named below are reoffering and reselling 1,180,357 Shares in the Secondary Offerings; specifically the O/D Selling Stockholders are reoffering and reselling 684,600 Shares in the O/D Secondary Offering and the Magnum Selling Stockholder are reoffering and reselling 495,757 Shares in the Magnum Secondary Offering. The Selling Stockholders, some of whom are officers and directors of the Company, may resell all, a portion or none of such shares of Common Stock from time to time.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

	Shares of Common Stock Beneficially Owned Prior to this Offering (2)			Shares of Common Stock Beneficially Owned after this Offering (2)
Name of Selling Stockholder	Number	Percent	Shares of Common Stock to be Sold	Number	Percent
Dr. Avi Katz (1)	3,618,729	6.3%	410,000	3,208,729
Darren Ma (1)	80,135	*	25,000	55,135
Dr. Raluca Dinu (1)	516,576	*	54,000	462,576
Andrea Betti-Berutto (1)	1,221,049	2.2%	67,778	1,153,214
Frank Schneider (1)(3)	190,340	*	12,500	177,840
John J. Mikulsky (1)	268,486	*	45,000	223,486
Joseph J. Lazzara (1)(4)	163,649	*	25,332	138,317
Neil J. Miotto (1)(5)	416,425	*	30,000	386,425
Kimberly D.C. Trapp (1)	295,307	*	15,000	280,307
Investcorp Technology Ventures II, L.P. (Delaware)	105,431	*	105,431	0
Investcorp Technology Ventures II, L.P. (Cayman)	343,626	*	343,626	0
ITV II (II), L.P.	46,700	*	46,700	0
*	Represents less than 1% of our outstanding Common Stock.
(1)	Individuals are current officers or directors of the Company.
(2)	The number of shares beneficially owned is determined under rules promulgated by the SEC and includes (i) outstanding shares of Common Stock,(ii) options for Common Stock that have vested or will vest within 60 days of June 9, 2016, as follows: 2,995,229 for Dr. Katz, 401,910 for Dr. Dinu, 1,097,178 for Mr. Betti-Berutto, 167,500 for Mr. Schneider, 65,000 for Mr. Mikulsky, 65,000 for Mr. Lazzara, 216,100 for Mr. Miotto, 195,776 for Ms. Trapp and (iii) restricted stock units that will vest within 60 days of June 9, 2016 as follows: 148,159 for Dr. Katz, 18,440 for Mr. Ma, 29,232 for Dr. Dinu, 14,281 for Mr. Betti-Berutto, 10,340 for Mr. Schneider, 10,568 for Mr. Mikulsky, 10,068 for Mr. Lazzara, 10,840 for Mr. Miotto, 10,068 for Ms. Trapp.
(3)	Certain shares calculated in the beneficial ownership are held by the Schneider Family Trust, Frank Schneider as trustee.
(4)	Certain shares calculated in the beneficial ownership are held by the Joseph and Nancy Lazzara Family Trust, Joseph J. Lazzara as trustee.
(5)	Shares being sold are from Neil J. and Mary Ann Miotto Trust, Neil J. Miotto as trustee.

UNDERWRITING

We, the Selling Stockholders and the underwriters for this Offering named below have entered into an underwriting agreement with respect to the common stock being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us and the selling stockholders the number of shares of our common stock set forth opposite its name below. Cowen and Company, LLC, Raymond James and Needham & Company are the representative of the underwriters. We refer to the several underwriters listed in the table below as the “underwriters.”

Underwriter	Number of Shares
Cowen and Company, LLC
Raymond James & Associates, Inc.
Needham & Company, LLC
Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the underwriters’ option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the Selling Stockholders have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares. We have granted to the underwriters an option to purchase up to      additional shares of common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses to us and the Selling Stockholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $460,000 and are payable by us. We have agreed to reimburse the underwriters up to $100,000 for fees, costs, disbursements and out-of-pocket expenses incurred by the underwriters, including fees and costs of underwriters counsel, in connection with the offering. Furthermore, the underwriters have agreed to reimburse the O/D Selling Stockholders for certain expenses in connection with the O/D Secondary Offering in an amount equal to $       .

Total
	Per Share	Without Option	With Option
Public offering price
Underwriting discount
Proceeds, before expenses, to Company
Proceeds, before expenses, to O/D Selling Stockholders
Proceeds, before expenses, to Magnum Selling Stockholders

The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus. The underwriters may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $     per share. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

Discretionary Accounts. The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.
•	Overallotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the underwriters’ option. In a naked short position, the number of shares involved is greater than the number of shares in the underwriters’ option. The underwriters may close out any short position by exercising their option and/or purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the underwriters’ option. If the underwriters sell more shares than could be covered by exercise of the underwriters’ option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NYSE MKT, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the NYSE MKT in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, we and our executive officers, directors and certain of our other stockholders, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of the representatives for a period of 90 days after the date of the pricing of the offering.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit us, among other things and subject to restrictions, to: (a) issue common stock or options pursuant to employee benefit plans, (b) issue common stock upon exercise of outstanding options or warrants, or (c) issue securities in connection with acquisitions or similar transactions. The exceptions permit parties to the “lock-up” agreements, among other things and subject to restrictions, to: (a) make certain gifts, (b) make transfers by will or the laws of descent, (c) make transfers to us or as may be required under any employee benefit plans of the Company. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.

The representatives, in their sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, the representatives will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

Canada. The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom. Each of the underwriters has represented and agreed that:

•	it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);
•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and
•	it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area (the “EEA”) which has implemented the European Prospectus Directive (each, a “Relevant Member State”), an offer of our shares may not be made to the public in a Relevant Member State other than:

•	to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;
•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or
•	in any other circumstances falling within Article 3(2) of the European Prospectus Directive, provided that no such offer of our shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive.

For the purposes of this description, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression “European Prospectus Directive” means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

Israel. In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Electronic Offer, Sale and Distribution of Shares. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

LEGAL MATTERS

Crowell & Moring LLP, San Francisco, California, counsel to GigPeak, will issue a legal opinion concerning the validity of the issuance of the common stock offered by this prospectus supplement and each accompanying prospectus. Certain legal matters in connection with this Offering will be passed upon for the underwriters by Proskauer Rose LLP, New York, New York.

EXPERTS

The consolidated financial statements of GigPeak, Inc. (formerly GigOptix, Inc.) as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Magnum Semiconductor, Inc. as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, incorporated in this prospectus supplement by reference to GigPeak, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) filed with the SEC on May 27, 2016, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., independent accountants, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Terasquare Co., Ltd. as of December 31, 2014 and for the year in the period ended December 31, 2014 incorporated in this prospectus by reference to the Current Report on Form 8-K/A Amendment No. 1 filed with the SEC on December 7, 2015, have been so incorporated in reliance on the report of Yeil Accounting Corporation, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and each accompanying prospectus are part of the registration statements on Form S-3 and Form S-8 that we filed with the SEC under the Securities Act and do not contain all of the information set forth in the registration statements. Whenever we make reference in this prospectus supplement or each accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statements or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and each accompanying prospectus for a copy of each such contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov.

In addition, we maintain a website that contains information, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.gigpeak.com. Information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus and may disclose a change in our business, prospectus, financial condition, or other affairs after the date of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 14, 2016;
•	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 27, 2016, filed with the SEC on May 6, 2016;
•	our Current Reports on Form 8-K filed with the SEC on January 7, March 16, March 22, March 24, April 4, April 6 (as amended on May 27, 2016 in Amendment No. 1 filed on Form 8-K/A), April 18 and April 29, 2016;
•	our Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on December 7, 2015;
•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35520), filed with the SEC on April 23, 2012, as amended by that Amendment No. 1 on Form 8-A/A filed with the SEC on December 19, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating this description; and
•	the description of the terms, rights and provisions applicable to the Series A Junior Preferred Stock purchase rights contained in GigPeak Inc.’s Registration Statement No. 000-54572 on Form 8-A, filed with the SEC on December 22, 2011, as amended by Amendment No. 1 to Registration Statement No. 000-54572 on Form 8-A/A, filed with the SEC on December 19, 2014.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering , including all such documents we may file with the SEC after the date of this prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into, and deemed to be part of , this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: GigPeak, Inc., 130 Baytech Drive, San Jose, California 95134, Attn: Investor Relations, or you may call us at (408) 522-3100.

$50,000,000

GigOptix, Inc. may offer, from time to time:

•	common stock	•	preferred stock

•	debt securities	•	warrants

All of the securities listed above may be sold separately or as units with other securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with the specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

Our common stock is listed on the NYSE MKT under the symbol “GIG.” The last reported sale price on November 20, 2015 was $2.35 per share. There is currently no market for the other securities which we may offer. The aggregate public offering price of all securities under this prospectus will not exceed $50,000,000.

As of November 20, 2015, the aggregate market value of our common equity held by non-affiliates was approximately $101.6 million, based on an aggregate of 44,446,620 shares of common stock outstanding, of which 43,236,908 shares were held by non-affiliates.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page PO-5 of this prospectus and in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If we use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities.

The date of this prospectus is December 9, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial price to the public; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. We have not authorized any other person to provide you with different information. You should read this entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. We do not imply or represent by delivering this prospectus that GigOptix, Inc., or its business, is unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as any time after such date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus and the information incorporated by reference herein carefully, including the “Risk Factors” section. In this prospectus, unless the context indicates otherwise, the terms “company,” “we,” “us,” and “our” refer to GigOptix, Inc., and its subsidiaries.

GigOptix, Inc.

Overview

We are a lead fabless semiconductor designer, developer, and global supplier of a broad range of analog, digital, and mixed signal components to enable high speed information streaming over telecommunication (telecom) networks, datacomunication (datacom) infrastructure, and consumer electronics links. Our ability to innovate and create differentiated products is based on deployment of various semiconductor technologies that span from III-V compounds to SiGe-BiCMOS and CMOS based device designs. GigOptix’ product portfolio provides high speed solutions in markets such as fiber-optics telecom, wireless backhaul, datacom and consumer electronics, military-aeronautics, instrumentation, and medical equipment, for applications such as linecards and transponders, active optical cables and pluggables, point-to-point wireless radios, military electronic warfare systems, avionics electronics, GPS systems, and diverse medical equipment, such as ultrasound imaging, X-Ray, MRI, CT Scan, and defibrillators.

The business comprises two product lines: our High-Speed Communications (HSC) product line and our Industrial product line. Our products are highly customized and typically developed in partnership with key “Lighthouse” customers, generating engineering project revenues through the development stage and larger future product revenues through these customers and general market availability.

The HSC product line offers a broad portfolio of high performance semiconductor devices and multi-chip-modules (MCMs) aimed predominantly at the telecom, datacom, consumer-electronics, and wireless markets, and includes, among others, (i) 100 to 400 gigabit per second (Gbps) laser and optical-modulator drivers, and trans-impedance amplifier (TIA) devices; (ii) 10-100 Gbps Clock-data-recovery (CDR) devices; (iii) mixed signal radio frequency integrated circuits (RFIC) at 50 GHz and above; (iv) power amplifiers and transceivers, as well as monolithic microwave integrated circuits (MMIC), for microwave and wireless applications at frequencies higher than 50 GHz; (v) integrated systems in a package (SIP) solutions for both fiber-optic and wireless communication systems; and (vi) radio frequency (RF) chips for various consumer applications, such as global navigation satellite systems (GNSS).

The Industrial product line offers a wide range of digital and mixed-signal application specific integrated circuit (ASIC) solutions for various industrial applications used in the military, avionics, automotive, security and surveillance, medical and communications markets.

Since inception in July 2007, we have expanded our customer base by acquiring and integrating seven businesses with complementary products and customers, and spun out one business to establish a joint-venture. In so doing, we have expanded our device product line in multiple areas, growing our communication device offering from a few leading 10 Gbps ultra-long haul optical drivers, to a line of products that includes: drivers and TIAs for 2 to 400 Gbps optical applications; power amplifiers; transceiver devices for 50 to 100 GHz; and custom ASICs spanning 0.6um to 40nm technology nodes. Our worldwide direct sales force is supported by a significant number of channel representatives and distributors that sell our products throughout North America, South America, Europe, Japan and Asia.

During the third quarter of 2014, we acquired substantially all of the assets of Tahoe RF Semiconductor, Inc. (Tahoe RF), which primarily had strength in High-Speed and High-Frequency SiGe RF technology.

During the fourth quarter of 2015, we acquired Terasquare Co., Ltd., a Seoul, Korea-based, fabless semiconductor company and provider of low power, CMOS high speed communication interface semiconductors for 100Gbps Ethernet, Fiber Channel, and EDR Infiniband applications. Upon the acquisition, the acquired entity has been renamed GigOptix-Terasquare-Korea (GTK) Co., Ltd.

Corporate Information

GigOptix, Inc., the successor to GigOptix LLC, was formed as a Delaware corporation in March 2008 in order to facilitate a combination between GigOptix LLC and Lumera Corporation (Lumera), which occurred in December 2008. Before the combination, GigOptix LLC acquired the assets of iTerra Communications LLC in July 2007 (iTerra) and Helix Semiconductors AG (Helix) in January 2008, which is now our wholly-owned subsidiary, GigOptix-Helix AG, in Zurich, Switzerland. In November 2009, we acquired ChipX, Incorporated (ChipX). In June 2011, we acquired Endwave Corporation (Endwave). As a result of the acquisitions, Helix, Lumera, ChipX and Endwave all became our wholly owned subsidiaries. In February 2014, we entered into a Joint Venture and Quotaholders Agreement (the Joint Venture Agreement) and established BrPhotonics Produtos Optoeletrônicos LTDA. (BrP) headquartered in Campinas, Brazil, as a new joint venture with Fundação CPqD — Centro De Pesquisa e Desenvolvimento em Telecomunicações (CPqD), a leading optical and semiconductor development center in Brazil. BrP was formed as a newly-established joint venture company and will be a provider of advanced high-speed devices for optical communications and integrated transceiver components that enable information streaming over communications networks. In June 2014, we acquired substantially all of the assets of Tahoe RF. In June 2015, the Company established a Japanese wholly-owned subsidiary, GigOptix Japan GK. In September 2015, we acquired Terasquare Co., Ltd., which is now our wholly-owned subsidiary, GigOptix-Terasquare-Korea (GTK) Co., Ltd., in Seoul, Korea.

Our principal executive offices are located at 130 Baytech Drive, San Jose, California 95134, our telephone number is (408) 522-3100 and our web site is www.gigoptix.com. We have not incorporated the information on our website by reference into, and you should not consider it to be part of this prospectus.

The Securities We May Offer

We may offer or sell up to $50,000,000 of common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination either individually or as units comprised of one or more of the other securities. Each time we offer securities with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our or their behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

We may issue preferred stock in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of GigOptix, Inc., voting rights and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The senior debt securities will have the same rank as all of our other unsubordinated debt. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures.

These indentures have been filed as exhibits to the Registration Statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A”—“Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2014, and our most recent Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2015, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through the use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference included in this prospectus, we caution you that these statements are based on our projections of the future that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	we have a history of incurring losses;
•	our ability to remain competitive in the markets we serve;
•	the effects of future economic, business and market conditions;
•	consolidation in the industry we serve;
•	our ability to continue to develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability;
•	our ability to establish and maintain effective internal controls over our financial reporting;
•	risks relating to the transaction of business internationally;
•	our failure to realize anticipated benefits from acquisitions or the possibility that such acquisitions could adversely affect us, and risks relating to the prospects for future acquisitions;
•	the loss of key employees and the ability to retain and attract key personnel, including technical and managerial personnel;
•	quarterly and annual fluctuations in results of operations;
•	investments in research and development;
•	protection and enforcement or our intellectual property rights and proprietary technologies;
•	costs associated with potential intellectual property infringement claims asserted by a third party against us or asserted by us against a third party;
•	our exposure to product liability claims resulting from the use of our products;
•	the loss of one or more of our significant customers, or the diminished demand for our products;
•	the loss of one or more of our critical vendors, particularly sole source suppliers of key components and wafers;
•	our dependence on overseas and domestic foundries, contract manufacturing and outsourced supply chain, as well as the costs of materials;
•	our reliance on third parties to provide services for the operation of our business;
•	our ability to be successful in identifying, acquiring and consolidating new acquisitions;

•	our ability to successfully complete inception and funding of new joint ventures that we establish globally;
•	our ability to grow the business fast enough to provide the critical competitive scale to compete against major competitors and secure businesses;
•	the effects of war, terrorism, natural disasters or other catastrophic events;
•	our success at managing the risks involved in the foregoing items; and
•	other risks and uncertainties, including those listed under the heading “Risk Factors” herein.

Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained or incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds that we will receive from the sale of the securities predominantly proceeds to acquire, license and invest in complimentary and strategic products, technologies or businesses, although we may use proceeds for working capital and other general corporate purposes; however, we currently have no agreements or commitments to complete any such transaction and are not involved in negotiations to do so. Pending these uses, we may invest our net proceeds from this offering primarily in investment grade, interest-bearing securities.

The specific allotment of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of the material terms of our capital stock contained in our amended and restated certificate of incorporation, as amended, amended and restated certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws. This summary is not complete and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware, or the DGCL. For more detailed information, please see our amended and restated certificate of incorporation, certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws, which have been previously filed with the SEC.

General

We are authorized to issue 101,000,000 shares of capital stock, each with a par value of $0.001, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which preferred stock, 750,000 shares have been designated as Series A Junior Preferred Stock. There were 44,446,620 shares of common stock outstanding and no shares of preferred stock outstanding as of November 20, 2015.

Notwithstanding the provisions of the DGCL, the number of authorized shares of common stock and preferred stock may, without a series vote, be increased or decreased (but not below the number of shares then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of GigOptix entitled to vote, voting together as a single class.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of our common stock will be entitled to receive dividends when, as and if declared by our board of directors, out of any assets legally available for the payment of dividends, but only after the provisions with respect to preferential dividends on any outstanding series of preferred stock have been satisfied and after we have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any outstanding series of our preferred stock. In the event of any liquidation, dissolution or winding-up of the company, whether voluntary or involuntary, the holders of our common stock will become entitled to participate in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities, subject to the prior distribution rights of any class or series of preferred stock then outstanding and having preference over common stock in the event of liquidation, dissolution or winding-up. Holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights.

On December 16, 2011, our board of directors adopted a Rights Agreement under which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011. Stockholders or beneficial ownership groups who owned 10% or more of the outstanding shares of our common stock on or before December 16, 2011, will not trigger the preferred share purchase rights unless they acquire an additional 1% or more of the outstanding shares of our common stock. Each right entitles a holder with the right upon exercise to purchase one one-thousandth of a share of preferred stock at an exercise price that is currently set at $8.50 per right, subject to purchase price adjustments as set forth in the Rights Agreement. Each share of Series A Junior Preferred Stock has voting rights equal to one thousand shares of common stock. In the event that exercisability of the rights is triggered, each right held by an acquiring person or group would become void. As a result, upon triggering of exercisability of the rights, there would be significant dilution in the ownership interest of the acquiring person or group, making it difficult or unattractive for the acquiring person or group to pursue an acquisition of us. These rights were set to expire in December of 2014.

On December 16, 2014, we entered into an Amended and Restated Rights Agreement to extend the expiration date of our Rights Agreement. The Amended and Restated Rights Agreement amends the Rights Agreement previously adopted by (i) extending the expiration date by three years to December 16, 2017, (ii) decreasing the exercise price per right issued to stockholders pursuant to the stockholder rights plan from $8.50 to $5.25, and (iii) making certain other technical and conforming changes. In addition, in connection with the Amended and Restated Rights Agreement, on December 15, 2014, we adopted an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, which increased the number of authorized shares of Series A Junior Preferred Stock from 300,000 shares to 750,000 shares, and sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock (as discussed below). Each share of Series A Junior Preferred stock retains the rights, preferences and privileges set forth above from the Original Certificate of Designation regarding redemption, dividends, voting rights, and liquidation preference.

NYSE MKT Listing. Our common stock is listed on the NYSE MKT under the symbol “GIG.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is Operations Center, 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (877) 248-6417.

Preferred Stock

No shares of preferred stock are outstanding. Under our amended and restated certificate of incorporation, as amended, our board of directors is authorized to issue up to 1,000,000 shares of preferred stock. Pursuant to an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock adopted by our board of directors on December 15, 2014, 750,000 shares have been designated as Series A Junior Preferred Stock. The Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, filed with the Secretary of State of the State of Delaware on December 15, 2014, sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock. Each share of Series A Junior Preferred Stock will:

•	not be redeemable;

•	in the event of a declaration of a dividend on the common stock, entitle the holder to receive a preferential quarterly dividend equal to the greater of $1.00 or an amount equal to 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of common stock), declared on the common stock;
•	entitle the holder to 1,000 votes on all matters submitted to the vote of the holders of the common stock; and
•	entitle the holder to receive upon our liquidation, a preferential liquidation payment of the greater of $1,000, plus accrued and unpaid dividends, or the amount to be received by a holder of 1,000 shares of common stock.

Our board of directors may also designate the rights, preferences and privileges of additional series of preferred stock, any or all of which may be greater than or senior to those of the common stock. Though the actual effect of any such issuance on the rights of common stock will not be known until our board of directors determines the specific rights of the holders of preferred stock, the potential effects of such an issuance include:

•	diluting the voting power of the holder of common stock;
•	reducing the likelihood that holders of common stock will receive dividend payments;
•	reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and
•	delaying, deterring or preventing a change-in-control or other corporate takeover.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying or deferring a change in control of the company. These provisions, among other matters:

•	provide for the classification of the board of directors into three classes, with one-third of the directors to be elected each year;
•	limit the number of directors constituting the entire board of directors to a maximum of 10 directors;
•	limit the types of persons who may call a special meeting of stockholders; and
•	establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other business for consideration at any annual or special stockholder meetings.

Additionally, we have in place as of December 16, 2011, a Rights Agreement, amended and restated as of December 16, 2014, pursuant to which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the Registration Statement that includes the prospectus. In this description of the debt securities, the words “we,” “us,” or “our” refer only to GigOptix, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;
•	the offering price;
•	the title;
•	any limit on the aggregate principal amount;
•	the person who shall be entitled to receive interest, if other than the record holder on the record date;
•	the date or dates the principal will be payable;
•	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;
•	the place where payments may be made;
•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;
•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;
•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;
•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;
•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;
•	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;
•	any conversion or exchange provisions;
•	whether the debt securities will be issuable in the form of a global security;
•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”
•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;
•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;
•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;
•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and
•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;
•	be deposited with the depositary or nominee or custodian; and
•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;
•	an event of default is continuing with respect to the debt securities of the applicable series; or
•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;
•	entitled to physical delivery of certificated debt securities; or
•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or
•	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No protection in the event of a change of control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of GigOptix, Inc.), unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;
•	the successor entity assumes our obligations on the debt securities and under the indentures;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•	certain other conditions specified in the indenture are met.

Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay principal of or any premium on any debt security of that series when due;
(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;
(3)	we fail to deposit any sinking fund payment when due;
(4)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and
(5)	certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
(2)	the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;
•	adding covenants or events of default;
•	making certain changes to facilitate the issuance of the securities;
•	securing the securities;
•	providing for a successor trustee or additional trustees;
•	conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;
•	curing any ambiguities or inconsistencies;
•	providing for guaranties of, or additional obligors on, the securities;
•	permitting or facilitating the defeasance and discharge of the securities; and
•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;
•	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;
•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;
•	change the place of payment or the currency in which any debt security is payable;
•	impair the right to enforce any payment after the stated maturity or redemption date;
•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;
•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or
•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•	We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
•	We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

•	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or
•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•	a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or
•	any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist, and
•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;
•	all of our obligations for money borrowed;
•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,
•	our obligations:
•	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or
•	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;
•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;
•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;
•	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•	all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and
•	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

•	any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or
•	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States Federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of GigOptix, Inc.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors; or
•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NYSE MKT or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

Crowell & Moring LLP, San Francisco, California, counsel to GigOptix, will issue a legal opinion concerning the validity of the securities offered hereby. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of GigOptix, Inc. as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov.

In addition, we maintain a website that contains information, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.gigoptix.com. Information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 17, 2015;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, June 28, and September 27, 2015, filed with the SEC on May 7, August 6, and November 5, 2015, respectively;
•	our Current Reports on Form 8-K filed with the SEC on March 10, March 30, May 18, June 4, June 19, August 7, August 21, August 21, August 26, September 10, September 22, October 2, November 12, and November 23, 2015;
•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35520), filed with the SEC on April 23, 2012, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating this description; and
•	the description of the terms, rights and provisions applicable to the Series A Junior Preferred Stock purchase rights contained in GigOptix Inc.’s Registration Statement No. 000-54572 on Form 8-A, filed with the SEC on December 22, 2011, as amended by Amendment No. 1 to Registration Statement No. 000-54572 on Form 8-A/A, filed with the SEC on December 19, 2014.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: GigOptix, Inc., 130 Baytech Drive, San Jose, California 95134, Attn: Investor Relations, or you may call us at (408) 522-3100.

The selling stockholders of GigPeak, Inc. listed beginning on page 31, together with any additional selling stockholders listed in any applicable prospectus supplement, may offer and resell up to 6,879,089 shares of our common stock, par value $0.001 per share. The selling stockholders acquired these shares from us in connection with our acquisition of Magnum Semiconductor, Inc. or Magnum, pursuant to the terms of the Agreement and Plan of Merger, dated April 1, 2016, by and among GigOptix, Inc., Champagne Merger Sub, Inc., Magnum Semiconductor, Inc., and Fortis Advisors LLC, as the Stockholders’ Agent (the “Merger Agreement”), as amended. The closing of the acquisition occurred on April 5, 2016. To the extent that a statement made in a prospectus supplement conflicts with statements made in this prospectus, the statements made in the prospectus supplement will be deemed to modify or supersede those made in this prospectus.

We are not selling any shares of our common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders may sell the shares of common stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section of this prospectus entitled “Plan of Distribution.”

Our common stock is listed on the NYSE MKT under the symbol “GIG.” The last reported sale price on April 13, 2016 was $2.95 per share.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page SM-22 of this prospectus and any similar section contained in the documents incorporated by reference, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2016 for certain risks you should consider before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 3, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. Selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell shares of common stock from time to time. Each time any selling stockholder named herein sells shares of common stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The selling stockholders may offer and sell shares of common stock directly to purchasers, through agents selected by the selling stockholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of shares of common stock. See “Plan of Distribution.”

We have not authorized, and no selling stockholder has authorized, any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus and the information incorporated by reference herein carefully, including the “Risk Factors” section. In this prospectus, unless the context indicates otherwise, the terms “GigPeak,” “Company,” “we,” “us,” and “our” refer to GigPeak, Inc., and its subsidiaries.

GigPeak, Inc.

About GigPeak

GigPeak, Inc., is a leading innovator of semiconductor integrated circuits (“ICs”) and software solutions for high-speed connectivity and high-quality video compression over the network and the Cloud. Our focus is to develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure, broader connectivity to the Cloud, and reduce the total cost of ownership of existing network pipes from the core to the end user. GigPeak addresses both the speed of data transmission and the amount of bandwidth the data consumes within the network, and provides solutions that increase the efficiency of the Internet-of-Things (“IoT”), leveraging our strength in high-speed connectivity and highest quality video compression. The extended product portfolio provides more flexibility to support changing market requirements from ICs and monolithic microwave integrated circuits (“MMICs”) through full software programmability and cost efficient custom application specific integrated circuit (“ASICs”).

GigPeak addresses both the speed of data transmission and the amount of bandwidth the data consumes within the network, which are the two major bottlenecks, while also the enabler factors, to maintain network efficiency today and in the future. As such, GigPeak’s products also naturally provide solutions that increase the efficiency of IoT and other Cloud-connected applications. GigPeak’s solutions leverage our industry-recognized strength in high-speed connectivity delivered through the GigOptix brand-name product line, and the highest quality video compression delivered through the industry-recognized Magnum Semiconductor brand.

The extended GigPeak product portfolio provides flexibility to better support on-going changes in the connectivity that customers and markets require by deploying a wide tool-box of solutions from various kinds of semiconductor materials, integrated circuits and Multi-Chip-Modules (“MCMs), through cost-effective ASICs and system-on-chips (“SoCs”), and into full software programmable open-platform offerings.

Our products are highly customized and typically developed in partnership with key “Lighthouse” customers, occasionally generating some engineering project revenues through the development stage, and where the largest revenue is generated from future device product shipments and sales through these customers and general market availability.

Since inception in 2007, we have expanded our customer base by acquiring and integrating eight (8) companies with complementary and synergistic products and customers, and spun out one (1) business to establish a joint-venture. Our worldwide direct sales force is supported by a significant number of channel representatives and distributors that sell our products throughout North America, South America, Europe, Japan and Asia.

The blending of products and technologies gives GigPeak the capability to address both the speed of data transmission and the amount of bandwidth the data consumes within a network, driven in particular by the video content which is the source of a majority of the datacenter traffic and storage on today’s networks. Through this combination, we provide solutions to enhance the footprint utilization and reduce total cost of ownership of existing network pipes from the core to the end user. Our wide product portfolio and exceptional customer support practices, will continue to serve the enterprise networking and broadcasting original equipment manufacturers (“OEMs”), as well as IoT and other Cloud-connected consumers.

The Offering

Common stock offered by the selling stockholders:	6,879,089 shares
Our common stock is listed on the NYSE MKT under the symbol:	GIG
Use of proceeds:	All of the shares of common stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares

Recent Developments

Magnum Semiconductor Merger

As previously announced, on April 1, 2016, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between us, Champagne Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of us (“Merger Sub”), Magnum Semiconductor, Inc., a Delaware corporation (“Magnum”) and Fortis Advisors LLC, as the Stockholders’ Representative. Pursuant to the Merger Agreement, we acquired Magnum through a reverse triangular merger, whereby Merger Sub was merged with and into Magnum, with Magnum as the surviving corporation (the “Merger”). The Merger closed on April 5, 2016 (the “Closing”), and as a result, Magnum became our wholly-owned subsidiary.

Upon completion of the Merger, the outstanding shares of, and certain warrants to acquire, Magnum’s senior preferred stock, as well as notes held by the holders of such shares of Magnum senior preferred stock, were converted either into the right to receive shares of GigPeak common stock or cash depending upon whether the holder of such shares of preferred stock or warrants is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended. All other shares of, and options and warrants to acquire, Magnum common and preferred stock were cancelled, extinguished and terminated without conversion upon the consummation of the Merger. The amount of shares of GigPeak common stock and cash to be paid and issued was tied to the average of the closing price of the GigPeak common stock on the NYSE MKT stock exchange over the thirty day period ending three days prior to the closing date for the Merger, which was approximately $2.58 (the “Parent Common Valuation”).

Pursuant to the Merger Agreement, shares of our common stock being issued as consideration in the Merger with a value of $6.0 million using the Parent Common Valuation (the “Escrow Amount”), have been deposited in an indemnity escrow account to secure certain indemnification obligations of the recipients of such consideration (the “Indemnifying Parties”). The Indemnifying Parties have agreed to indemnify us for claims and losses arising out of or related to, among others: (i) breaches of representations and warranties of Magnum, (ii) breaches of covenants of the Magnum and the Stockholders’ Representative, (iii) any amounts paid to former Magnum stockholders with respect to dissenting shares required to be paid to the extent that the aggregate of such amounts exceed the aggregate portion of the Merger Consideration such stockholders would have received had they not dissented, plus that portion of the Escrow Amount deposited with regard to such holders, (iv) the amount of the actual working capital of Magnum at closing that is less than $5.1 million, and (v) certain tax liabilities.

The Indemnifying Parties aggregate indemnity obligations related to breaches of representations, warranties and covenants are generally capped at the Escrow Amount, except for fraud, certain fundamental representations and liabilities including related to taxes, which are subject to a cap equal to $10.0 million. In general, the Indemnifying Parties will not be required to pay any amounts in respect of its indemnification obligations until the aggregate amount of all losses exceeds a deductible of $100,000, in which case the Indemnifying Parties will be required to indemnify only for such losses in excess of the deductible. The deductible will not apply to losses to the extent such losses arise from or relate to certain fundamental representations and liabilities related to dissenting shares and certain taxes.

An amount of the Escrow Amount equal in value to $5.0 million using the Parent Common Valuation will be released 12 months from the Closing, less the aggregate amount of any pending claims as of such date. The remainder of the Escrow Amount will remain for an additional 12 months to indemnify us for claims and losses arising out of or related to breaches of certain fundamental representations and liabilities including related to taxes, at which time such remaining amounts will be released, less the aggregate amount of any pending claims as of such date.

Change of Name to GigPeak.

Concurrent with the Closing of the Merger, on April 5, 2016, we filed a Certificate of Amendment, pursuant to Section 242 of the Delaware General Corporation Law to change the Company’s name from “GigOptix, Inc.” to “GigPeak, Inc.” The Board of Directors of the Company approved this Certificate of Amendment on March 25, 2016. Stockholder approval was not required.

BUSINESS

Overview

GigPeak, Inc., is a leading innovator of semiconductor integrated circuits (“ICs”) and software solutions for high-speed connectivity and high-quality video compression over the network and the Cloud. Our focus is to develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure, broader connectivity to the Cloud, and reduce the total cost of ownership of existing network pipes from the core to the end user. GigPeak addresses both the speed of data transmission and the amount of bandwidth the data consumes within the network, and provides solutions that increase the efficiency of the Internet-of-Things (“IoT”), leveraging our strength in high-speed connectivity and highest quality video compression. The extended product portfolio provides more flexibility to support changing market requirements from ICs and monolithic microwave integrated circuits (“MMICs”) through full software programmability and cost efficient custom application specific integrated circuit (“ASICs”).

We develop semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the enterprise network and the Cloud. With our product focus, we attempt to reduce the total cost of ownership of existing network pipes, from the core of the network to the end user appliances and terminals.

GigPeak addresses both the speed of data transmission and the amount of bandwidth the data consumes within the network, which are the two major bottlenecks, while also the enabler factors, to maintain network efficiency today and in the future. As such, GigPeak’s products also naturally provide solutions that increase the efficiency of IoT and other Cloud-connected applications. GigPeak’s solutions leverage our industry-recognized strength in high-speed connectivity delivered through the GigOptix brand-name product line, and the highest quality video compression delivered through the industry-recognized Magnum brand.

The extended GigPeak product portfolio provides flexibility to better support on-going changes in the connectivity that customers and markets require by deploying a wide tool-box of solutions from various kinds of semiconductor materials, integrated circuits and Multi-Chip-Modules (“MCMs), through cost-effective ASICs and system-on-chips (“SoCs”), and into full software programmable open-platform offerings.

Our products are highly customized and typically developed in partnership with key “Lighthouse” customers, occasionally generating some engineering project revenues through the development stage, and where the largest revenue is generated from future device product shipments and sales through these customers and general market availability.

Since inception in 2007, we have expanded our customer base by acquiring and integrating eight (8) companies with complementary and synergistic products and customers, and spun out one (1) business to establish a joint-venture. Our worldwide direct sales force is supported by a significant number of channel representatives and distributors that sell our products throughout North America, South America, Europe, Japan and Asia.

On April 5, 2016, we completed our most recent acquisition of Magnum Semiconductor, Inc. (“Magnum”), and simultaneously renamed ourselves as GigPeak, Inc. Magnum is a fabless semiconductor manufacturer and brings a well-developed and comprehensive portfolio of video broadcasting and compression solutions to GigPeak, including silicon ICs, SoCs, software solutions, and a comprehensive library of intellectual property. The Magnum products currently are for the professional video broadcast and are extendable to IoT camera markets. Magnum provides top of the line products, tools and technologies for the entire video content creation and distribution chain, from contribution and production through distribution over cable, telecom, satellite and over-the-top (“OTT”) video streaming.

The blending of products and technologies gives GigPeak the capability to address both the speed of data transmission and the amount of bandwidth the data consumes within a network, driven in particular by the video content which is the source of a majority of the datacenter traffic and storage on today’s networks. Through this combination, we provide solutions to enhance the footprint utilization and reduce total cost of ownership of existing network pipes from the core to the end user. Our wide product portfolio and exceptional customer support practices, will continue to serve the enterprise networking and broadcasting original equipment manufacturers (“OEMs”), as well as IoT and other Cloud-connected consumers.

We are in the process of reorganizing our operations to line up with our targeted end-markets and customers. This will eventually result later in fiscal 2016 in two business lines: the Enterprise Networking, which will be named the “GigOptix” product line, and the Consumer and Cloud-Connectivity, which will be named the “GigCloud” line. Most of our current product lines will contribute products to each one of those two business lines.

Historically, since inception in 2007 and through 2014, we have incurred net losses. For the year ended December 31, 2015, for the first time, we recorded a net income of $1.2 million. For the year ended December 31, 2014, we incurred a net loss of $5.8 million. For the years ended December 31, 2015 and 2014, we had cash inflows from operations of $3.0 million and $2,000, respectively. As of December 31, 2015 and 2014, we had an accumulated deficit of $101.0 million and $102.3 million, respectively.

Industry Background

Over the past several years, communications networks have undergone significant challenges as network operators have been pursuing more profitable service offerings while reducing operating costs. The growing demand by enterprises and consumers for bandwidth due to the explosion of data, voice and video usage across networks has driven service providers to continuously add higher speed access through Wi-Fi, 4G and 5G long term evolution (“LTE”), digital subscriber line (“DSL”), and cable and fiber to the destination (“FTTx”), as well as converge their separate data, voice and video-media networks into a single IP-based high capacity integrated network to more easily manage and provide these services. High bandwidth applications such as content downloading, video streaming, high-resolution and big-data, social networks, online gaming, cloud services and Internet protocol television are challenging network service providers to supply increasing bandwidth to their customers and results in increased network utilization across the entire core and edge of wire-line, wireless and cable networks. Additionally, enterprises and institutions are managing their rapidly escalating demand for data and bandwidth and are upgrading and deploying higher speed local, storage and wide area networks (“LANs,” “SANs” and “WANs,” respectively). The U.S. government’s defense and homeland security efforts also add to the demand for bandwidth, as vast amounts of data are generated through sophisticated surveillance and defense network applications that are then transferred via a myriad of terrestrial and satellite communications channels. The U.S. government and its contractors are incorporating optical and high frequency wireless and satellite communications technologies into their systems and infrastructure to address these challenges.

Optical and wireless networking technologies support higher speeds and added features, and offer greater interoperability to accommodate higher bandwidth requirements at lower cost. Leading network systems vendors are producing optical systems for carriers increasingly based on 100 Gbps and 400 Gbps speeds including multi-service switches, dense wave division multiplexing (“DWDM”) transport terminals, access multiplexers, routers, Ethernet switches and other networking systems. Moreover, these network system vendors now also offer wireless communications systems to address mobile access and backhaul demands with increased bandwidths capable of more than 1 Gbps, more so for the last kilometer connectivity applications in dense urban areas. Mirroring the convergence of telecom and datacom networks, these systems vendors are increasingly addressing both telecom and datacom applications and are also looking to integrate their network equipment offerings into a single product. Faced with the technological and cost challenges of building fully integrated systems that can handle data, voice and video, OEMs are re-focusing on core competencies of software and systems integration, and relying on outside module and component suppliers for the design, development and supply of critical electro–optic and wireless products that perform the critical transmit and receive functions. In addition, the carriers are increasing their demands from the OEMs to also provide systems that enable the streaming of high speed information through their entire network which includes both optical and wireless equipment.

Through the acquisition of Magnum, we broaden our product offerings by adding silicon ICs, SoCs, software, and intellectual property (“IP”) for the professional broadcast infrastructure market. Today’s video service providers, which include cable operators, telecommunications companies and satellite TV providers, are continuously seeking to perfect their linear and nonlinear workflows and improve the quality of their video content, while simultaneously optimizing the efficiency of their networks. Our products, tools, and technologies are currently used in the entire video content creation and distribution chain. Specifically, GigPeak’s solutions are used to address challenges in video contribution, video production, primary and secondary distribution, and enterprise wide solutions. Over time, we will look to leverage those capabilities and seek opportunities to expand our offerings into new markets, including surveillance cameras and other video IoT applications.

We also supply custom ASICs used in industrial and mil-aero applications. Historically, customers choose our custom ASICs for a number of reasons including the customers’ needs: to differentiate their products; to reduce cost or power consumption by using one custom IC; or to replace more costly and energy inefficient programmable devices such as field programmable gate arrays (“FPGAs”).

A custom ASIC makes sense where the merchant market of standard products does not provide a standard product that adequately serves a customer’s particular purpose or application. Many large semiconductor companies offer custom services for high volume customers. However, there is a large market for the next tier of applications where a custom chip is needed but the volumes are smaller and not served by the traditional ASIC suppliers. Similarly, there is a market for the continuous supply of components to customers facing end-of-life situations for ASICs and FPGAs once supported by other vendors, as well as FPGA replacement, once demand and volume increases to levels that require cost reduction.

During 2015, we released a new generation of products where we supply customers with unique ASIC devices that combine complementary metal-oxide semiconductor (“CMOS”) devices with ultra-wide bandwidth (“UWBW”) capabilities, as well as CMOS devices with high-speed and low-power capabilities, all of which connect to Wi-Fi or wireless infrastructure. Customers are choosing our custom ASICs because we are one of the only companies in the industry that has the unique combination of CMOS, wireless and optical design capabilities. With the new technologies and skills that were added to us with the Magnum acquisition, we are adding high-quality compressed video processing capabilities to those unique ASICs, SoCs and software offerings.

Challenges Faced by our Customers

With the acquisition of Magnum, our business will comprise two main market focuses: Enterprise Networking, which addresses telecom, datacom and video broadcasting, and Consumer and Cloud-Connectivity, which addresses home connectivity, video and camera products and end user IoT applications.

Enterprise Networking: Telecom, Datacom and Broadcasting – “GigOptix”

Telecom and Datacom

The performance requirements of communications applications and the technical challenges associated with the telecom core into metro, datacom access and edge, and consumer electronics links present difficult obstacles to service providers and OEM designers that serve those markets. The core challenges of processing and transmitting high-quality broadband streams include:

•	Performance: Network system OEMs require faster, higher performance components and systems due to the increasing demands for more bandwidth by network operators. These devices need to interoperate seamlessly with the other components that perform transmit and receive functions while running, in some cases, at extreme temperatures in a wide variety of operating environments.
•	Power consumption: The increase in transmission speeds inherently leads to higher power consumption by the electronic components being used. This results in thermal management challenges due to greater densities being demanded by customers. For instance, in datacenters, there are significant costs in cooling the facility.
•	Size: Customers need to maximize the utilization of their central office space, tower space and rack size and therefore demand small solution footprints to maximize port density. Since 1999, the optical industry has responded by migrating from large line-cards to smaller transponders and pluggable transceivers resulting in a significant reduction in size for communications components. This in turn puts severe size constraints on electronic, optical and radio frequency (“RF”) component suppliers to maintain the pace of size reduction roadmaps without compromising on performance. Similarly, the cellular backhaul radio segment has migrated from split mount systems to full outdoor units to minimize the equipment footprint at a cell site.
•	Cost: There are significant price pressures within the communications markets to reduce component and system costs. End users continually demand more bandwidth and features yet expect to pay similar or lower prices for this increased data usage. To support this pricing dynamic, the market is driven to increase the efficiency of network operators’ capital investments to provide for exponentially increasing bandwidths with linearly increasing user revenues.

•	Complexity: Communications bandwidth increases are no longer being derived solely by driving the physical channel faster, due to the inherent physical limitations of the media. Recent bandwidth gains in both the optical and wireless markets are the result of utilizing complex signaling algorithms that encode more information per signal transition. This increasing technological complexity within communications systems and components, coupled with the growing pace of innovation and required cost reductions, have led customers to concentrate their supply chain on a smaller number of module and component suppliers on whom they can rely to invest in new innovative products and provide them with more comprehensive product portfolios, deeper product expertise and the ability to support future roadmaps.
•	Manufacturability: The optical and millimeter wave wireless industries predominantly utilize discrete components in their systems. Many of these components are manufactured by different vendors and these discrete solutions lead to manufacturing inefficiencies and yield reductions. Integration has been a key enabler in the historical success of the silicon IC technology to reduce complexity and cost, improve system performance, and reduce overall size and cost by increasing the functionality that can be implemented on one device and thereby decrease the component count.
•	Interoperability: In order to enable the ever-increasing demands of power consumption, size and cost reduction, optical and wireless transceivers need to be designed with a higher level of device integration.

Broadcasting

Today’s video service providers, which include cable operators, telecom companies and satellite TV providers, are continuously seeking to perfect their linear and nonlinear workflows and improve the quality of their video content, while simultaneously optimizing the efficiency of their networks. Our products, tools, and technologies are currently used in the entire video content creation and distribution chain.

•	Video Backhaul and Contribution: Video backhaul and news gathering system vendors are faced with the challenge by operators and content originators to deliver highest video quality with low latency, at a time when the contribution market is transitioning to more efficient formats while enabling improved video quality. A contribution solution today must support the industry standard compression formats such as MPEG-2 4:2:2 8-bit and H.264 10-bit 4:2:2 to provide a solution for legacy systems, upgrades and new deployments.
•	Primary Distribution: Content originators face unique challenges when distributing content to satellite, cable, telecom and terrestrial operator headends worldwide. The video quality they distribute must be pristine in order to withstand repeated re-encoding and transcoding prior to re-distribution. Pressure to reduce expenses leads primary distributors to try to transmit as many channels as they can in the lowest possible bandwidth and at the highest possible video quality.
•	Video Production: Production domain is one of the most demanding segments in the broadcast workflow. Baseband processing in the master control rooms, editing centers and playout centers of TV networks and program originators call for pristine video quality. On top of this is the constantly increasing need for added value: synced audio and data processing, low delay and higher density.

Consumer and Cloud-Connectivity – “GigCloud”

Video Applications

The growth of video consumption driven by digital delivery systems and mobile applications are increasing the need for high-quality video processing technology. To meet this growing demand we deploy a variety of silicon, modules, software and custom ASIC solutions. This approach allows our customers to deliver the highest video quality in various applications address the core network to the consumer.

•	Enterprise Video: Large corporations are increasingly turning to video to effectively deliver information to employees within their organizations and to partners, customers, investors, stakeholders and the public at large. Corporations, government entities, military and security organizations, educational institutions and other distributed organizations are finding that they can significantly reduce travel expenses as well as the cost of lost work hours by broadcasting management updates, corporate training and organization-wide events to branch offices or directly to employee desktops, tablets, hand-held and smart-phone devices. Reliable, high video quality is essential for any enterprise that is considering integrating video into their internal or external communications portfolio, and even more critical for military and government organizations that utilize unmanned vehicles for remote situational awareness. For events involving remote interactions, such as Q&A sessions or other in-person interactions, low latency and high-quality frame-drop free are also key requirements. To contain video-related operating expenses, enterprises need compact end-to-end solutions that utilize powerful video compression technologies to minimize bandwidth use.

•	Secondary Distribution: System solutions for secondary distribution and OTT are facing new challenges beyond the familiar pressures to increase video quality and density. As the range of devices on which viewers access video increases, repurposing video content for viewing on multiple screens in an efficient manner while maintaining high video quality is a must. Thus, transcoding and transrating with de-interlacing, rescaling and frame rate conversion tools are essential for addressing the target devices for this segment: main screen (TV) and OTT devices, smart phones, tablets, PCs and connected TV’s.

ASIC for Home, End User and IoT Applications

The demands of lower volume custom ASIC customers present a unique set of requirements to the supplier of the ASIC and the associated design services. We believe the key requirements for a successful design and supply of lower and meaningful volume custom ASICs include:

•	Experience: The demands of a custom ASIC design require a dedicated and experienced design team with the ability to execute on designs ranging from simple to complex, while assisting the customer with design assessment, product review and recommendations on the best solution.
•	Access to IP portfolios and design libraries: With requirements ranging from industrial, military and avionics, medical, and communications, customers require a design team to have access to large design libraries over several families of pre-validated IP portfolios with many IP cores while utilizing industry standard design tools.
•	Speed of Design: Given the time-to-market constraints of certain customers and the impending end-of-life of parts for other customers, speed is a critical demand for customers that require custom ASIC chips.
•	Design Depth and Knowledge: Given the complexity of the disciplines required to design and produce “optical CMOS”, “UWBW CMOS” or “wireless CMOS” ASICs, we are among the few companies in the industry that possess optical, wireless, and CMOS design acumen that enable these designs.

Our Solutions

We provide semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the network and the Cloud. We develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure, broader connectivity to the Cloud, and reduce the total cost of ownership of existing network pipes from the core to the end user. GigPeak addresses both the speed of data transmission and the amount of bandwidth the data consumes within the network, and provide solutions that increase the efficiency of IoT, leveraging our strength in high-speed connectivity and highest quality video compression. The extended product portfolio provides more flexibility to support changing market requirements from ICs and MMICs through full software programmability and cost efficient custom ASICs.

Our products enhance the overall footprint utilization and reduce total cost of ownership of existing network pipes from the core to the end user. We enable high-speed information streaming end-to-end over the network and high-quality video streaming to provide a comprehensive end-to-end video optimized solution. In addition, our breadth of products now addresses the fast growing IoT and consumer markets.

Telecom, Datacom and Broadcasting – “GigOptix”

Telecom and Datacom Solutions

We offer a comprehensive portfolio of 2 Gbps to 400 Gbps electro-optical products as we gear up toward the future generation of those products at even higher speeds of 1 terabit per second (“Tbps”). We provide bundled solutions that combine multiple chips and drivers. We also offer a comprehensive portfolio of MMIC products to support E-band wireless communications and defense markets. We combine high performance analog and mixed signal design skills, with experience in integrated systems, interoperability, power management and size optimization. We believe customers choose to work with us for several reasons including:

Superior Performance: We believe that our performance advantage is derived from industry-leading MMICs, MCMs, drivers, amplifiers and design capabilities. Our technology expertise allows us to design products that often exceed the current performance, power, size, temperature and reliability requirements of our customers.

Broad Product Line: We have a comprehensive portfolio of products for telecom, datacom, consumer electronics high speed links and interactive interfaces, and defense and industrial applications designed for optical speeds from 3 Gbps to over 400 Gbps and for wireless frequencies up to 86GHz. Our products support a wide range of data rates, protocols, transmission distances and industry standards. This wide product offering allows us to serve as a “one-stop shop” to our customers in offering a comprehensive product arsenal, as well as allows us to reduce costs as we leverage existing design building-blocks into new applications. Our portfolio comprises a wide family of products and includes mainly the following products:

•	Telecom laser drivers for 10 Gbps, 40 Gbps, 100 Gbps and 400 Gbps applications;
•	Telecom receiver TIAs for 10 Gbps, 40 Gbps, 100 Gbps and 400 Gbps applications;
•	Datacom VCSEL driver & receiver chipsets for single, 4 and 12 channel parallel optics applications from 2 Gbps to 28 Gbps/channel;
•	DML drivers for single and 4 channels of 28 Gbps/channel;
•	CDR devices for single and 4 channel implementations of 28 Gbps/channel;
•	Wideband RF MMIC amplifiers with flat gain response; and
•	High Frequency RF MMIC Power Amplifiers with high gain and output power.

Power Consumption and Size Reduction: GigPeak designs and enabling technologies utilize efficient circuit techniques and material technology to reduce energy usage without compromising performance. Our designs also typically have smaller footprints than competing products enabling an overall smaller transponder design.

Cost Reduction: We are a material-agnostic, fabless design-house and are skilled in designing and utilizing a number of packaging and semiconductor process technologies such as indium phosphide (“InP”), gallium arsenide (“GaAs”), silicon germanium (“SiGe”) and CMOS silicon. This portfolio of enabling technologies provides the flexibility to optimize the cost/performance of our products to meet the challenge at hand and to provide the best of breed solutions to meet our customers’ needs. We believe that this, coupled with the ability to integrate more complex logic functions into the TIA designs, offers compelling value to our customers. By providing a broad portfolio of products to our customers we are able to achieve production efficiencies which allows us to offer attractive pricing.

Partnership: Through a deep understanding both of the system level challenges faced by our customers developing devices, MCMs, and optical transponders and wireless transceivers and of the capabilities of our technology, we are able to suggest and implement new system partitioning concepts to provide innovative new products that provide enhanced features and functionality, ease manufacturing, increase yields and reduce power and cost.

Technology Leadership and Innovation: Our products are built on a foundation of semiconductor technologies supported by over 20 years of innovation and research and development experience that has resulted in more than 100 patents awarded and patent applications pending worldwide. Our technology innovation extends from the design of ultra-high speed semiconductor integrated circuits, monolithic microwave integrated circuit design, multi-chip modules, and optical device design. These areas of competence include signal integrity, thermal modeling, power consumption and integration of multiple ICs into sub-system multi-chip module components. Our many years of experience allow us to design high-performance solutions and we conduct our development both independently and in close partnership and cooperation with lead “Lighthouse” customers. For these reasons, we have been selected as a partner for many Tier-One customers in Japan, the USA and Europe. For example, we were a partner with a leading global equipment supplier to develop 100 Gbps coherent limiting drivers for the first commercially available 100 Gbps system that was launched in 2010. This partnership has grown to encompass the development of new generations of drivers such as the 100 Gbps coherent linear driver that we launched in 2014. Furthermore, our high performance wideband amplifiers are utilized in a number of mission critical military applications.

Horizontal Business Model: We deploy a fabless semiconductor device horizontal business model as opposed to a vertical integration model since it is our mission to serve a broad customer base in the optical and wireless communications and defense markets with the best-in-class semiconductor components. We believe this will be driven by the system vendor end-customers’ desire for continuing price reduction with increasing volumes and will be enabled by the growth of capable component suppliers such as GigPeak as well as the availability of high-quality electronics contract manufacturers (“ECMs”). We cultivate a “Virtual Vertical Integrated” (“VVITM”) model, which is based on strong relationships with our customers, ECMs and other component vendors in the supply chain with aligned objectives. We enable flattening and simplifying of the supply chain for faster, more cost-efficient and more effective development and delivery of products to the marketplace which results in more attractive prices.

Broadcasting Solutions

With the acquisition of Magnum, we are now a provider of silicon, modules, software and IP for the professional broadcast infrastructure market. We provide top of the line products, tools and technologies for the entire video content creation and distribution chain, from contribution and production through distribution over cable, satellite and OTT video streaming.

Video Contribution: We were the first to market with a single chip to address all market needs, from legacy MPEG-2 4:2:0/4:2:2 8-bit to H.264 4:2:0/4:2:2 10-bit to AVC-I 50 and AVC-I 100 encoding and decoding applications. With over a decade of video quality leadership and technology innovation, Our D7Pro offers advanced encoding and decoding solution for video contribution and news gathering. In addition, the D7Pro offers a complete video-audio-ancillary data-mux integrated solution enabling high video quality, low latency at low bit rates for video encoding and decoding.

Video Production: As the market leader in professional video processing silicon and software, we offer system vendors the market’s most advanced solutions for baseband video, audio and data processing. We enable a single design solution for all products within a production domain – routers, channel branding, video filtering, chroma/luma leveling, audio leveling and down mixing, format conversion, rescaling, low latency switching and more. Our solution is a dual channel 4:2:2 10-bit native solution with embedded memory and support for various I/O interfaces from storage, networking and PCIe to 1080p baseband video.

Primary Video Distribution: Content originators are rapidly adopting advanced technologies such as H.264 and efficient statistical multiplexing systems as well as considering migration to H.265 compression for higher compression efficiency while continuing to support legacy MPEG-2 formats. Vendors of encoding, decoding and transcoding equipment for primary distribution must quickly bring to market solutions that support high video quality H.264 SD/HD, H.265 SD/HD as well as MPEG-2 SD/HD. Ideally, to minimize operator operating expense, these systems should enable both types of services to be aggregated in single bundle without compromising video quality.

Consumer and Cloud-Connectivity – “GigCloud”

To address both Cloud, and current and future consumer connected devices as well as IoTs, we plan to use our stand-alone proprietary RF mixed signal technology, ASICs and Video ICs, SoCs and SW IP for various high volume applications such as Ultra-Wide Bandwidth TX/RX ICs, video and camera chips, etc. We already possess extensive experience with Ultra High-Speed Interfaces and now have the capability of adding Digital Signal Processing and video capabilities to address sophisticated IoT applications. Ultimately we intend to expand our reach into the consumer IoT market where our ICs, SoCs and SW IP provide unique stand-alone and integrated solutions to various wearable gadgets, high speed and lower power interface ICs to end user products, ICs for motion detection cameras and other special camera and video applications.

Video Solutions

Through the Magnum acquisition, we are a leading provider of professional video processing silicon solutions and have been a leader in video quality and technology innovation for over a decade. GigPeak offers system vendors the market’s foremost advanced enterprise and secondary distribution video broadcasting solutions. Our ASICs, SoCs and software solutions are all-complete system solutions with rich features including high video quality SD/HD H.265, H.264, MPEG-2, VBR/CBR, low latency encoding and complete video, audio and data multiplexing.

GigPeak’s solutions offer complete multi-format feature rich solutions with high-quality H.265/H.264/MPEG-2 CBR/VBR encoding; advanced, high density any-format-to-any-format transcoding; the ability to manipulate video content for multi-screen applications; support for digital program insertion; and comprehensive support for audio-ancillary data-mux system level features.

ASIC and SoC Solutions

We are a leading digital and mixed signal ASIC company with unique technology that allows our customers to reduce their costs, development cycles and risks associated with complex SoC and ASIC designs. We offer value-added services designing ASICs and taking these designs to volume production by integrating digital and mixed signal IP and using world renowned third-party foundries, as well as fast and low cost conversions of FPGA devices into ASICs.

Experience: Our team of ASIC designers has a depth and breadth of experience that goes back over 20 years. We believe our experience and proprietary structured ASIC technology give us an advantage when working with customers with unique and difficult issues and that are looking for quick design turns. We are able to assist the customer with design assessment, product review and recommendations on the best solution that fits their requirements.

Broad Product Line: We have access to a comprehensive library of pre-validated IP portfolios and expertise with ASIC and FPGA conversions that allow us to offer a wide array of ASIC solutions including:

•	Structured ASICs, which are legacy products;
•	Custom Structured ASICs, which are legacy products;
•	Standard Cell ASICs, which are legacy products;
•	Optical ASICs;
•	Wi-Fi and Wireless ASICs;
•	Ultra-wide bandwidth (“UWBW”) ASICs, and
•	Mixed Signal ASICs;

Growth Strategy

We are a leading innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the network and the Cloud. Our broad portfolio of cutting-edge products will serve the enterprise networking and broadcasting OEMs, as well as the IoT and consumer markets serving an addressable market of approximately $5 billion.

Growth Drivers

Telecom and Datacom: GigPeak is the leading supplier of 100Gbps coherent optical line driver chips for long-distance telecom expanding into the metro/access markets with Alcatel-Lucent, now Nokia, as a key customer. In the datacom space, we are the sole merchant supplier of 10Gbps and 40Gbps optical cable line drivers and TIAs, and now with the Terasquare Co. Ltd. (“Terasquare”) acquisition, CDR timing chips, for the high-growth data center market.

Video Platforms: We believe that the Magnum acquisition can accelerate new platform introductions for the broadcast and OTT video market and provide high-quality, efficient solutions for end-to-end data and video streaming networks from the datacenter and broadcast head-end through telecom/network infrastructure to end consumer and high-volume IoT devices.

Wireless Point-to-Point Backhaul: We are one of the leading suppliers of e-Band wireless point-to-point back-haul microwave and mm-wave chips based on GaAs and SiGe technology. The proliferation of enterprise and carrier 4G/LTE micro-cells in wireless broadband networks may accelerate demand. Through the 2014 acquisition of Tahoe RF Semiconductor, we strengthened our expertise in wireless RF chips for point-to-point wireless backhaul, emerging wireless networks, and GPS/RF platforms for consumer electronics.

Industrial/ASIC: This is a stable mature, high-margin custom ASIC chip business for industrial, medical, military and aerospace applications. An improving macro-economy and technology shifts to smaller process geometries should allow this segment to continue to grow.

Consumer Electronics: We believe this market segment offers future growth opportunities as our optical line-drivers and TIA RF amplifier chips target next-generation game consoles, Ultra High Definition (“UHD”) 4K TVs, and consumer electronics applications.

Focus on High Growth Emerging Market Opportunities.

GigPeak intends to focus on delivering solutions from the core network to the home. This includes leveraging our drivers, TIAs and customer ASICs for the core and metro networks; drivers, TIAs, CDRs for active optical cables and pluggabales addressing the data center networks; and RF MMICs for access, backhaul and future 5G applications. In addition, with the acquisition of Magnum, we intend to focus on the contribution, primary and secondary content distribution markets as well as OTT through SW IP, ICs and SoCs allowing for media distribution to wearables, virtual reality/alternative reality (“VR/AR”), surveillance cameras, IoTs and consumer electronics.

Grow Our Customer Base. We intend to continue to broaden our strategic relationship with certain key customers by maximizing design wins across their product lines. We intend to continue to leverage the approved vendor status we have with these key customers to qualify our products into additional optical and wireless systems, a process that is accelerated when we have already been qualified in a customer’s systems. We intend to add to our number of strategic relationships by selectively targeting certain customers with whom we are not yet a strategic vendor. We plan to expand our development efforts with these customers through initiatives including providing specialized sales and support resources, holding technology forums to align our product development effort with the customers’ needs and implementing custom manufacturing linkages. In addition, we expect to leverage our silicon ICs, SoCs, software and IP that were added to us through the acquisition of Magnum to enter and enhance our presence in the growing markets of professional broadcast infrastructure, video streaming and cameras.

Engage Customers Early in their Product Planning Cycle. By engaging our customers early in their system design process, we gain critical information regarding their system requirements and objectives that influence our component design. Our sales force, product marketing teams and development engineers engage regularly with our customers to understand their product development plans. Likewise, our early involvement in their system development processes also enables us to influence standards and introduce differentiated products early to market. Moreover, we believe that this interaction between ourselves and our customers provides us a competitive advantage, valuable insight and a close customer relationship that grows over each generation of products introduced by our customers and allows us to enhance and constantly improve our support and service to those customers.

Partner for Innovation. Over the past few years, we have successfully partnered with lead “Lighthouse” commercial customers and contract manufacturers on research and development efforts for our electronic components. We see this as a core element of our strategy both to support the investment required to maintain our innovation as well as to align our research and development with the future needs of commercial and defense markets. In order to maintain our position at the forefront of next generation optical modules and components, we intend to continue these relationships. These partnerships with “Lighthouse” customers are generally done for the development of products required in a one to two-year time horizon and often on a shared investment basis. We believe that this helps us stay aligned with market needs when considering the sometimes significant investment in a new development.

Strategic Acquisitions and Joint Ventures. To augment our organic growth strategy, we actively pursue acquisitions that provide an efficient alternative to in-house development of technology, products or revenue. The synergies we search for include efficient extensions of our product offerings to strengthen our market position, enhancing our technology base, increasing our revenue base and expanding our customer base in selected markets to provide cross selling opportunities and to enhance our geographic or market segment presence. We continuously evaluate potential acquisitions against the above criteria. As an example, on April 5, 2016, we acquired Magnum to enter the professional video broadcast and IoT camera markets to address the entire video content creation and distribution chain, from contribution and production through distribution over cable, telecom, satellite and OTT video streaming. Also, on September 30, 2015, we acquired Terasquare in Seoul, Korea. The Terasquare acquisition provided us with complementary technology to our datacom product portfolio. Combining Terasquare’s quad channel CDR technology and products for 100GbE datacom applications with the existing GigPeak roadmap enables a complete 100Gbps chipset solution, positioning us for further growth as the industry transitions from 40Gbps to 100Gbps+ speeds. Furthermore, our process aims to conduct a swift integration to quickly eliminate duplicate and redundant costs thus providing accretive performance. In addition, where we deem appropriate for facilitating strategic growth, we will also look at entering into joint ventures or strategic licensing or collaborative arrangements as a means of gaining access to and advancing developing technology and products.

Strategic Minor Investments in Small Early Stage Companies. To augment our organic growth strategy and access critical software (“SW”) and hardware (“HW”) building blocks that can add to the differentiation of our emerging products, we execute minor financial investments from time to time in unique early stage companies that allow us to potentially create synergies in our respective future product development and to more effectively cooperate in developing new differentiated product roadmaps and addressing new markets for those products. For example, on January 25, 2016, we invested $1.2 million to obtain a minority stake in Anagog Ltd., based in Israel, which is the developer of the world’s largest crowdsourced parking network. Anagog is perfecting the mobility status algorithms that allow for advanced on-phone machine learning capabilities for the best user experience with ultra-low battery consumption and a high level of privacy protection. The exceptional software capabilities of Anagog, particularly in conjunction with indoor location tracking and navigation, provides a unique layer of applications that can be added to the applications tool-kit that can provide opportunities for future SoCs addressing new applications such as ultra-wide bandwidth video and media content streaming.

Technology and Research and Development

Our research and development plans are driven by customer and partner input obtained by our sales and marketing teams, through our participation in various standards bodies, and by our long-term technology and product strategies. We review research and development priorities on a regular basis and advise key customers of our progress to achieve better alignment in our product and technology planning. For new components, research and development is conducted in close collaboration with our contract manufacturing partners to shorten the time to market and optimize the manufacturability of the products.

We utilize proprietary technology at many levels within our product development, ranging from basic materials research to sophisticated design concepts, integration and optimization techniques. In addition, we have a proven record of successfully productizing this research and bringing it to market in a swift and seamless manner. As a lead innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the network and the Cloud, we develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure, broader connectivity to the Cloud, and reduce the total cost of ownership of existing network pipes from the core to the end user. Our mission is to address both the speed of data transmission and the amount of bandwidth the data consumes within the network, and provide solutions that increase the efficiency of our end user products, leveraging our strength in high-speed connectivity and highest quality video compression. Our newly expanded product portfolio provides more flexibility to support changing market requirements from ICs and MMICs through full software programmability and cost efficient custom ASICs.

High Speed Analog Semiconductor Design & Development. One of our core competences is circuit design for optimal signal integrity performance in high speed and high frequency applications. We use a variety of semiconductor processes to implement our designs including III-V processes such as InP and GaAs for higher power applications such as long reach telecom transponders, as well as silicon processes such as SiGe for low power consumption parallel optics such as for active-optical-cables for datacom datacenter connectivity and consumer electronics high speed links. Through our BrPhotonics Produtos Optoeletrônicos LTDA., or BrPhotonics, joint venture we also drive development of new high speed optical devices using the newly developed technology of Silicon-Photonics (“SiPh”). BrPhotonics will be a provider of advanced high-speed devices for optical communications and integrated transceiver components for information networks and is engaged in research and development of SiPh advanced electro-optical products.

High-Quality Video Capabilities. We now have a complete tool box to provide the market with high-quality broadcasting and silicon ICs, SoCs, software, and IP for the professional broadcast infrastructure market. Our products, tools, and technologies serve the entire video content creation and distribution chain and we now have the capability to expand into surveillance cameras and other high volume IoT applications.

Products

Our business is being shaped up to comprise two product lines: Enterprise Networking and Consumer and Cloud-Connectivity.

Enterprise Networking: Telecom, Datacom and Broadcasting – “GigOptix”

We design and market products that amplify electrical signals during both the transmission (amplifiers, laser devices and modulator drivers, and clock-data-recovery devices) and reception (TIAs) of optical signals in the transmission of data. In addition, our microwave and millimeter wave amplifiers amplify small signal radio signals into more powerful signals that can be transmitted over long distances to establish high throughput data connections or enable radar based applications. We have a comprehensive product portfolio, particularly at data rates that exceed 40 Gbps. The primary target markets and applications for our products include optical interface modules such as line-cards, transponders and transceivers within telecom and datacom switches and routers, high speed wireless point-to-point millimeter wave systems and defense systems. Our products are critical blocks used in telecom and datacom optical communications networks. For telecom, these networks range from long haul to metro systems and for datacom, from access to data links to the consumers, where the conversion of data from the electrical domain to the optical domain occurs. Our optical drivers amplify the input digital data stream that is used to directly modulate the laser or to drive an external modulator that acts as a precise shutter to switch on and off the light that creates the optical data stream. At the other end of the optical fiber, our sensitive receiver TIAs detect and amplify the small currents generated by photo-diodes converting the received light into an electrical current. The TIAs amplify the small current signals into a larger voltage signal that can be read by the electronics and processors in the network servers. We supply an optimized component for each type of laser and photo-diode depending upon the speed, reach and required cost. Generally, a shorter reach results in higher volume, less demanding product specifications and greater pressure to reduce costs. We also offer enterprise video system vendors the market’s foremost advanced enterprise video broadcasting solutions. Our silicon and software are all-complete system solutions with rich features including high video quality SD/HD H.265, H.264, MPEG-2, VBR/CBR, video statistical multiplexing, digital ad-insertion, low latency encoding and complete video, audio and data multiplexing. We implement our products in a number of process technologies and have been at the forefront of extracting optimal performance from each technology to be able to address each market segment’s individual requirements in a cost effective manner. In some instances, we provide NRE design services for certain custom designs of our high-speed communications components in order to enhance our commercial partnership with these customers. The NRE work is included in development fees and other revenue on the consolidated statement of operations.

Consumer and Cloud-Connectivity – “GigCloud”

Our semiconductor ICs, SoCs and software solutions are designed to address the challenges faced by network operators for high-speed connectivity and high-quality video compression over the enterprise network and the Cloud. The focus of GigPeak is to deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure, broader connectivity to the Cloud, all in attempt to reduce the total cost of ownership of existing network pipes, from the core of the network to the end user appliances and terminals. GigPeak’s products, which are in use by various end user and corporate customers, such as top video delivery vendors, naturally provide solutions that increase the efficiency of the networks to which they are deployed, delivering data to IoT and other Cloud connected applications.

In addition, we offer complex ASIC solutions and design work that are used in a number of applications such as defense, test and measurement applications and emerging consumer electronics to enable the high speed processing of complex signals.

Product Portfolio

Our product portfolio is designed to cover the broad range of solutions needed in the two business lines of our activity, and include the following five product lines:

GX Series - The GigPeak GX Series of products services both the telecom and datacom markets with a broad portfolio of drivers and TIAs that address 10 Gbps, 40 Gbps, 100 Gbps and 400 Gbps speeds over distances that range from 40 to 10,000 kilometers. The GX Series devices are used in DWDM, SONET/SDH components and those based upon the OIF standards.

HX Series - The GigPeak HX Series of products services the high performance computing (“HPC”), datacom and consumer markets with a portfolio of parallel VCSEL drivers and TIAs, DML drivers, and CDR devices that address 2 Gbps, 10 Gbps, 14 Gbps, 16 Gbps and 28 Gbps channel speeds over a few centimeters to 40 kilometer distances in single, 4 and 12 channel configurations. The HX Series devices are used in proprietary HPC formats, FibreChannel, Infiniband, Ethernet, optical HDMI and super-computing connectivity components.

EX Series - The GigPeak EX Series of products comprise a variety of high performance products that were developed, acquired or licensed over the last few years. We focus these products on the high frequency E-Band trunk and V-Band small and micro-cell point-to-point-backhaul wireless infrastructure. These products also address the defense and instrumentation markets where we differentiate ourselves by providing high power, high frequency amplifiers and high gain, broadband devices that exhibit minimal ripple across the frequency spectrum of the device to ensure optimum performance. Moreover, most of our devices have only a single voltage rail supply which both simplifies the board design and improves the reliability of the system.

CX Series - The GigPeak CX Series of products offer a broad portfolio of distinct paths to digital and analog mixed signal ASICs with the capability of supporting designs of up to 10M gates and more in technologies ranging from 0.6µ through 40nm. The CX Series uses our proprietary technology in structured and custom structured ASICs in the legacy products we sell to enable a generic ASIC solution that can be customized for a customer using only a few metal mask layers. This ensures fast turn-around times with significant cost advantages for customers over both FPGA and dedicated ASIC implementations. As of this year, the CX Series also includes new advanced devices to serve emerging and fast growing markets particularly related to consumer-electronics applications, such as in-door tracking and navigation, Wi-Fi and wireless connected security sensors, and GNSS. The CX Series also offers value-added ASIC services including integrating proven digital and mixed signal IP into designs and taking customers designs’ from register transfer level (“RTL”) or gate-level net list definitions to volume production with major third party foundries. The CX Series has a significant customer base in the industrial, military and avionics, medical and communications markets.

MX Series – The GigPeak MX Series of products address video compression and analytics, enabling the highest possible video quality at the lowest possible video bitrates technology optimized for the cloud and live broadcast TV and OTT video distribution as well as IoT camera markets. We enable high-quality video streaming and provide a comprehensive end-to-end video optimized solution, and will leverage our professional video expertise to address the rapidly growing “smart” camera market.

Customers

We have a global customer base in telecom, datacom, wireless, consumer electronics, defense and industrial electronics markets, broadcast and IoTs. Our customers include many of the leading network system vendors worldwide. During 2015, we sold to major customers including Alcatel-Lucent, now Nokia, and other “Tier-One” equipment vendors in the United States, Europe, Japan and Asia, as well as to leading industrial, aerospace and defense companies. The number of leading network systems vendors which supply the global telecom, datacom and wireless markets is concentrated, and so, in turn, is our customer base. Our customers in the industrial and commercial markets consist of a broader range of companies that design and manufacture electro-optics and high speed information management products. These include medical, industrial, test and measurement, scientific systems, printing engines for high-speed laser printers and defense and aerospace applications.

As part of our strategy, we market and sell our products through third-party distributors in certain markets such as China, Taiwan and Japan where the ability to make sales to end user customers is dependent upon such a channel. Although we develop relationships with distributors in these markets that further our sales efforts, we do not control the activities of our distributors with respect to the marketing and sale of our products. Therefore, the reputation and performance of our distributors and their ability and willingness to sell our products, uphold our brand reputation, and expand their businesses and sales channels are essential to the growth of our business in these markets. Similarly, factors which are under our control, such as the development of our products, are essential to the growth of our business in these markets. Consistent with our relationship with individual customers, we do not have long-term purchase commitments from these distributor customers, and certain distributor agreements provide for semi-annual stock rotation privileges of 5 to 10 percent of net sales for the previous six-month period. As product sales have continued to grow in Asia, primarily in China and Taiwan, the distributors in those markets are making sales to multiple end user customers. Maintaining distributors in these markets is necessary to our ability to make sales in such jurisdictions, however, due to the nature of our customer relationships with the distributors and the structure of the distribution market, it is possible to cease business operations with any particular distributor and put in place an alternative distribution arrangement without materially impacting our sales, provided we have an appropriately planned transition.

In addition, certain end user customers in the United States and Europe do not make direct purchases of our products from us. Rather, purchases are made by distributors that are engaged by the end user customers to manage their long-term inventory needs. Unlike the distributors we engage, these distributors have no stock rotation rights and, in some cases, they also pay in advance of shipment. Since purchase commitments are dependent upon the purchasing decisions of the end user customers supported by these distributors, there are no long-term purchase commitments necessary from these distributor customers.

In fiscal year 2015, one customer, Alcatel-Lucent, now Nokia, and three distributors, Pangaea (H.K.) Limited, in China, 3A, Inc., in the United States, and Litrax Technology Co., Ltd, in Taiwan, accounted for 23%, 16%, 11% and 10% of our total revenue, respectively. In fiscal year 2014, one customer, Alcatel-Lucent, now Nokia, accounted for 25% of our total revenue and no other customer accounted for more than 10% of total revenue.

Of our total revenue in 2015, 35%, 33% and 30% were generated by customers located in Asia, North America and Europe, respectively, compared with 31%, 29% and 38%, respectively, for the year ended December 31, 2014. For the year ended December 31, 2015, 95% of our revenue was contributed by product revenue and 5% of our revenue was contributed by development fees and other revenue. For the year ended December 31, 2014, 90% of our revenue was contributed by product revenue and 10% of our revenue was contributed by development fees and other revenue.

Through the acquisition of Magnum, we added several “Tier-One” customers including Cisco Systems, Inc., ARRIS Group Inc., Evertz Microsystems Ltd., Imagine Communications, Sencore and Thomson Video Networks.

Manufacturing

During 2011, we received an ISO9001:2008 certification and have maintained it seamlessly, including successful completion of a complete renewal audit during 2014 and adding our subsidiary in Zurich in 2015. Our foundry and contract manufacturing partners are located in China, Japan, the Philippines, Taiwan, Thailand, and the United States. Some of our contract manufacturing partners that assemble or produce are strategically located close to our customers’ contract manufacturing facilities to shorten lead times and enhance flexibility.

We follow established new product introduction (“NPI”) processes that help to ensure product reliability and manufacturability by controlling when new products move from the sampling stage to mass production. We have stringent quality control processes in place for both internal and contract manufacturing. We utilize manufacturing planning systems to coordinate procurement and manufacturing to our customers’ forecasts. These processes and systems help us closely coordinate with our customers, support their purchasing needs and product release plans, and streamline our supply chain.

Electronic components: For our ICs and MCMs, we use an outsourced contract manufacturing model. We have a clean-room equipped prototype manufacturing and testing facility in our San Jose location which is used to optimize manufacturing and test procedures to achieve internal yield and quality requirements before transferring volume production to our contract manufacturing partners. We develop long-term relationships with strategic contract manufacturing partners to reduce assembly costs and provide greater manufacturing flexibility. The manufacture of some products such as certain low volume, high complexity or customized multi-chip modules may remain in-house during the full production stage to speed time to market and bypass manufacturing transfer costs. We also have well-equipped testing laboratory facilities in our Zurich and Korea locations which are used to develop and optimize our developed devices in those locations.

For our less complex packaged chips and bare die products, we typically move new product designs directly to contract manufacturing partners. These products fit easily into a standard fabless semiconductor production flow and ramp up to greater volumes in mass production.

Software Solutions: In addition to ICs and SoCs, we also provide our video equipment vendor customers with system software that allows for rapid product development and support of various capabilities necessary in the professional broadcast and OTT video distribution environments. These system software capabilities include video statistical multiplexing, de-interlacing, advertisement insertion, video overlay insertion and various ancillary data insertion and multiplexing capabilities.

Furthermore, we also offer a software-only compression solution for professional broadcast market systems running on Intel CPUs and standard data center servers. We offer our customers the flexibility to choose either our proprietary ASIC-based solution running GigPeak software or an Intel-based platform running GigPeak software.

Sales, Marketing and Technical Support

We primarily sell our products through our direct sales force supported by a network of manufacturer representatives and distributors. Our sales force works closely with our engineers, product marketing and sales operations teams in an integrated approach to address a customer’s current and future needs. We assign account managers for each strategic customer account to provide a clear interface for our customers. The support provided by our engineers is critical in the product qualification stage. Optical transceiver modules and point-to-point (“PtP”) microwave, and millimeter wireless backhaul transceivers and ASICs and SoCs are complex products that are subject to rigorous qualification procedures of both the product and the supplier and these procedures differ from customer to customer. Also, many customers have custom requirements in order to differentiate their products and meet design constraints. Our sales, product marketing and general management personnel interface with our customers’ product development staff to address customization requests, collect market intelligence to define future product development, and represent us in pertinent standards bodies.

For our key customers, we hold periodic technology forums for their product development teams to interact directly with our research and development teams. These forums provide us insight into our customers’ longer term needs while helping our customers to adjust their plans to the product advances we can deliver. Also, our customers are increasingly utilizing contract manufacturers while retaining design and key component qualification activities. As this trend matures, we continually upgrade our sales operations and manufacturing support to maximize our efficiency, flexibility and coordination with our customers.

We also sell directly to key customers and also sell through a network of manufacturing representatives and distributors to address the broad range of applications and industries in which our products are used. The sales effort is managed by an internal sales team and supported by engineers and our general management and marketing team. Through our customer interactions, we believe that we continually increase our knowledge of each application’s requirements and utilize this information to improve our sales effectiveness and guide product development.

Since inception, we have actively communicated our brand worldwide through participation at trade shows and industry conferences, publication of research papers, bylined articles in trade media, and advertisements in trade publications and interactive media, interactions with industry press and analysts, press releases and our Company website, as well as through print and electronic sales material.

Competition

The markets for all our products are characterized by price competition, rapid technological change, short product life cycles, an ever-increasing number of customers and suppliers, and global competition. While no one company competes against us in all of our product areas, or offers the breadth of our product portfolio, our competitors range from large, international companies offering a wide range of products to smaller companies specializing in narrow markets. Due to the increasing market demand for our products, we expect the entry of new competitors into our target markets both from existing semiconductor suppliers and from the internal operations of some companies producing products similar to ours for their own requirements.

We believe the principal competitive factors impacting all of our products are:

•	product performance including size, speed, functionality, operating temperature range, power consumption and reliability;
•	price to performance characteristics;
•	delivery performance and lead times;
•	development relationships with customers;
•	time to market;
•	breadth of product solutions;
•	strong customer relationships;
•	sales, technical and post-sales service and support;
•	technical partnership in the early stages of product development;
•	sales channels;
•	ability to drive standards and comply with new industry Multi-Source Agreements (“MSAs”) and other standards;
•	ability to partner with emerging companies to provide differentiating, innovative solutions; and
•	business and financial stability.

Product Line Competition

GX Products - In the telecom and datacom segments, we compete with Qorvo, InPhi, Semtech, MicroSemi, Vitesse, MaxLinear and M/A-Com. We compete with Qorvo (formerly TriQuint) and MaxLinear predominantly in the 10 Gbps, 40 Gbps and 100 Gbps Mach Zehnder driver space; Oki, MicroSemi (formerly Centellax) and Vitesse predominantly in the 10 Gbps EML driver space; InPhi predominately in the TIA, and the 40 Gbps and 100 Gbps driver spaces; Semtech predominately in the datacom space; Vitesse in the 10 Gbps TIA receiver space, and M/A-Com predominately in the telecom driver and TIA space.

HX Products - In the market for physical medium dependent (“PMD”) ICs we compete with M/A-Com, Broadcom Limited via their merger with Avago, Finisar, Tyco Electronics (formerly Zarlink), Mellanox via their acquisition of IPtronics, and Semtech. Broadcom Limited, Finisar and Tyco Electronics are vertically integrated transceiver module manufacturers with in-house PMD IC design capability.

EX Products - Our MMICs compete in the microwave and millimeter wave radio markets, an industry that is intensely competitive. We compete with Qorvo (formerly TriQuint), ADI (formerly Hittite), RFMD, Northrop Grumman (for internal use), Sumitomo and M/A-Com in this product area.

CX Products - Our ASICs compete in the custom integrated circuit industry, an industry that is intensely competitive. In the low to medium volume market, the primary competitors include FPGA manufacturers like Xilinx, Intel via their acquisition of Altera, Lattice Semiconductor and Actel Corporation. In the medium to high volume market, there are over 30 companies competing in this market. Companies that we compete with most often include ON Semiconductor, eSilicon, Open Silicon, Faraday, Toshiba and eASIC.

We believe that important competitive factors specific to the custom integrated circuit industry include: Product pricing, time-to-market, product performance, reliability and quality, power consumption, availability and functionality of predefined IP cores, inventory management, access to cutting-edge process technology, track record of successful product execution and achieving first time working silicon, ability to provide excellent applications support and customer service, ability to offer a broad range of ASIC solutions to retain existing customers and compliance with U.S. government ITAR and EAR requirements.

MX Products – Competitors of GigPeak video compression solutions include proprietary hardware technology providers such as Ambarella, Socionext, and NTT, FPGA providers Intel via their acquisition of Altera and Xilinx, as well as general purpose server-based software solutions from Intel and others.

Patents and Other Intellectual Property Rights

We rely on patent, trademark, copyright and trade secret laws and internal controls and procedures to protect our technology. We also use contracts to protect the source code of our software. We believe that a robust technology portfolio that is assessed and refreshed periodically is an essential element of our business strategy. We believe that our success will depend in part on our ability to:

•	obtain patent and other proprietary protection for the materials, processes and device designs that we develop;
•	enforce and defend patents and other rights in technology, once obtained;
•	operate without infringing the patents and proprietary rights of third parties; and
•	preserve our Company’s trade secrets.

As of April 5, 2016, we and our subsidiaries have approximately 72 active patents and 41 patent applications pending. Patents have been issued in various countries with the main concentration in the United States. Our patent portfolio covers a broad range of intellectual property including semiconductor design and manufacturing, device packaging, module design, manufacturing and electrical circuit design, and data processing. We follow well-established procedures for patenting intellectual property. The portfolio also represents a balanced compilation of intellectual property that has been filed by the various companies we have acquired, and hence protects all of our product lines. As of December 31, 2015, we also licensed patented technology from IBM and Northrop Grumman Corporation. Furthermore, for our MX Series products, we currently license software and design technology from Analog Bits Inc., Dolphin Technology, Inc., MIPS Technologies, Inc., NBCUniversal Media, LLC, Wind River Systems, Inc., Silicon Library, Inc., Real Intent, Inc., Cadence Design Systems, Dolby Laboratories Licensing Corporation, Synopsys, Inc. Via Licensing Corporation, Hoseo Telecom Co. Ltd., Apache Design Solutions, Inc., Segger Microcontroller Systems GmbH, and Taiwan Semiconductor Manufacturing Co., Ltd.

We also implement many industry standards, such as MPEG-2, H.264, H.265 and Dolby, which require patent licenses from the Moving Picture Experts Group (MPEG).

Many of the pending and issued U.S. patents have one or more corresponding international or foreign patents or applications. Our existing significant U.S. patents will expire between July 2017 and November 2035.

We take extensive measures to protect our intellectual property rights and information. For example, every employee enters into a confidential information, non-competition and invention assignment agreement with us when they join and are reminded of their responsibilities when they leave. We also enter into and enforce a confidential information and invention assignment agreement with contractors.

We have patents and pending patent applications covering various technologies, including patents and pending patent applications relating to:

High-Speed Integrated Circuits

•	circuit topology to achieve ultra-large frequency bandwidth;
•	efficient voltage control circuitry for broadband high voltage drivers; and
•	control circuitry to stabilize gain control functionality over temperature.

RF Millimeter wave circuits

•	waveguide transitions;
•	component interconnect; and
•	impedance compensating circuits.

RF Communications systems

•	impedance compensating circuits;
•	sectorized communications systems;
•	sectorized multi-function communications systems; and
•	wireless point to multi-point communications systems.

ASICs

•	wireless point to multi-point communications;
•	customizable integrated circuit devices;
•	single metal programmability in a customizable integrated circuit device;
•	configurable cells for customizable logic array device;
•	an in-circuit device, system and method to parallelize design and verification; and
•	methods of developing application specific integrated circuit devices.

Video ICs, SoCs and SW IP

•	optimized real time CPU behavior;
•	single pass variable bit rate coding;
•	MPEG codec implementation;
•	video scalars;
•	transport stream multiplexers; and
•	video synchronization techniques using projection.

Although we believe our patent portfolio is a valuable asset, the discoveries or technologies covered by the patents, patent applications or licenses may not have commercial value. Issued patents may not provide commercially meaningful protection against competitors. Other parties may be able to design around our issued patents or independently develop technology having effects similar or identical to our patented technology. The scope of our patents and patent applications is subject to uncertainty and competitors or other parties may obtain similar patents of uncertain scope.

Third parties may infringe the patents that we own or license, or claim that our potential products or related technologies infringe their patents. Any patent infringement claims that might be brought by or against our Company may cause us to incur significant expenses, divert the attention of our management and key personnel from other business concerns and, if successfully asserted against us, require us to pay substantial damages. In addition, a patent infringement suit against us could force us to stop or delay developing, manufacturing or selling potential products that are claimed to infringe a patent covering a third party’s intellectual property.

We periodically evaluate our patent portfolio based on our assessment of the value of the patents and the cost of maintaining such patents, and may choose from time to time to let various patents lapse, terminate or be sold.

Employees

As of April 5, 2016, we had 141 full-time employees, including 89 engineers, mainly electrical, software and materials; 26 employees in manufacturing, operations, and quality, 14 employees in global sales and marketing and 12 employees in general and administrative. In addition, we utilize the service of a number of independent contractors for various administrative, development, testing and manufacturing functions.

Environmental

Our operations involve the use, generation and disposal of hazardous substances and are regulated under international, federal, state and local laws governing health and safety and the environment. We believe that our products and operations at our facilities comply in all material respects with applicable environmental laws and worker health and safety laws, however, the risk of environmental liabilities cannot be completely eliminated.

Government Regulations

We are subject to federal, state and local laws and regulations relating to the generation, handling, treatment, storage and disposal of certain toxic or hazardous materials and waste products that we use or generate in our operations. We regularly assess our compliance with environmental laws and management of environmental matters, and we believe that our products and operations at our facilities comply in all material respects with applicable environmental laws.

We are also subject to federal procurement regulations associated with U.S. government contracts. Violations of these regulations can result in civil, criminal or administrative proceedings involving fines, compensatory and punitive damages, restitution and forfeitures as well as suspensions or prohibitions from entering into government contracts. The reporting and appropriateness of costs and expenses under government contracts are subject to extensive regulation and audit by the Defense Contract Audit Agency, an agency of the U.S. Department of Defense. The contracts and subcontracts to which we are a party are also subject to potential profit and cost limitations and standard provisions that allow the U.S. government to terminate such contracts at its convenience. We are entitled to reimbursement of our allowable costs and to an allowance for earned profit if the contracts are terminated by the U.S. government for convenience.

Sales of our products and services internationally may be subject to the policies and approval of the U.S. Department of State and Department of Commerce. Any international sales may also be subject to United States and foreign government regulations and procurement policies, including regulations relating to import-export control such as ITAR, investments, exchange controls and repatriation of earnings.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. If a selling stockholder offers and sells any common stock pursuant to a prospectus supplement, we may include in the applicable prospectus supplement additional risk factors relevant to those shares of common stock. You should carefully consider the risk factors set forth below and those incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

Risk Factors Related to the Merger

Although GigPeak expects to realize certain benefits as a result of the Merger, there is the possibility that GigPeak following the Merger may be unable to integrate successfully the business of Magnum to realize the anticipated benefits of the Merger or do so within the intended timeframe.

GigPeak will be required to devote significant management attention and resources to integrating the business practices and operations of Magnum with GigPeak. Due to legal restrictions, GigPeak and Magnum have only been able to conduct limited planning regarding the integration of Magnum into GigPeak after completion of the Merger and GigPeak has not yet determined the exact nature of how the businesses and operations of Magnum will be run following the Merger. Potential difficulties GigPeak may encounter as part of the integration process include the following:

•	the costs of integration and compliance and the possibility that the full benefits anticipated to result from the Merger will not be realized;

•	any delay in the integration of management teams, strategies, operations, products and services;
•	diversion of the attention of management as a result of the Merger;
•	differences in business backgrounds, corporate cultures and management philosophies that may delay successful integration;
•	the ability to create and enforce uniform standards, controls, procedures, policies and information systems;
•	the challenge of integrating complex systems, technology, networks and other assets of Magnum into those of GigPeak in a manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;
•	potential unknown liabilities and unforeseen increased expenses or delays associated with the Merger, including costs to integrate Magnum; and
•	the disruption of, or the loss of momentum in, our ongoing businesses.

Any of these factors could adversely affect the ability of GigPeak following the Merger to maintain relationships with customers, suppliers, employees and other constituencies or its ability to achieve the anticipated benefits of the Merger or could reduce the earnings or otherwise adversely affect the business and financial results of GigPeak after the Merger.

The Merger may not be accretive and may cause dilution to GigPeak’s earnings per share, which may harm the market price of GigPeak common stock following the Merger.

While the Merger is expected to be accretive to GigPeak’s future earnings per share, there can be no assurance with respect to the timing and scope of the accretive effect or whether it will be accretive at all. GigPeak following the Merger could encounter additional transaction and integration-related costs or other factors such as the failure to realize all of the benefits anticipated in the Merger or a downturn in its business. All of these factors could cause dilution to GigPeak’s earnings per share following the Merger or decrease the expected accretive effect of the Merger and cause a decrease in the price of shares of GigPeak common stock following the Merger.

After paying the cash consideration to the former Magnum stockholders upon the Closing of the Merger as well as the other cash expenditures related to the Merger, GigPeak will have a substantially lower balance of cash and cash equivalents, and increased borrowings under its credit agreement.

To partially finance amounts being spent in the Merger, GigPeak entered into a Third Amended and Restated Loan and Security Agreement (the “Third Restated Loan Agreement”) with Silicon Valley Bank (“SVB”). Pursuant to the Third Restated Loan Agreement, the total aggregate amount that we are entitled to borrow from SVB has increased to $29 million, which is split into two different credit facilities, comprised of (i) the existing Revolving Loan facility which was amended to provide that we are entitled to borrow from SVB up to $14 million, based on net eligible accounts receivable after an 80% advance rate and subject to limits based on our eligible accounts as determined by SVB (the “Amended Revolving Loan”) and (ii) a second facility under which we are entitled to borrow from SVB up to $15 million without reference to accounts receivable, and which must be repaid in sixty equal installments, unless we exercise our right to prepay the loan under the conditions of, and subject to the limitations to, the Third Restated Loan Agreement (the “Acquisition Term Loan”). At the Closing of the Merger, we borrowed a combined total of $22.1 million from SVB pursuant to the terms of the Third Restated Loan Agreement. Immediately prior to the Closing of the Merger, we had no outstanding obligations to SVB. In addition, we used approximately $13.6 million, net, of our cash to pay amounts being spent in the Merger. As a result of the use of cash for the Merger, we do not have this cash available for other uses.

GigPeak following the Merger will incur significant transaction and integration related costs in connection with the Merger.

GigPeak expects to incur costs associated with integrating the operations of Magnum following the Closing of the Merger. The amount of these costs could be material to the financial position and results of operations of GigPeak following the Merger. A substantial amount of such expenses will be comprised of transaction costs related to the Merger, facilities and systems consolidation costs, and employee-related costs. GigPeak will also incur fees and costs related to formulating integration plans and performing these activities. Additional unanticipated costs may be incurred in the integration of the two companies’ businesses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset incremental transaction and other integration related costs in the near term.

GigPeak may not have discovered undisclosed liabilities of Magnum.

GigPeak’s due diligence review of Magnum may not have discovered undisclosed liabilities of Magnum. If Magnum has undisclosed liabilities, GigPeak as a successor owner may be responsible for such undisclosed liabilities. GigPeak has tried to control its exposure to undisclosed liabilities by obtaining certain protections under the Merger Agreement, including representations and warranties from Magnum regarding undisclosed liabilities, however, such representations and warranties expire by their terms on the completion of the Merger. There can be no assurance that such provisions in the Merger Agreement will protect GigPeak against any undisclosed liabilities being discovered or provide an adequate remedy for any undisclosed liabilities that are discovered. Such undisclosed liabilities could have an adverse effect on the business and results of operations of GigPeak and may adversely affect the value of GigPeak common stock after the consummation of the Merger.

Uncertainties associated with the Merger may cause a loss of employees and may otherwise materially adversely affect the future business and operations of GigPeak following the Merger.

GigPeak’s success following the Merger will depend upon the ability of GigPeak to retain senior management and key employees of GigPeak and Magnum following the Merger. In some of the fields in which GigPeak and Magnum operate, there are only a limited number of people in the job market who possess the requisite skills, and it may be increasingly difficult for GigPeak following the Merger to hire personnel over time. GigPeak following the Merger will operate in many geographic locations, including Silicon Valley and Ontario, Canada, where the labor markets, especially for engineers, are particularly competitive.

Current and prospective employees of GigPeak and Magnum may experience uncertainty about their roles with GigPeak following the Merger. In addition, key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with GigPeak following the Merger. The loss of services of certain senior management or key employees of GigPeak and Magnum or the inability to hire new personnel with the requisite skills could restrict the ability of GigPeak following the Merger to develop new products or enhance existing products in a timely manner, or to sell products to customers or to manage the business of GigPeak following the Merger effectively. Also, the business, financial condition and results of operations of GigPeak following the Merger could be materially adversely affected by the loss of any of its key employees, by the failure of any key employee to perform in his or her current position, or by GigPeak’s inability to attract and retain skilled employees, particularly engineers.

If the selling stockholders immediately sell our common stock received in the Merger, they could cause our common stock price to decline.

The issuance of our common stock in connection with the Merger could have the effect of depressing the market price for our common stock. The registration statement, of which this prospectus is a part, will become effective automatically upon filing at which time all of the shares of common stock issued to the former stockholders and noteholders of Magnum in connection with the closing of the Merger will be available for resale in the public market.

Risks Related to the Business

If our customers do not design our solutions into their product offerings, or if our customers’ product offerings are not commercially successful, our business would suffer.

With the acquisition of Magnum, we sell video processing SoC solutions to original equipment manufacturers, or OEMs, who include our SoCs in their products, and to original design manufacturers, or ODMs, who include our SoCs in the products that they supply to OEMs. We refer to ODMs as our customers and OEMs as our end customers, except as otherwise indicated or as the context otherwise requires. Our video processing SoCs are generally incorporated into our customers’ products at the design stage, which is referred to as a design win. As a result, we rely on OEMs to design our solutions into the products that they design and sell.

Without these design wins, our business would be harmed. We often incur significant expenditures developing a new SoC solution without any assurance that an OEM will select our solution for design into its own product. Once an OEM designs a competitor’s device into its product, it becomes significantly more difficult for us to sell our SoC solutions to that OEM because changing suppliers involves significant cost, time, effort and risk for the OEM. Furthermore, even if an OEM designs one of our SoC solutions into its product, we cannot be assured that the OEM’s product will be commercially successful over time or at all or that we will receive or continue to receive any revenue from that OEM. If products or other product categories incorporating our SoC solutions are not commercially successful or experience rapid decline, our revenue and business will suffer.

Our video processing SoC product strategy, which is targeted at markets demanding superior video quality, may not address the demands of our target customers and may not lead to increased revenue in a timely manner or at all, which could materially adversely affect our results of operations and limit our ability to grow.

We have adopted a product strategy for our video processing SoCs that focuses on our core competencies in video processing and delivering high levels of video quality. With this strategy, we continue to make further investments in the development of our video processor architecture. This strategy is designed to address the needs of customers in the market for video processing SoCs. Such markets may not develop or may take longer to develop than we expect. We cannot assure you that the products we are developing will adequately address the demands of our target customers, or that we will be able to produce our new products at costs that enable us to price these products competitively.

Rapidly changing industry standards could make our video processing solutions obsolete, which would cause our operating results to suffer.

We design our video processing solutions to conform to video compression standards, including MPEG-2, H.264 and H.265, set by industry standards setting bodies such as ITU-T Video Coding Experts Group and the ISO/IEC Moving Picture Experts Group. Generally, our solutions comprise only a part of a camera or broadcast infrastructure equipment device. All components of these devices must uniformly comply with industry standards in order to operate efficiently together. We depend on companies that provide other components of the devices to support prevailing industry standards. Many of these companies are significantly larger and more influential in driving industry standards than we are. Some industry standards may not be widely adopted or implemented uniformly, and competing standards may emerge that may be preferred by our customers or by consumers. If our customers or the suppliers that provide other device components adopt new or competing industry standards with which our solutions are not compatible, or if the industry groups fail to adopt standards with which our solutions are compatible, our existing solutions would become less desirable to our customers. As a result, our sales would suffer, and we could be required to make significant expenditures to develop new SoC solutions. For example, if the new H.265 video compression standard is not broadly adopted by our customers or potential customers, sales of our H.265 compliant solutions would suffer and we may be required to expend substantial resources to comply with an alternative video compression standard. In addition, existing standards may be challenged as infringing upon the intellectual property rights of other companies or may be superseded by new innovations or standards.

Products for communications applications are based on industry standards that are continually evolving. Our ability to compete in the future will depend on our ability to identify and ensure compliance with these evolving industry standards, including any new video compression standards. The emergence of new industry standards could render our solutions incompatible with products developed by other suppliers. As a result, we could be required to invest significant time and effort and to incur significant expense to redesign our solutions to ensure compliance with relevant standards. If our solutions are not in compliance with prevailing industry standards for a significant period of time, we could miss opportunities to achieve crucial design wins, which could harm our business.

The complexity of our video processing SoC solutions could result in unforeseen delays or expenses from undetected defects, errors or bugs in hardware or software which could reduce the market adoption of our new solutions, damage our reputation with current or prospective customers and adversely affect our operating costs.

Highly complex video processing SoC solutions such as ours frequently contain defects, errors and bugs when they are first introduced or as new versions are released. We have in the past and may in the future experience these defects, errors and bugs. If any of our solutions have reliability, quality or compatibility problems, we may not be able to successfully correct these problems in a timely manner or at all. In addition, if any of our proprietary features contain defects, errors or bugs when first introduced or as new versions of our solutions are released, we may be unable to timely correct these problems. Consequently, our reputation may be damaged and customers may be reluctant to buy our solutions, which could harm our ability to retain existing customers and attract new customers, and could adversely affect our financial results. In addition, these defects, errors or bugs could interrupt or delay sales to our customers. If any of these problems are not found until after we have commenced commercial production of a new product, we may incur significant additional development costs and product recall, repair or replacement costs. These problems may also result in claims against us by our customers or others.

Unknowing use of open source software in our products, processes and technology may expose us to additional risks and compromise our proprietary intellectual property.

We may unknowingly utilize and incorporate software that is subject to an open source license in our products, processes and technology in a manner that could create unintended risks. Open source software is typically freely accessible, usable and modifiable. Certain open source software licenses, such as the GNU General Public License, require a user who distributes the open source software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software. In addition, certain open source software licenses require the user of such software to make any derivative works of the open source code available to others on terms unfavorable to us or at no cost. This can subject previously proprietary software to open source license terms.

While we monitor the use of open source software in our products, processes and technology and try to ensure that no open source software is used in such a way as to require us to disclose the source code to the related product, processes or technology when we do not wish to do so, such use could inadvertently occur. Additionally, if a third-party software provider has incorporated certain types of open source software into software we license from such third-party for our products, processes or technology, we could, under certain circumstances, be required to disclose the source code to our products, processes or technology. This could harm our intellectual property position and our business, results of operations and financial condition.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through the use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference included in this prospectus, we caution you that these statements are based on our projections of the future that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	we have a history of incurring losses;
•	our ability to remain competitive in the markets we serve;
•	the effects of future economic, business and market conditions;
•	consolidation in the industry we serve;
•	our ability to continue to develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability;

•	our ability to establish and maintain effective internal controls over our financial reporting;
•	risks relating to the transaction of business internationally;
•	our failure to realize anticipated benefits from acquisitions or the possibility that such acquisitions could adversely affect us, and risks relating to the prospects for future acquisitions;
•	the loss of key employees and the ability to retain and attract key personnel, including technical and managerial personnel;
•	quarterly and annual fluctuations in results of operations;
•	investments in research and development;
•	protection and enforcement or our intellectual property rights and proprietary technologies;
•	costs associated with potential intellectual property infringement claims asserted by a third party against us or asserted by us against a third party;
•	our exposure to product liability claims resulting from the use of our products;
•	the loss of one or more of our significant customers, or the diminished demand for our products;
•	the loss of one or more of our critical vendors, particularly sole source suppliers of key components and wafers;
•	our dependence on overseas and domestic foundries, contract manufacturing and outsourced supply chain, as well as the costs of materials;
•	our reliance on third parties to provide services for the operation of our business;
•	our ability to be successful in identifying, acquiring and consolidating new acquisitions;
•	our ability to successfully complete inception and funding of new joint ventures that we establish globally;
•	our ability to grow the business fast enough to provide the critical competitive scale to compete against major competitors and secure businesses;
•	the effects of war, terrorism, natural disasters or other catastrophic events;
•	our success at managing the risks involved in the foregoing items; and
•	other risks and uncertainties, including those listed under the heading “Risk Factors” herein.

Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained or incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

The selling stockholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our common stock covered hereby or interests therein. The selling stockholders will pay any expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees, listing fees of the NYSE MKT and fees and expenses of our counsel and our accountants.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of the material terms of our capital stock contained in our amended and restated certificate of incorporation, as amended, amended and restated certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws. This summary is not complete and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware, or the DGCL. For more detailed information, please see our amended and restated certificate of incorporation, certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws, which have been previously filed with the SEC.

General

We are authorized to issue 101,000,000 shares of capital stock, each with a par value of $0.001, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which preferred stock, 750,000 shares have been designated as Series A Junior Preferred Stock. There were 54,307,840 shares of common stock outstanding and no shares of preferred stock outstanding as of April 5, 2016, the day of the Closing of the Merger.

Notwithstanding the provisions of the DGCL, the number of authorized shares of common stock and preferred stock may, without a series vote, be increased or decreased (but not below the number of shares then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of GigPeak entitled to vote, voting together as a single class.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of our common stock will be entitled to receive dividends when, as and if declared by our board of directors, out of any assets legally available for the payment of dividends, but only after the provisions with respect to preferential dividends on any outstanding series of preferred stock have been satisfied and after we have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any outstanding series of our preferred stock. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of our common stock will become entitled to participate in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities, subject to the prior distribution rights of any class or series of preferred stock then outstanding and having preference over common stock in the event of liquidation, dissolution or winding-up. Holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights.

On December 16, 2011, our board of directors adopted a Rights Agreement under which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the Company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011. Stockholders or beneficial ownership groups who owned 10% or more of the outstanding shares of our common stock on or before December 16, 2011, will not trigger the preferred share purchase rights unless they acquire an additional 1% or more of the outstanding shares of our common stock. Each right entitles a holder with the right upon exercise to purchase one one-thousandth of a share of preferred stock at an exercise price that is currently set at $8.50 per right, subject to purchase price adjustments as set forth in the Rights Agreement. Each share of Series A Junior Preferred Stock has voting rights equal to one thousand shares of common stock. In the event that exercisability of the rights is triggered, each right held by an acquiring person or group would become void. As a result, upon triggering of exercisability of the rights, there would be significant dilution in the ownership interest of the acquiring person or group, making it difficult or unattractive for the acquiring person or group to pursue an acquisition of us. These rights were set to expire in December of 2014.

On December 16, 2014, we entered into an Amended and Restated Rights Agreement to extend the expiration date of our Rights Agreement. The Amended and Restated Rights Agreement amends the Rights Agreement previously adopted by (i) extending the expiration date by three years to December 16, 2017, (ii) decreasing the exercise price per right issued to stockholders pursuant to the stockholder rights plan from $8.50 to $5.25, and (iii) making certain other technical and conforming changes. In addition, in connection with the Amended and Restated Rights Agreement, on December 15, 2014, we adopted an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, which increased the number of authorized shares of Series A Junior Preferred Stock from 300,000 shares to 750,000 shares, and sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock (as discussed below). Each share of Series A Junior Preferred stock retains the rights, preferences and privileges set forth above from the Original Certificate of Designation regarding redemption, dividends, voting rights, and liquidation preference.

NYSE MKT Listing. Our common stock is listed on the NYSE MKT under the symbol “GIG.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is Operations Center, 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (877) 248-6417.

Preferred Stock

No shares of preferred stock are outstanding. Under our amended and restated certificate of incorporation, as amended, our board of directors is authorized to issue up to 1,000,000 shares of preferred stock. Pursuant to an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock adopted by our board of directors on December 15, 2014, 750,000 shares have been designated as Series A Junior Preferred Stock. The Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, filed with the Secretary of State of the State of Delaware on December 15, 2014, sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock. Each share of Series A Junior Preferred Stock will:

•	not be redeemable;
•	in the event of a declaration of a dividend on the common stock, entitle the holder to receive a preferential quarterly dividend equal to the greater of $1.00 or an amount equal to 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of common stock), declared on the common stock;
•	entitle the holder to 1,000 votes on all matters submitted to the vote of the holders of the common stock; and
•	entitle the holder to receive upon our liquidation, a preferential liquidation payment of the greater of $1,000, plus accrued and unpaid dividends, or the amount to be received by a holder of 1,000 shares of common stock.

Our board of directors may also designate the rights, preferences and privileges of additional series of preferred stock, any or all of which may be greater than or senior to those of the common stock. Though the actual effect of any such issuance on the rights of common stock will not be known until our board of directors determines the specific rights of the holders of preferred stock, the potential effects of such an issuance include:

•	diluting the voting power of the holder of common stock;
•	reducing the likelihood that holders of common stock will receive dividend payments;
•	reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and
•	delaying, deterring or preventing a change-in-control or other corporate takeover.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying or deferring a change in control of the Company. These provisions, among other matters:

•	provide for the classification of the board of directors into three classes, with one-third of the directors to be elected each year;
•	limit the number of directors constituting the entire board of directors to a maximum of 10 directors;
•	limit the types of persons who may call a special meeting of stockholders; and
•	establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other business for consideration at any annual or special stockholder meetings.

Additionally, we have in place as of December 16, 2011, a Rights Agreement, amended and restated as of December 16, 2014, pursuant to which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the Company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

SELLING STOCKHOLDERS

We are registering for resale an aggregate of 6,879,089 shares of our common stock that may be sold by the selling stockholders set forth herein. Such shares include the shares of our outstanding common stock issued to the former stockholders and noteholders of Magnum in connection with the Closing of the Merger.

Pursuant to Section 7.7 of the Merger Agreement, we agreed to file a registration statement with the SEC to register for resale the shares of our common stock that we issued at the closing as part of the consideration for the merger. We agreed to keep such registration statement effective for a period ending on the first to occur of (a) the date all of the shares registered hereunder have been sold or (b) two (2) years after the effective time of this Registration Statement; provided, however, for this subsection (b), if we exercise our suspension right pursuant to the terms of the Merger Agreement, the period for the effective time of the Registration Statement shall be extended beyond the two (2) years by the cumulative period of time in which we have suspended open market offers and sales of securities registered in this Registration Statement.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. To our knowledge, the selling stockholders have sole voting and investment power with respect to their respective shares of common stock, unless otherwise noted below.

The selling stockholders may sell some, all or none of their respective shares of common stock offered by this prospectus from time to time. We do not know how long the selling stockholders will hold their respective shares of common stock covered hereby before selling them.

	Prior to the Offering				After the Offering
Selling Stockholder	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Outstanding[1]	Number of Shares of Common Stock Being Registered for Resale[2]	Number of Shares of Common Stock Beneficially Owned[3]	Percentage of Shares of Common Stock Outstanding
August Capital IV, L.P.	2,506,386	[4]	4.6%	2,506,386	0	0%

Investor Growth Capital Limited	43,916	[5]	*	43,916	0	0%

Investor Group L.P.	18,821	[6]	*	18,821	0	0%

Investcorp Technology Ventures II, L.P. (Delaware)	155,382	[7]	*	155,382	0	0%

Investcorp Technology Ventures II, L.P. (Cayman)	506,430	[8]	*	506,430	0	0%

ITV II (II), L.P.	68,825	[9]	*	68,825	0	0%

IGC Fund VI, LP	1,340,026	[10]	2.5%	1,340,026	0	0%

CM Growth Capital Partners, L.P.	859,491	[11]	1.6%	859,491	0	0%

Gold Hill Venture Lending 03, LP	45,920	[12]	*	45,920	0	0%

1 Based on 54,307,840 shares outstanding inclusive of 6,990,654 shares issued pursuant to the Merger.

2 Represents the number of shares being registered on behalf of the selling stockholders pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such selling stockholder.

3 Assumes that the selling stockholders dispose of all the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all of any portion of the shares covered by this prospectus.

4 Includes 805,734 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

5 Includes 14,118 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

6 Includes 6,050 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

7 Includes 49,951 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

8 Includes 162,084 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

9 Includes 22,125 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

10 Includes 430,782 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

11 Includes 276,302 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

12 Includes 14,763 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

	Prior to the Offering				After the Offering
Selling Stockholder	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Outstanding[1]	Number of Shares of Common Stock Being Registered for Resale[2]	Number of Shares of Common Stock Beneficially Owned[3]	Percentage of Shares of Common Stock Outstanding
Global Alliance Inc.	19,163	[13]	*	19,163	0	0%

Advanced Equities Magnum Investments I, LLC	177,792	[14]	*	177,792	0	0%

Advanced Equities Magnum Investments II, LLC	264,873	[15]	*	264,873	0	0%

AEI Magnum Investments III, LLC	14,569	[16]	*	14,569	0	0%

AEI Magnum Investments IV, LLC	161,234	[17]	*	161,234	0	0%

AEI 2010 Semiconductor Ventures I, LLC	343	[18]	*	343	0	0%

AEI 2010 Semiconductor Ventures II, LLC	1,776	[19]	*	1,776	0	0%

Excess Venture Fund I, LLC	16,992	[20]	*	16,992	0	0%

Gopal Solanki	295,598	[21]	*	232,300	0	0%

Najeti Capital, S.A.	94,933	[22]	*	94,933	0	0%

Brian Eliot Peierls	14,633	[23]	*	14,633	0	0%

E. Jeffrey Peierls	16,247	[24]	*	16,247	0	0%

The Peierls Foundation, Inc.	115,398	[25]	*	115,398	0	0%

13 Includes 6,160 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

14 Includes 57,155 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

15 Includes 85,150 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

16 Includes 4,684 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

17 Includes 51,833 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

18 Includes 110 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

19 Includes 571 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

20 Includes 5,463 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

21 Includes 137,976 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

22 Includes 30,519 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

23 Includes 4,704 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

24 Includes 5,224 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

25 Includes 37,098 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

	Prior to the Offering				After the Offering
Selling Stockholder	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Outstanding[1]	Number of Shares of Common Stock Being Registered for Resale[2]	Number of Shares of Common Stock Beneficially Owned[3]	Percentage of Shares of Common Stock Outstanding
UD Ethel F. Peierls Charitable Lead Trust dated 9/12/94	9,794	[26]	*	9,794	0	0%

Hatteras VC Co-Investment Fund II, LLC	6,931	[27]	*	6,931	0	0%

Booth & Co / New Ireland Assurance Co.	8,318	[28]	*	8,318	0	0%

Altera Corporation	135,627	[29]	*	135,627	0	0%

Lowell Winger	5,332	[30]	*	5,332	0	0

Eric Pearson	2,264	[31]	*	2,264	0	0

Aleksandr Movshevich	3,589	[32]	*	3,589	0	0

NXT Capital, LLC	31,784	[33]	*	31,784	0	0

26 Includes 3,148 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

27 Includes 2,229 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

28 Includes 2,675 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

29 Includes 43,600 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

30 Includes 1,714 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

31 Includes 728 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

32 Includes 1,154 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

33 Includes 10,218 shares which are currently held in escrow for the benefit of the holder, subject to certain indemnification obligations set forth in the Merger Agreement.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. We will pay other expenses relating to the preparation, updating and filing of this registration statement. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. The selling stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any of these methods of sale; and
•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a selling stockholder, rather than under this prospectus. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus is a part.

In connection with the sale of our common stock or interest therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales or our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short position, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transaction with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are deemed to be underwriters will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling stockholder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur. We may be indemnified by the selling stockholders against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

LEGAL MATTERS

Crowell & Moring LLP, San Francisco, California, counsel to GigPeak, will issue a legal opinion concerning the validity of the securities offered hereby. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of GigPeak, Inc. (formerly GigOptix, Inc.) as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Terasquare Co., Ltd. as of December 31, 2014 and for the year in the period ended December 31, 2014 incorporated in this prospectus by reference to the Current Report on Form 8-K/A Amendment No. 1 filed with the SEC on December 7, 2015, have been so incorporated in reliance on the report of Yeil Accounting Corporation, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov.

In addition, we maintain a website that contains information, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.gigpeak.com. Information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We also intend to use the following social media channels as a means of disclosing information about the company, our services and other matters and for complying with our disclosure obligations under Regulation FD:

•	GigPeak Twitter Account (https://twitter.com/GigPeak)

The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these accounts, in addition to following our press releases, SEC filings and public conference calls and webcasts. This list may be updated from time to time. The information we post through these channels is not a part of this prospectus. Further, the references to the URLs for these websites are intended to be inactive textual references only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 14, 2016;
•	our Current Reports on Form 8-K filed with the SEC on January 7, March 16, March 22, March 24, April 4, 2016 and April 6, 2016, respectively;
•	our Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on December 7, 2015;
•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35520), filed with the SEC on April 23, 2012, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating this description; and
•	the description of the terms, rights and provisions applicable to the Series A Junior Preferred Stock purchase rights contained in GigPeak Inc.’s Registration Statement No. 000-54572 on Form 8-A, filed with the SEC on December 22, 2011, as amended by Amendment No. 1 to Registration Statement No. 000-54572 on Form 8-A/A, filed with the SEC on December 19, 2014

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: GigPeak, Inc., 130 Baytech Drive, San Jose, California 95134, Attn: Investor Relations, or you may call us at (408) 522-3100.

REOFFER PROSPECTUS

431,568 Shares of Common Stock

This Reoffer Prospectus may be used by certain stockholders to whom we have previously issued shares of our common stock, par value $0.001 per share, made upon the exercise or vesting of equity incentive awards granted under the GigPeak, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) (all such persons, the “Selling Stockholders”) to sell 431,568 shares of our common stock (the “Shares”). The Selling Stockholders, who are listed in the section of this Reoffer Prospectus entitled “Selling Stockholders,” may offer these Shares for resale from time to time. We are not selling any shares of common stock under this Reoffer Prospectus, and we will not receive any of the proceeds from the sale of the Shares. We will pay all fees and expenses incurred in connection with the registration of the shares of common stock offered by this Reoffer Prospectus, and we will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the Shares. The payments of such expenses and other costs will be deemed as income to the Selling Stockholders.

The Selling Stockholders may sell the Shares covered by this Reoffer Prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on the NYSE MKT or any other stock exchange or stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the Shares are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which is deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement. For additional information on the Selling Stockholders’ possible methods of sale, you should refer to the section in this Reoffer Prospectus entitled “Plan of Distribution.”

Our common stock is listed on the NYSE MKT under the symbol “GIG.” The last reported sale price on June 8, 2016 was $2.41 per share.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page S1-3 of this Reoffer Prospectus and in any applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is June 9, 2016.

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Our Company	S1-1
Note Regarding Forward-Looking Statements	S1-2
Risk Factors	S1-3
Use of Proceeds	S1-3
Description of Our Capital Stock	S1-3
Selling Stockholders	S1-7
Plan of Distribution	S1-8
Legal Matters	S1-9
Experts	S1-9
Where You Can Find More Information	S1-10
Information Incorporated by Reference	S1-11

You should rely only on the information incorporated by reference or contained in this Reoffer Prospectus. Neither we nor the Selling Stockholders have authorized any other person to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholders are offering to sell and seeking offers to buy our common stock only in jurisdictions where such offers and sales are permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date set forth on the front cover hereof, regardless of the time of delivery hereof or of any sale of our common stock hereunder. You should also read this Reoffer Prospectus together with the additional information described under “Where You Can Find More Information” and “Information Incorporation by Reference.” Information contained on our website, or any other website operated by us, is not part of this reoffer prospectus.

This Reoffer Prospectus may be supplemented from time to time to add, update or change information in this Reoffer Prospectus. Any statement contained in this Reoffer Prospectus will be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this Reoffer Prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this Reoffer Prospectus.

OUR COMPANY

Overview

We are a leading innovator of semiconductor integrated circuits (“ICs”) and software solutions for high-speed connectivity and high-quality video compression. Our focus is to develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure and broader connectivity to the Cloud reducing the total cost of ownership for a network operator.

We address both the speed of data transmission and the amount of bandwidth the data consumes within the network, which are the two major data streaming bottlenecks. As such, our products also naturally help to increase the efficiency of Internet-of-Things (“IoT”)and other Cloud-connected applications. Our solutions leverage our industry-recognized strength in high-speed connectivity delivered through the GigOptix brand-name product line, and as of the second fiscal quarter of 2016, the high quality video compression delivered through the industry-recognized Magnum brand (GigPeak acquired Magnum Semiconductor, Inc. (“Magnum”) on April 5, 2016 (the “Merger”)).

The recently extended GigPeak product portfolio provides more flexibility to support on-going changes in the connectivity that customers and markets require by deploying a wider tool-box of solutions from various kinds of semiconductor materials, ICs and Multi-Chip-Modules (“MCMs”), through cost-effective application specific integrated circuit (“ASICs”). and system-on-chips (“SoCs”), and into full software programmable open-platform offerings.

Our products are highly customized and typically developed in partnership with key “Lighthouse” customers, occasionally generating some engineering project revenues through the development stage, but typically generating the majority of revenue from future device product shipments and sales through these customers and general market availability.

Since inception in 2007, we have expanded our customer base by acquiring and integrating eight (8) companies with complementary and synergistic products and customers, and spun out one (1) business to establish a joint-venture. Our worldwide direct sales force is supported by a significant number of channel representatives and distributors that sell its products throughout North America, South America, Europe, Japan and Asia.

As noted above, on April 5, 2016, we completed our most recent acquisition of Magnum, and simultaneously renamed the Company as GigPeak, Inc. Magnum is a fabless semiconductor manufacturer and software solution developer, and brings a well-developed and comprehensive portfolio of video broadcasting and compression solutions to us, including silicon ICs, SoCs, software solutions, and a comprehensive library of intellectual property. The Magnum products currently are for the professional video broadcast and are extendable to IoT camera markets. Magnum provides top of the line products, tools and technologies for the entire video content creation and distribution chain, from contribution and production through distribution over cable, telecom, satellite networks and over-the-top (“OTT”) video streaming.

With the acquisition of Magnum, we are in the process of reorganizing our operations to align them with our targeted end-markets and customers, Enterprise Networking, which will be likely named the “GigOptix” product line, and Consumer and Cloud-Connectivity, which will be likely named the “GigCloud” line. Most of our current product lines will contribute products to each one of those two business lines

Corporate Information

GigPeak, Inc. (formerly GigOptix, Inc.), the successor to GigOptix LLC, was formed as a Delaware corporation in March 2008 in order to facilitate a combination between GigOptix LLC and Lumera Corporation (“Lumera”), which occurred in December 2008. Before the combination, GigOptix LLC acquired the assets of iTerra Communications LLC in July 2007 (“iTerra”) and Helix Semiconductors AG (“Helix”) in January 2008, which is now our wholly-owned subsidiary, GigOptix-Helix AG, in Zurich, Switzerland. In November 2009, we acquired ChipX, Incorporated (“ChipX”). In June 2011, we acquired Endwave Corporation (“Endwave”). As a result of the acquisitions, Helix, Lumera, ChipX and Endwave all became our wholly owned subsidiaries. In February 2014, we entered into a Joint Venture and Quotaholders Agreement (the “Joint Venture Agreement”) and established BrPhotonics Produtos Optoeletrônicos LTDA. (“BrP”) headquartered in Campinas, Brazil, as a new joint venture with Fundação CPqD — Centro De Pesquisa e Desenvolvimento em Telecomunicações

S1-1

(“CPqD”), a leading optical and semiconductor development center in Brazil. BrP was formed as a newly-established joint venture company and will be a provider of advanced high-speed devices for optical communications and integrated transceiver components that enable information streaming over communications networks. In June 2014, we acquired substantially all of the assets of Tahoe RF. In June 2015, the Company established a Japanese wholly-owned subsidiary, GigOptix Japan GK. In September 2015, we acquired Terasquare Co., Ltd., which is now our wholly-owned subsidiary, GigOptix-Terasquare-Korea (“GTK”) Co., Ltd., in Seoul, Korea. In April 2016, we acquired Magnum Semiconductor, Inc.

Our principal executive offices are located at 130 Baytech Drive, San Jose, California 95134, our telephone number is (408) 522-3100 and our web site is www.gigpeak.com. We have not incorporated the information on our website by reference into this Reoffer Prospectus, and you should not consider it to be part of this Reoffer Prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this Reoffer Prospectus and the documents incorporated by reference in this Reoffer Prospectus contain “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through the use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference included in this Reoffer Prospectus, we caution you that these statements are based on our projections of the future that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	we have a history of incurring losses;
•	our ability to remain competitive in the markets we serve;
•	the effects of future economic, business and market conditions;
•	consolidation in the industry we serve;
•	our ability to continue to develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability;
•	our ability to establish and maintain effective internal controls over our financial reporting;
•	risks relating to the transaction of business internationally;
•	our failure to realize anticipated benefits from acquisitions or the possibility that such acquisitions could adversely affect us, and risks relating to the prospects for future acquisitions;
•	the loss of key employees and the ability to retain and attract key personnel, including technical and managerial personnel;
•	quarterly and annual fluctuations in results of operations;
•	investments in research and development;
•	protection and enforcement or our intellectual property rights and proprietary technologies;
•	costs associated with potential intellectual property infringement claims asserted by a third party against us or asserted by us against a third party;

S1-2

•	our exposure to product liability claims resulting from the use of our products;
•	the loss of one or more of our significant customers, or the diminished demand for our products;
•	the loss of one or more of our critical vendors, particularly sole source suppliers of key components and wafers;
•	our dependence on overseas and domestic foundries, contract manufacturing and outsourced supply chain, as well as the costs of materials;
•	our reliance on third parties to provide services for the operation of our business;
•	our ability to be successful in identifying, acquiring and consolidating new acquisitions;
•	our ability to successfully complete inception and funding of new joint ventures that we establish globally;
•	the effects of war, terrorism, natural disasters or other catastrophic events;
•	our success at managing the risks involved in the foregoing items; and
•	other risks and uncertainties, including those listed under the heading “Risk Factors” herein.

Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained or incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Reoffer Prospectus. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Reoffer Prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our securities involves a high degree of risk. Any prospectus supplement applicable to an offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this Reoffer Prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A—Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2015, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This Reoffer Prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this Reoffer Prospectus.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the resale of the Shares that may be sold using this Reoffer Prospectus. We will not receive any of the proceeds from the resale of these Shares.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of the material terms of our capital stock contained in our amended and restated certificate of incorporation, as amended, amended and restated certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws. This summary is not complete and is qualified in its

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entirety by reference to the General Corporation Law of the State of Delaware, or the General Corporation Law of Delaware (the “DGCL”). For more detailed information, please see our amended and restated certificate of incorporation, certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws, which have been previously filed with the SEC.

General

We are authorized to issue 101,000,000 shares of capital stock, each with a par value of $0.001, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which preferred stock, 750,000 shares have been designated as Series A Junior Preferred Stock. There were 54,206,761 shares of common stock outstanding and no shares of preferred stock outstanding as of June 3, 2016. The outstanding number does not include 701,754 shares of treasury stock.

Notwithstanding the provisions of the DGCL, the number of authorized shares of common stock and preferred stock may, without a series vote, be increased or decreased (but not below the number of shares then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of GigPeak entitled to vote, voting together as a single class.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of our common stock will be entitled to receive dividends when, as and if declared by our board of directors, out of any assets legally available for the payment of dividends, but only after the provisions with respect to preferential dividends on any outstanding series of preferred stock have been satisfied and after we have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any outstanding series of our preferred stock. In the event of any liquidation, dissolution or winding-up of the company, whether voluntary or involuntary, the holders of our common stock will become entitled to participate in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities, subject to the prior distribution rights of any class or series of preferred stock then outstanding and having preference over common stock in the event of liquidation, dissolution or winding-up. Holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights.

On December 16, 2011, our board of directors adopted a Rights Agreement under which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011. Stockholders or beneficial ownership groups who owned 10% or more of the outstanding shares of our common stock on or before December 16, 2011, will not trigger the preferred share purchase rights unless they acquire an additional 1% or more of the outstanding shares of our common stock. Each right entitles a holder with the right upon exercise to purchase one one-thousandth of a share of preferred stock at an exercise price that is currently set at $8.50 per right, subject to purchase price adjustments as set forth in the Rights Agreement. Each share of Series A Junior Preferred Stock has voting rights equal to one thousand shares of common stock. In the event that exercisability of the rights is triggered, each right held by an acquiring person or group would become void. As a result, upon triggering of exercisability of the rights, there would be significant dilution in the ownership interest of the acquiring person or group, making it difficult or unattractive for the acquiring person or group to pursue an acquisition of us. These rights were set to expire in December of 2014.

On December 16, 2014, we entered into an Amended and Restated Rights Agreement to extend the expiration date of our Rights Agreement. The Amended and Restated Rights Agreement amends the Rights Agreement previously adopted by (i) extending the expiration date by three years to December 16, 2017, (ii) decreasing the exercise price per right issued to stockholders pursuant to the stockholder rights plan from $8.50 to $5.25, and (iii) making certain other technical and conforming changes. In addition, in connection with the Amended and Restated Rights Agreement, on December 15, 2014, we adopted an Amended and Restated

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Certificate of Designation of Series A Junior Preferred Stock, which increased the number of authorized shares of Series A Junior Preferred Stock from 300,000 shares to 750,000 shares, and sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock (as discussed below). Each share of Series A Junior Preferred stock retains the rights, preferences and privileges set forth above from the Original Certificate of Designation regarding redemption, dividends, voting rights, and liquidation preference.

NYSE MKT Listing. Our common stock is listed on the NYSE MKT under the symbol “GIG.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is Operations Center, 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (877) 248-6417.

Preferred Stock

No shares of preferred stock are outstanding. Under our amended and restated certificate of incorporation, as amended, our board of directors is authorized to issue up to 1,000,000 shares of preferred stock. Pursuant to an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock adopted by our board of directors on December 15, 2014, 750,000 shares have been designated as Series A Junior Preferred Stock. The Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, filed with the Secretary of State of the State of Delaware on December 15, 2014, sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock. Each share of Series A Junior Preferred Stock will:

•	not be redeemable;
•	in the event of a declaration of a dividend on the common stock, entitle the holder to receive a preferential quarterly dividend equal to the greater of $1.00 or an amount equal to 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of common stock), declared on the common stock;
•	entitle the holder to 1,000 votes on all matters submitted to the vote of the holders of the common stock; and
•	entitle the holder to receive upon our liquidation, a preferential liquidation payment of the greater of $1,000, plus accrued and unpaid dividends, or the amount to be received by a holder of 1,000 shares of common stock.

Our board of directors may also designate the rights, preferences and privileges of additional series of preferred stock, any or all of which may be greater than or senior to those of the common stock. Though the actual effect of any such issuance on the rights of common stock will not be known until our board of directors determines the specific rights of the holders of preferred stock, the potential effects of such an issuance include:

•	diluting the voting power of the holder of common stock;
•	reducing the likelihood that holders of common stock will receive dividend payments;
•	reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and
•	delaying, deterring or preventing a change-in-control or other corporate takeover.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying or deferring a change in control of the company. These provisions, among other matters:

•	provide for the classification of the board of directors into three classes, with one-third of the directors to be elected each year;
•	limit the number of directors constituting the entire board of directors to a maximum of 10 directors;
•	limit the types of persons who may call a special meeting of stockholders; and

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•	establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other business for consideration at any annual or special stockholder meetings.

Additionally, we have in place as of December 16, 2011, a Rights Agreement, amended and restated as of December 16, 2014, pursuant to which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

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SELLING STOCKHOLDERS

This Reoffer Prospectus relates to the reoffer and resale of 431,568 Shares by the Selling Stockholders named below, who have or may acquire such Shares pursuant to equity incentive awards granted under the 2008 Plan. The Selling Stockholders, who are officers and directors of the Company, may resell all, a portion or none of such Shares from time to time.

The following table sets forth, with respect to each Selling Stockholder, based upon information available to us as of June 3, 2016 (1) the number of shares of our common stock beneficially owned as of such date; (2) the number of Shares that may be sold pursuant to this Reoffer Prospectus (i.e., the number of shares underlying all awards granted to such Selling Stockholder under the 2008 Plan); and (3) the number and percent of the 54,206,761 outstanding shares of common stock of GigPeak as of June 3, 2016 beneficially owned by such Selling Stockholder after the offering, assuming the sale by such Selling Stockholder of all of such Selling Stockholder’s Shares. The outstanding number does not include 701,754 shares of treasury stock.

			Shares of Common Stock Beneficially Owned after Offering(2)(3)
Name of Selling Stockholder(1)	Shares of Common Stock Beneficially Owned Prior to Offering(2)	Shares of Common Stock to be Sold	Number	Percent
Dr. Avi Katz	3,618,729	156,968	3,461,761	5.9%
Darren Ma	80,135	25,000	55,135	*
Dr. Raluca Dinu	516,576	54,000	462,576	*
Andrea Betti-Berutto	1,221,049	67,778	1,153,271	2.1%
Frank Schneider(4)	190,340	12,500	177,840	*
John J. Mikulsky	268,486	45,000	223,486	*
Joseph J. Lazzara(5)	163,649	25,332	138,317	*
Neil J. Miotto(6)	416,425	30,000	386,425	*
Kimberly D.C. Trapp	295,307	15,000	280,307	*
*	Represents less than 1% of our outstanding common stock.
(1)	All individuals named are current officers or directors of us.
(2)	The number of shares beneficially owned is determined under rules promulgated by the SEC and includes (i) outstanding shares of common stock and (ii) options for common stock that have vested or will vest within 60 days of June 9, 2016, as follows: 2,995,229 for Dr. Katz, 401,910 for Dr. Dinu, 1,097,178 for Mr. Betti-Berutto, 167,500 for Mr. Schneider, 65,000 for Mr. Mikulsky, 65,000 for Mr. Lazzara, 216,100 for Mr. Miotto, 195,776 for Ms. Trapp and (iii) restricted stock units that will vest within 60 days of June 9, 2016 as follows: 148,159 for Dr. Katz, 18,440 for Mr. Ma, 29,232 for Dr. Dinu, 14,281 for Mr. Betti-Berutto, 10,340 for Mr. Schneider, 10,568 for Mr. Mikulsky, 10,068 for Mr. Lazzara, 10,840 for Mr. Miotto, 10,068 for Ms. Trapp.
(3)	Assumes (i) that all shares of common stock registered hereunder are sold, and (ii) total issued and outstanding shares of common stock of 54,206,761, as required by the rules of the SEC.
(4)	Certain shares calculated in the beneficial ownership are held by the Schneider Family Trust, Frank Schneider as trustee.
(5)	Certain shares calculated in the beneficial ownership are held by the Joseph and Nancy Lazzara Family Trust, Joseph J. Lazzara as trustee.
(6)	Certain shares calculated in the beneficial ownership are held by the Neil J. and Mary Ann Miotto Trust, Neil J. Miotto as trustee.

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PLAN OF DISTRIBUTION

The Selling Stockholders may sell the securities covered by this Reoffer Prospectus from time to time in one or more offerings. Registration of the securities covered by this Reoffer Prospectus does not mean, however, that those securities will necessarily be offered or sold.

We will pay all fees and expenses incurred in connection with the registration of the Shares, and we will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the Shares. The payments of such expenses and other costs will be deemed as income to the Selling Stockholders.

The Selling Stockholders may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors; or
•	through agents.

The Selling Stockholders may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

If required at the time of the offering of the Shares, a prospectus supplement will be distributed which will describe the method of distribution of the securities and the terms of the offering.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. The prospectus supplement will name any underwriter used in the offering.

The Selling Stockholders may sell the securities offered through this Reoffer Prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The Selling Stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

The Selling Stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between the Selling Stockholders and the underwriters, dealers and agents.

The Selling Stockholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the Selling Stockholder, and commissions paid, or any discounts or concessions allowed to any broker-dealer may be

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deemed to be underwriting commissions or discounts under the Securities Act. In addition, any Shares covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Reoffer Prospectus.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. We will make copies of this Reoffer Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this reoffer prospectus to each purchaser at or prior to the time of the sale.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

Crowell & Moring LLP, San Francisco, California, counsel to GigPeak, will issue a legal opinion concerning the validity of the securities offered hereby. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of GigPeak, Inc. (formerly GigOptix, Inc.) as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, incorporated in this Reoffer Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Magnum Semiconductor, Inc. as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, incorporated in Reoffer Prospectus by reference to GigPeak, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) filed with the SEC on May 27, 2016, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., independent accountants, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Terasquare Co., Ltd. as of December 31, 2014 and for the year in the period ended December 31, 2014 incorporated in this prospectus by reference to the Current Report on Form 8-K/A Amendment No. 1 filed with the SEC on December 7, 2015, have been so incorporated in reliance on the report of Yeil Accounting Corporation, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov.

In addition, we maintain a website that contains information, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.gigpeak.com. Information contained on our website or that can be accessed through our website does not constitute a part of this Reoffer Prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this Reoffer Prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 14, 2016;
•	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 27, 2016, filed with the SEC on May 6, 2016;
•	our Current Reports on Form 8-K filed with the SEC on January 7, March 16, March 22, March 24, April 4, April 6 (as amended on May 27, 2016 in Amendment No. 1 filed on Form 8-K/A), April 18 and April 29, 2016;
•	our Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on December 7, 2015;
•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35520), filed with the SEC on April 23, 2012, as amended by that Amendment No. 1 on Form 8-A/A filed with the SEC on December 19, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating this description; and
•	the description of the terms, rights and provisions applicable to the Series A Junior Preferred Stock purchase rights contained in GigPeak Inc.’s Registration Statement No. 000-54572 on Form 8-A, filed with the SEC on December 22, 2011, as amended by Amendment No. 1 to Registration Statement No. 000-54572 on Form 8-A/A, filed with the SEC on December 19, 2014.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this Reoffer Prospectus and deemed to be part of this Reoffer Prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this Reoffer Prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this Reoffer Prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Reoffer Prospectus incorporates. You should direct written requests to: GigPeak, Inc., 130 Baytech Drive, San Jose, California 95134, Attn: Investor Relations, or you may call us at (408) 522-3100.

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REOFFER PROSPECTUS

253,032 Shares of Common Stock

This Reoffer Prospectus may be used by a certain stockholder to whom we have previously issued shares of our common stock, par value $0.001 per share, made upon the exercise or vesting of equity incentive awards granted under the GigPeak, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) (the “Selling Stockholder”) to sell 253,032 shares of our common stock (the “Shares”). The Selling Stockholder, who is listed in the section of this Reoffer Prospectus entitled “Selling Stockholder,” may offer these Shares for resale from time to time. We are not selling any shares of common stock under this Reoffer Prospectus, and we will not receive any of the proceeds from the sale of the Shares. We will pay all fees and expenses incurred in connection with the registration of the shares of common stock offered by this Reoffer Prospectus, and we will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the Shares. The payments of such expenses and other costs will be deemed as income to the Selling Stockholder.

The Selling Stockholder may sell the Shares covered by this Reoffer Prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on the NYSE MKT or any other stock exchange or stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the Shares are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which is deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement. For additional information on the Selling Stockholder’s possible methods of sale, you should refer to the section in this Reoffer Prospectus entitled “Plan of Distribution.”

Our common stock is listed on the NYSE MKT under the symbol “GIG.” The last reported sale price on June 8, 2016 was $2.41 per share.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page S2-5 of this Reoffer Prospectus and in any applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is June 9, 2016.

Page
Our Company	S2-1
Note Regarding Forward-Looking Statements	S2-3
Risk Factors	S2-5
Use of Proceeds	S2-5
Description of Our Capital Stock	S2-6
Selling Stockholder	S2-8
Plan of Distribution	S2-9
Legal Matters	S2-11
Experts	S2-11
Where You Can Find More Information	S2-11
Information Incorporated by Reference	S2-12

You should rely only on the information incorporated by reference or contained in this Reoffer Prospectus. Neither we nor the Selling Stockholder have authorized any other person to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholder is offering to sell and seeking offers to buy our common stock only in jurisdictions where such offers and sales are permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date set forth on the front cover hereof, regardless of the time of delivery hereof or of any sale of our common stock hereunder. You should also read this Reoffer Prospectus together with the additional information described under “Where You Can Find More Information” and “Information Incorporation by Reference.” Information contained on our website, or any other website operated by us, is not part of this reoffer prospectus.

This Reoffer Prospectus may be supplemented from time to time to add, update or change information in this Reoffer Prospectus. Any statement contained in this Reoffer Prospectus will be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this Reoffer Prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this Reoffer Prospectus.

OUR COMPANY

Overview

We are a leading innovator of semiconductor integrated circuits (“ICs”) and software solutions for high-speed connectivity and high-quality video compression. Our focus is to develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure and broader connectivity to the Cloud reducing the total cost of ownership for a network operator.

We address both the speed of data transmission and the amount of bandwidth the data consumes within the network, which are the two major data streaming bottlenecks. As such, our products also naturally help to increase the efficiency of Internet-of-Things (“IoT”)and other Cloud-connected applications. Our solutions leverage our industry-recognized strength in high-speed connectivity delivered through the GigOptix brand-name product line, and as of the second fiscal quarter of 2016, the high quality video compression delivered through the industry-recognized Magnum brand (GigPeak acquired Magnum Semiconductor, Inc. (“Magnum”) on April 5, 2016 (the “Merger”)).

The recently extended GigPeak product portfolio provides more flexibility to support on-going changes in the connectivity that customers and markets require by deploying a wider tool-box of solutions from various kinds of semiconductor materials, ICs and Multi-Chip-Modules (“MCMs”), through cost-effective application specific integrated circuit (“ASICs”). and system-on-chips (“SoCs”), and into full software programmable open-platform offerings.

Our products are highly customized and typically developed in partnership with key “Lighthouse” customers, occasionally generating some engineering project revenues through the development stage, but typically generating the majority of revenue from future device product shipments and sales through these customers and general market availability.

Since inception in 2007, we have expanded our customer base by acquiring and integrating eight (8) companies with complementary and synergistic products and customers, and spun out one (1) business to establish a joint-venture. Our worldwide direct sales force is supported by a significant number of channel representatives and distributors that sell its products throughout North America, South America, Europe, Japan and Asia.

As noted above, on April 5, 2016, we completed our most recent acquisition of Magnum, and simultaneously renamed the Company as GigPeak, Inc. Magnum is a fabless semiconductor manufacturer and software solution developer, and brings a well-developed and comprehensive portfolio of video broadcasting and compression solutions to us, including silicon ICs, SoCs, software solutions, and a comprehensive library of intellectual property. The Magnum products currently are for the professional video broadcast and are extendable to IoT camera markets. Magnum provides top of the line products, tools and technologies for the entire video content creation and distribution chain, from contribution and production through distribution over cable, telecom, satellite networks and over-the-top (“OTT”) video streaming.

With the acquisition of Magnum, we are in the process of reorganizing our operations to align them with our targeted end-markets and customers, Enterprise Networking, which will be likely named the “GigOptix” product line, and Consumer and Cloud-Connectivity, which will be likely named the “GigCloud” line. Most of our current product lines will contribute products to each one of those two business lines

Corporate Information

GigPeak, Inc. (formerly GigOptix, Inc.), the successor to GigOptix LLC, was formed as a Delaware corporation in March 2008 in order to facilitate a combination between GigOptix LLC and Lumera Corporation (“Lumera”), which occurred in December 2008. Before the combination, GigOptix LLC acquired the assets of iTerra Communications LLC in July 2007 (“iTerra”) and Helix Semiconductors AG (“Helix”) in January 2008, which is now our wholly-owned subsidiary, GigOptix-Helix AG, in Zurich, Switzerland. In November 2009, we acquired ChipX, Incorporated (“ChipX”). In June 2011, we acquired Endwave Corporation (“Endwave”). As a result of the acquisitions, Helix, Lumera, ChipX and Endwave all became our wholly owned subsidiaries. In February 2014, we entered into a Joint Venture and Quotaholders Agreement (the “Joint Venture Agreement”) and established BrPhotonics Produtos Optoeletrônicos LTDA. (“BrP”) headquartered in Campinas, Brazil, as a new joint venture with Fundação CPqD — Centro De Pesquisa e Desenvolvimento em Telecomunicações

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(“CPqD”), a leading optical and semiconductor development center in Brazil. BrP was formed as a newly-established joint venture company and will be a provider of advanced high-speed devices for optical communications and integrated transceiver components that enable information streaming over communications networks. In June 2014, we acquired substantially all of the assets of Tahoe RF. In June 2015, the Company established a Japanese wholly-owned subsidiary, GigOptix Japan GK. In September 2015, we acquired Terasquare Co., Ltd., which is now our wholly-owned subsidiary, GigOptix-Terasquare-Korea (“GTK”) Co., Ltd., in Seoul, Korea. In April 2016, we acquired Magnum Semiconductor, Inc.

Our principal executive offices are located at 130 Baytech Drive, San Jose, California 95134, our telephone number is (408) 522-3100 and our web site is www.gigpeak.com. We have not incorporated the information on our website by reference into this Reoffer Prospectus, and you should not consider it to be part of this Reoffer Prospectus.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this Reoffer Prospectus and the documents incorporated by reference in this Reoffer Prospectus contain “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through the use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference included in this Reoffer Prospectus, we caution you that these statements are based on our projections of the future that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	we have a history of incurring losses;
•	our ability to remain competitive in the markets we serve;
•	the effects of future economic, business and market conditions;
•	consolidation in the industry we serve;
•	our ability to continue to develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability;
•	our ability to establish and maintain effective internal controls over our financial reporting;
•	risks relating to the transaction of business internationally;
•	our failure to realize anticipated benefits from acquisitions or the possibility that such acquisitions could adversely affect us, and risks relating to the prospects for future acquisitions;
•	the loss of key employees and the ability to retain and attract key personnel, including technical and managerial personnel;
•	quarterly and annual fluctuations in results of operations;
•	investments in research and development;
•	protection and enforcement or our intellectual property rights and proprietary technologies;
•	costs associated with potential intellectual property infringement claims asserted by a third party against us or asserted by us against a third party;
•	our exposure to product liability claims resulting from the use of our products;
•	the loss of one or more of our significant customers, or the diminished demand for our products;
•	the loss of one or more of our critical vendors, particularly sole source suppliers of key components and wafers;
•	our dependence on overseas and domestic foundries, contract manufacturing and outsourced supply chain, as well as the costs of materials;
•	our reliance on third parties to provide services for the operation of our business;
•	our ability to be successful in identifying, acquiring and consolidating new acquisitions;

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•	our ability to successfully complete inception and funding of new joint ventures that we establish globally;
•	the effects of war, terrorism, natural disasters or other catastrophic events;
•	our success at managing the risks involved in the foregoing items; and
•	other risks and uncertainties, including those listed under the heading “Risk Factors” herein.

Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained or incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Reoffer Prospectus. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Reoffer Prospectus or to reflect the occurrence of unanticipated events.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Any prospectus supplement applicable to an offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this Reoffer Prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A—Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2015, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This Reoffer Prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this Reoffer Prospectus.

USE OF PROCEEDS

The Selling Stockholder will receive all of the proceeds from the resale of the Shares that may be sold using this Reoffer Prospectus. We will not receive any of the proceeds from the resale of these Shares.

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DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of the material terms of our capital stock contained in our amended and restated certificate of incorporation, as amended, amended and restated certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws. This summary is not complete and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware, or the General Corporation Law of Delaware (the “DGCL”). For more detailed information, please see our amended and restated certificate of incorporation, certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws, which have been previously filed with the SEC.

General

We are authorized to issue 101,000,000 shares of capital stock, each with a par value of $0.001, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which preferred stock, 750,000 shares have been designated as Series A Junior Preferred Stock. There were 54,206,761 shares of common stock outstanding and no shares of preferred stock outstanding as of June 3, 2016. The outstanding number does not include 701,754 shares of treasury stock.

Notwithstanding the provisions of the DGCL, the number of authorized shares of common stock and preferred stock may, without a series vote, be increased or decreased (but not below the number of shares then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of GigPeak entitled to vote, voting together as a single class.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of our common stock will be entitled to receive dividends when, as and if declared by our board of directors, out of any assets legally available for the payment of dividends, but only after the provisions with respect to preferential dividends on any outstanding series of preferred stock have been satisfied and after we have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any outstanding series of our preferred stock. In the event of any liquidation, dissolution or winding-up of the company, whether voluntary or involuntary, the holders of our common stock will become entitled to participate in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities, subject to the prior distribution rights of any class or series of preferred stock then outstanding and having preference over common stock in the event of liquidation, dissolution or winding-up. Holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights.

On December 16, 2011, our board of directors adopted a Rights Agreement under which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011. Stockholders or beneficial ownership groups who owned 10% or more of the outstanding shares of our common stock on or before December 16, 2011, will not trigger the preferred share purchase rights unless they acquire an additional 1% or more of the outstanding shares of our common stock. Each right entitles a holder with the right upon exercise to purchase one one-thousandth of a share of preferred stock at an exercise price that is currently set at $8.50 per right, subject to purchase price adjustments as set forth in the Rights Agreement. Each share of Series A Junior Preferred Stock has voting rights equal to one thousand shares of common stock. In the event that exercisability of the rights is triggered, each right held by an acquiring person or group would become void. As a result, upon triggering of exercisability of the rights, there would be significant dilution in the ownership interest of the acquiring person or group, making it difficult or unattractive for the acquiring person or group to pursue an acquisition of us. These rights were set to expire in December of 2014.

On December 16, 2014, we entered into an Amended and Restated Rights Agreement to extend the expiration date of our Rights Agreement. The Amended and Restated Rights Agreement amends the Rights

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Agreement previously adopted by (i) extending the expiration date by three years to December 16, 2017, (ii) decreasing the exercise price per right issued to stockholders pursuant to the stockholder rights plan from $8.50 to $5.25, and (iii) making certain other technical and conforming changes. In addition, in connection with the Amended and Restated Rights Agreement, on December 15, 2014, we adopted an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, which increased the number of authorized shares of Series A Junior Preferred Stock from 300,000 shares to 750,000 shares, and sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock (as discussed below). Each share of Series A Junior Preferred stock retains the rights, preferences and privileges set forth above from the Original Certificate of Designation regarding redemption, dividends, voting rights, and liquidation preference.

NYSE MKT Listing. Our common stock is listed on the NYSE MKT under the symbol “GIG.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is Operations Center, 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (877) 248-6417.

Preferred Stock

No shares of preferred stock are outstanding. Under our amended and restated certificate of incorporation, as amended, our board of directors is authorized to issue up to 1,000,000 shares of preferred stock. Pursuant to an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock adopted by our board of directors on December 15, 2014, 750,000 shares have been designated as Series A Junior Preferred Stock. The Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, filed with the Secretary of State of the State of Delaware on December 15, 2014, sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock. Each share of Series A Junior Preferred Stock will:

•	not be redeemable;
•	in the event of a declaration of a dividend on the common stock, entitle the holder to receive a preferential quarterly dividend equal to the greater of $1.00 or an amount equal to 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of common stock), declared on the common stock;
•	entitle the holder to 1,000 votes on all matters submitted to the vote of the holders of the common stock; and
•	entitle the holder to receive upon our liquidation, a preferential liquidation payment of the greater of $1,000, plus accrued and unpaid dividends, or the amount to be received by a holder of 1,000 shares of common stock.

Our board of directors may also designate the rights, preferences and privileges of additional series of preferred stock, any or all of which may be greater than or senior to those of the common stock. Though the actual effect of any such issuance on the rights of common stock will not be known until our board of directors determines the specific rights of the holders of preferred stock, the potential effects of such an issuance include:

•	diluting the voting power of the holder of common stock;
•	reducing the likelihood that holders of common stock will receive dividend payments;
•	reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and
•	delaying, deterring or preventing a change-in-control or other corporate takeover.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying or deferring a change in control of the company. These provisions, among other matters:

•	provide for the classification of the board of directors into three classes, with one-third of the directors to be elected each year;

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•	limit the number of directors constituting the entire board of directors to a maximum of 10 directors;
•	limit the types of persons who may call a special meeting of stockholders; and
•	establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other business for consideration at any annual or special stockholder meetings.

Additionally, we have in place as of December 16, 2011, a Rights Agreement, amended and restated as of December 16, 2014, pursuant to which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

SELLING STOCKHOLDER

This Reoffer Prospectus relates to the reoffer and resale of 253,032 Shares by the Selling Stockholder named below, who has or may acquire such Shares pursuant to equity incentive awards granted under the 2008 Plan. The Selling Stockholder, who is an officer and director of the Company, may resell all, a portion or none of such Shares from time to time.

The following table sets forth, with respect to each Selling Stockholder, based upon information available to us as of June 3, 2016 (1) the number of shares of our common stock beneficially owned as of such date; (2) the number of Shares that may be sold pursuant to this Reoffer Prospectus (i.e., the number of shares underlying all awards granted to such Selling Stockholder under the 2008 Plan); and (3) the number and percent of the 54,206,761 outstanding shares of common stock of GigPeak as of June 3, 2016 beneficially owned by such Selling Stockholder after the offering, assuming the sale by such Selling Stockholder of all of such Selling Stockholder’s Shares. The outstanding number does not include 701,754 shares of treasury stock.

			Shares of Common Stock Beneficially Owned after Offering(2)(3)
Name of Selling Stockholder(1)	Shares of Common Stock Beneficially Owned Prior to Offering(2)	Shares of Common Stock to be Sold	Number	Percent
Dr. Avi Katz	3,553,388	253,032	3,300,356	5.7%
*	Represents less than 1% of our outstanding common stock.
(1)	All individuals named are current officers or directors of us.
(2)	The number of shares beneficially owned is determined under rules promulgated by the SEC and includes (i) outstanding shares of common stock and (ii) options for common stock that have vested or will vest within 60 days of June 9, 2016, as follows 2,995,229 for Dr. Katz, and (iii) restricted stock units that will vest within 60 days of June 9, 2016 as follows: 148,159 for Dr. Katz,.
(3)	Assumes (i) that all shares of common stock registered hereunder are sold, and (ii) total issued and outstanding shares of common stock of 54,206,761, as required by the rules of the SEC

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PLAN OF DISTRIBUTION

The Selling Stockholder may sell the securities covered by this Reoffer Prospectus from time to time in one or more offerings. Registration of the securities covered by this Reoffer Prospectus does not mean, however, that those securities will necessarily be offered or sold.

We will pay all fees and expenses incurred in connection with the registration of the Shares, and we will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the Shares. The payments of such expenses and other costs will be deemed as income to the Selling Stockholder.

The Selling Stockholder may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors; or
•	through agents.

The Selling Stockholder may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

If required at the time of the offering of the Shares, a prospectus supplement will be distributed which will describe the method of distribution of the securities and the terms of the offering.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. The prospectus supplement will name any underwriter used in the offering.

The Selling Stockholder may sell the securities offered through this Reoffer Prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The Selling Stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

The Selling Stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between the Selling Stockholder and the underwriters, dealers and agents.

The Selling Stockholder and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the Selling Stockholder, and commissions paid, or any discounts or concessions allowed to any broker-dealer may be

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deemed to be underwriting commissions or discounts under the Securities Act. In addition, any Shares covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Reoffer Prospectus.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the Selling Stockholder and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. We will make copies of this Reoffer Prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this reoffer prospectus to each purchaser at or prior to the time of the sale.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

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LEGAL MATTERS

Crowell & Moring LLP, San Francisco, California, counsel to GigPeak, will issue a legal opinion concerning the validity of the securities offered hereby. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of GigPeak, Inc. (formerly GigOptix, Inc.) as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, incorporated in this Reoffer Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Magnum Semiconductor, Inc. as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, incorporated in Reoffer Prospectus by reference to GigPeak, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) filed with the SEC on May 27, 2016, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., independent accountants, given on the authority of said firm as experts in auditing and accounting.

The audited financial statements of Terasquare Co., Ltd. as of December 31, 2014 and for the year in the period ended December 31, 2014 incorporated in this prospectus by reference to the Current Report on Form 8-K/A Amendment No. 1 filed with the SEC on December 7, 2015, have been so incorporated in reliance on the report of Yeil Accounting Corporation, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov.

In addition, we maintain a website that contains information, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.gigpeak.com. Information contained on our website or that can be accessed through our website does not constitute a part of this Reoffer Prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this Reoffer Prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 14, 2016;
•	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 27, 2016, filed with the SEC on May 6, 2016;
•	our Current Reports on Form 8-K filed with the SEC on January 7, March 16, March 22, March 24, April 4, April 6 (as amended on May 27, 2016 in Amendment No. 1 filed on Form 8-K/A), April 18 and April 29, 2016;
•	our Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on December 7, 2015;
•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35520), filed with the SEC on April 23, 2012, as amended by that Amendment No. 1 on Form 8-A/A filed with the SEC on December 19, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating this description; and
•	the description of the terms, rights and provisions applicable to the Series A Junior Preferred Stock purchase rights contained in GigPeak Inc.’s Registration Statement No. 000-54572 on Form 8-A, filed with the SEC on December 22, 2011, as amended by Amendment No. 1 to Registration Statement No. 000-54572 on Form 8-A/A, filed with the SEC on December 19, 2014.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this Reoffer Prospectus and deemed to be part of this Reoffer Prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this Reoffer Prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this Reoffer Prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Reoffer Prospectus incorporates. You should direct written requests to: GigPeak, Inc., 130 Baytech Drive, San Jose, California 95134, Attn: Investor Relations, or you may call us at (408) 522-3100.

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Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Cowen and Company	Raymond James	Needham & Company

June   , 2016